As filed with the Securities and Exchange Commission on November 3, 2021

Registration No. 333-260017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SensaSure Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	5047	87-2406468
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

505 Park Avenue 4th Floor New York, New York 10022 (347) 325-4677 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael Doron

Chairman of the Board

SensaSure Technologies, Inc.

505 Park Avenue, 4th Floor

New York, New York 10022

(347) 325-4677

(Name, Address, Including Zip Code, and Telephone Number, Including Area
Code, of Agent for Service)

Copies to: Mitchell S. Nussbaum Loeb & Loeb, LLP 345 Park Avenue New York, New York 10154 (212) 407-4159

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large-accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large-accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-accelerated filer	☐	Accelerated filer	☐
Non-Accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Amount Of Registration Fee
Common Stock, par value $0.01 per share	14,266,805	$0.10	$132.25	(2)

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

(2)	Previously paid

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 3, 2021

14,266,805 Shares

SENSASURE TECHNOLOGIES INC.

Common Stock

This prospectus relates to the resale or other disposition, from time to time, of up to 14,266,805 shares of common stock, par value $0.01 per share (the “Common Stock”), of SENSASURE TECHNOLOGIES INC., by the selling stockholders set forth in the Selling Stockholder table on page 58. We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale or other disposition of shares by the selling stockholders.

The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or other disposition of the shares. We will pay the expenses of registering these shares.

The shares were issued to the selling stockholders in private placement transactions, which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”). Additional information about the private placements is provided in the section entitled “Description of Private Placements” in this Prospectus.

Our Common Stock is presently not traded on any market or securities exchange. We have elected to file a registration statement with the United States Securities and Exchange Commission (“SEC”), of which this prospectus forms a part, and will seek listing and quotation of our Common Stock on the OTC Markets.

The selling stockholders may sell or otherwise dispose of the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” Until our Common Stock is traded on a national exchange or the OTC Markets, if ever, the price reflected in this prospectus of $0.10 per share is the initial offering price of the shares upon the effectiveness of this prospectus. The prices at which the selling stockholders may sell the shares of our Common Stock will be determined by the prevailing market price for the shares or in negotiated transactions and may not reflect the initial offering price. We cannot make any prediction at what price range our shares will trade. Information regarding the selling stockholders and the time and manner in which they may offer and sell the Shares under this prospectus is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus.

We have not engaged the services of an underwriter or placement agent in connection with this offering. We are an emerging growth company under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our common stock involves a high degree of risk. See “RISK FACTORS’’ beginning on page 13.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is            , 2021

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may provide you. The selling stockholders are offering to sell shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

This prospectus includes industry and market data that we obtained from periodic industry publications, third-party studies and surveys, filings of public companies in our industry. These sources may include government and industry sources. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this prospectus, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. In addition, we do not know all the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein.

Until ___________________, 2021 (25 days after the date of this prospectus), all dealers that buy, sell, or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and the notes to those statements. Except as otherwise indicated herein or as the context otherwise requires, “SensaSure Technologies,” “SensaSure Technologies, Inc.,” the “Company,” “we,” “us” and “our” refer to SensaSure Technologies, Inc.

Company Overview

SensaSure is a medical technology or “MedTech”, company supplying a simple device and validated method to collect a breath sample for lab-based analysis. Exhaled breath contains aerosols which originate from the lungs and blood. These aerosols contain revealing information for analytics, diagnostics, and therapeutics. SensaSure’s patented method is called Exa-Breath (EB) and it can collect, extract, detect and identify non-volatile compounds present in every exhaled breath by utilizing existing lab-based testing infrastructure and procedures. EB is applicable in toxicology, pharmacology, and clinical biochemistry. Our EB device has not received any approval from a government agency in the European Union nor from the U.S. Food and Drug Administration (“FDA”). We can provide no assurance that any government regulatory body will clear our EB device for commercial use.

We believe that EB enhances the overall user experience in a wide range of applications and markets such as workplace drug testing, anti-doping in sport, law enforcement, e-health, and telemedicine. In the case of anti-doping, EB immediately and substantially reduces the time, cost, and overall burden that drug programs place on athletes, other participants, and the wider stakeholders such as leagues and associations. EB significantly improves the user experience for both donors and collectors during sample collection process.

Drug control programs represent significant market segments due to the necessity of testing in most sports, industries, law enforcement agencies, ministries, police forces, criminal justice systems and by many employers for the insurance industry.

We believe that our business model will follow a methodology to try to reduce risks, including transfering the manufacturing costs to third parties to reduce capital investment which we hope will provide relatively higher margin business based upon our EB collection device to improve user acceptability and analytical credibility in areas such as anti-doping in sport. We expect that this will increase the credibility and perceived value of doping control programs resulting in a stronger deterrence factor and better protection for the integrity of sport.

The global device market in drug testing is estimated to be nearly $4.5 billion in 2020 and is estimated to reach $10 billion by 2025 (According to BCC Research, Drug Testing Market Report 2019). The estimates provided here are based on varying estimates from research companies and actual numbers may vary significantly. While there are several basic types of drug tests, the most common method is urine testing. We believe that our EB method is superior in user-experience, reliability, and validity.

Current Challenges

The current challenges facing the drug testing industry are many and varied. Increasing the overall effectiveness and accuracy of drug control program remains a priority. However, reducing the burden imposed upon participants in terms of time, cost, inconvenience, and intrusiveness are also important.

Our intent is to significantly improve the user experience for donors and collectors during the sample collection process as well as simplify and reduce the costs of sample preparation, packaging, and transportation to the labs. The EB method can lead to improved overall detection accuracy thus reducing the incidence of false positives and avoid legal outcomes.

Our EB device is quicker to use and provides more predictable sample collection times to enable more samples to be planned and collected. The EB device can enable new sample collection formats and work patterns (i.e., youth testing, remote collection, and monitoring by video). We believe our EB device can fulfil the unmet analytical need for a recent cannabis use and impairment test. The EB device provides a solution platform that is flexible and responsive in a wide range of applications.

Our Solution

We are in an omics revolution, and breathomics is anticipated to offer one of the most significant opportunities to enhance healthcare outcomes. SensaSure owns what we believe is the lowest cost, data-proven and transformative breath-based technology. EB has the potential to:

1.	ensure cleaner sports competition

2.	help to make schools, roads, and workplaces safer

3.	facilitate the detection and diagnosis of diseases earlier.

Exhaled breath contains aerosols which originate from lungs and blood. These aerosols contain revealing information for diagnostics, therapeutics, and analytics. SensaSure owns the core IP for the design of a collection device as well as the validated methodology to collect, extract and, detect and identify the non-volatile substances present within these aerosols using a simple electret-based filter technology. This technology called Exa-Breath (EB) is intended to offer a credible alternative to blood, urine and oral fluid collection processes in many situations because it is significantly more convenient, reliable, stable, and less costly.

SensaSures’ testing methodology is a non-invasive way to collect specimens in breath, for disease detection, exposure monitoring, and drug metabolism. We believe that SensaSures’ core technology will be a major asset for medical research, healthcare, law enforcement, workplace drug testing and professional sports organizations.

Our Products and Ongoing Development

The different methods of biological sample collection for drug testing are diversified and can be expensive. The EB device was developed to fill the void of a one sample collection fits all needs. The validity data for our device has been collected by universities and hospitals which provides us with independent research some of which has been published in journals related to drug testing. Our EB device has four main characteristics:

●	breath offers a new lower cost and non-invasive sampling methodology.

●	it is an extremely sensitive, accurate and confirmatory, back-to-lab based technique, which has been developed into a complete end-to-end analytical platform for use in toxicology, pharmacology and clinical biochemistry that can provide improvements to analyses, diagnostics, and therapies. Independent studies confirm our approach for a back-to-lab technique.

●	EB can detect a wide range of exogenous substances, such as drugs of abuse (narcotics), therapeutic drugs (antibiotics) and performance enhancing drugs used in sports (stimulants) as well as many other compounds.

●	EB can detect a wide range of endogenous substances associated with the study of metabolomics and the determination of biomarkers. These may be used to provide health monitoring and diagnostics support. This makes it a useful and effective tool for breathomics and biomarker discovery. This includes the detection of SARS-CoV-2 RNA in breath using PCR type analysis.

Since 2010, we have indirectly participated in more than 30 studies/trials worldwide with an additional 20 or more ongoing across a range of application specific areas. So far 80 substances have been detected across 25 categories using a commercial grade electrostatic filter membrane. A great amount of work and effort has been performed in the field of drug testing and anti-doping through collaborative partnerships with key industry players. Further work is planned to gather and increase the scope of the patent portfolio for the device, system, and method, which currently has over 100 granted patents across four main patent families. Our area of interest has been expanded to include more projects in the field of biomarker discovery.

While we believe that, from a technological and/or medical perspective, there are no material disadvantages to the use of our product in comparison to other commercially available alternative products. Our product is relatively new, and we currently have limited commercialization, sales and marketing experience. Our product will compete against alternative products that are well-established and are widely accepted. Many of our competitors are large, well-capitalized companies with significantly greater market share and resources than we have. Our success will depend in part on our ability to increase adoption of our product, expand existing relationships with our potential customers, obtain regulatory clearances or approvals for our product, where necessary. We cannot provide any assurance that our EB device will receive any regulatory approvals to sell the product commercially.

Why Exa-Breath?

We believe that Exa-Breath is Safe - Simple - Effective

●	EB testing is suitable for drug testing such as anti-doping in sport.

●	EB is a quick, easy, and non-intrusive collection process.

●	EB is a one-time-use device to avoid cross contamination.

●	EB may be a less expensive to collect than other matrices.

●	Unlike urine, the detection window of EB closely mimics that of blood so EB may be a better indication of recent use, which is likely to cause impairment (driving) or enhancement (sport).

Based upon our research, we believe that the statements we have made above are accurate. It will be up to regulatory agencies such as the FDA that will conduct an analysis regarding the accuracy of these statements. There is no assurance that any regulatory body will approve or clear our EB device for use.

Our Growth Strategy

Our mission is to provide a safe, effective, low cost, and easy-to-use device to support and improve outcomes for drug testing and health monitoring. We believe the following strategies will advance our mission and will contribute to our future success and growth.

●	Expand strategic partnership engagements.

●	Advance our EB device as a common method for collection of samples for drug testing and health monitoring.

●	Grow our specialized sales force across geographies to foster deeper relationships with partners, third party vendors and drive revenue growth.

●	Execute on our business model to expand and build an application specific EB device for the collection of samples for different applications and market sectors.

●	Leverage our EB Technology to develop new products that satisfy significant unmet testing needs such as biomarker discovery and SARS-CoV-2 testing.

●

Drive profitability by scaling our business operations to achieve cost and production efficiencies.

At the present time any partnership that we have regarding the study of our device is on a study by study basis.  We do not have any specific relationships that require us to perform any of the functions that are being performed by the independent research organization. As we move forward we will work to develop strategic relationships that will be beneficial to both parties.  We provide the number of units requested by the research organization and bill them for the same. We do not provide any services during the clinical or pre-clinical study.

Risks Associated With Our Business

Our business is subject to numerous risks, as more fully described in the section titled “Risk Factors” immediately following this prospectus summary. You should read these risks before you invest in our common stock. In particular, risks associated with our business include, but are not limited to, the following:

●	We have a history of net losses, and we expect to continue to incur losses for the foreseeable future. If we ever achieve profitability, we may not be able to sustain it.

●	Our EB device is only sold for research purposes to gather validation data and is not yet approved or cleared for use in the United States or elsewhere. Validation data is necessary for users to have confidence that the EB device can provide reliability over time. As we currently have limited commercialization, sales, or marketing experience, if we are unable to obtain regulatory approvals and establish effective production, sales and marketing capabilities or if we are unable to enter into agreements with third parties to commercialize our products, we may not be able to effectively generate product revenue, sustain revenue growth, profits or cash flow, or compete effectively.

●	Our success depends solely on our EB Technology. If we are unable to obtain governmental approvals and successfully produce, market and sell products incorporating our EB Technology, our business prospects will be significantly harmed, and we may be unable to achieve revenue growth.

●	We currently use a third-party to manufacture our EB device and we sell a product used in a limited number of instances, which could negatively affect our operations and financial condition. Our sales are made to research organizations and are not sold to the open market. To obtain the validation data necessary to support the filing of applications with appropriate authorities where we hope to sell a commercialized product it is necessary for us to have third party independence provide the data that will be reviewed by the FDA and other regulatory bodies

●	For our company to thrive, we must lead and benefit from a shift in thinking about the role of EB in our core areas.

●	The continuing development of our products depends upon our developing and maintaining strong working relationships with third parties.

●	Insurance reimbursement may not be available for our products, which could diminish our sales or affect our ability to sell our products profitably.

●	If we fail to comply with U.S. federal and state medical fraud and abuse and other laws and regulations, including those relating to kickbacks and false claims for reimbursement, we could face substantial penalties and our business operations and financial condition could be adversely affected.

●	If we are unable to obtain and maintain patent or other intellectual property protection for our products, or if the scope of the patent and other intellectual property protection obtained is not sufficiently broad, our competitors could develop and commercialize products and technology similar or identical to ours, and our ability to successfully commercialize any products we may develop, and our technology, may be adversely affected.

●	Regulatory compliance is expensive, complex, and uncertain, and a failure to comply could lead to enforcement actions against us and other negative consequences for our business.

●	Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or our guidance.

●	We currently do not produce our EB devices, nor do we have a current manufacturing agreement with any supplier.

Corporate Information

We were incorporated on September 9, 2020, as a Nevada corporation under the name SensaSure Technologies, Inc. Our principal executive mail office is located at 505 Park Avenue, 4th Floor, New York, New York 10022, and our telephone number is (347) 325-4677. Our website address www.sensasure.com is currently under construction. The information on, or that can be accessed through our website is not a part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our right or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act,” and any reference herein to “emerging growth company” has the meaning ascribed to it in the JOBS Act.

An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the U.S. Securities and Exchange Commission (the “SEC”). As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

THE OFFERING

Common stock offered by us	0 shares.
Common stock offered that may be offered by selling shareholders	14,266,805 shares.
Common stock to be outstanding immediately after this offering	47,295,183 shares
Proposed OTC trading symbol
Use of proceeds	We will not receive any of the net proceeds from this offering.
Risk factors	Investing in our common stock involves a high degree of risk. You should read the section titled “Risk Factors” in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

DESCRIPTION OF PRIVATE PLACEMENT

Since January 1, 2018, we have entered into Subscription Agreements with the investors who are identified as a part of the Selling Stockholders herein, relating to a private placement of our common stock. Pursuant to the terms of the Subscription Agreements, we sold to the investors an aggregate of 12,200,000 shares of our common stock for an aggregate price of $793,000 representing a price of $.065 per share. The private placement closed April 30, 2021. No underwriters were involved in the foregoing sales of securities. The securities were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Regulation S, Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required.

This description of the Subscription Agreements is not complete and is qualified in its entirety by reference to the form of the Subscription Agreement which has been filed as an exhibit to the registration statement of which this prospectus is a part. The representations, warranties and covenants made by us in the Subscription Agreements were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

SUMMARY FINANCIAL DATA

The following table summarizes our financial data. We have derived the summary statements of operations data for the years ended April 30, 2021 and 2020 from our audited consolidated financial statements included elsewhere in this prospectus. We have derived our balance sheet data from our audited consolidated financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary consolidated financial data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Note	2021	2020
		US$	US$
Revenue	3	12,572	13,315

Expenses
General and administrative expense	9	(762,612)	(174,720)
Research and development expense	3	(120,038)	(100,400)
Total operating expenses		(882,650)	(275,120)
Operating loss		(870,078)	(261,805)

Finance costs		(24,673)	(13,725)
Other income (expenses), net		(1,565)	(1,063)
Net loss for the year		(896,316)	(276,593)
Less: net loss attributable to non-controlling interests		105,642	74,449
Net loss attributable to the company		(790,674)	(202,144)

Loss per share, basic and diluted		(0.05)	(0.02)

Weighted average number of common shares outstanding		15,792,612	12,439,479

See effect of reverse capitalization (Note 1)

1.	DESCRIPTION OF BUSINESS

SensaSure Technologies, Inc. (“SensaSure” or “Company”) was incorporated on September 8, 2020 under the laws of the State of Nevada with an authorized share capital of 250,000,000 common shares, 5,000,000 of Class A and 5,000,000 Class B preferred shares. The Company did not issue any number of common shares, Class A and Class B preferred shares before December 21, 2020.

Sensa Bues AB (“Sensa Bues AB”) was incorporated in the Kingdom of Sweden in November 2009. Sensa Bues AB owns the core intellectual properties for the design of sample collection devices and the validated methodologies to collect, extract and detect the non-volatile substances presented within aerosols in exhaled breath. These aerosols, which originate from the lungs and blood, are captured using electret-based filter technologies.  This non-invasive breath-based biological sample collection and testing methodology is called Exa-Breath (“EB”) technology.

Sensa Bues AB performs medical device design and research focusing on developing and commercializing EB for disease detection, exposure monitoring, and drug metabolism.

On December 21, 2020, the Company completed a reverse recapitalization via a share exchange agreement with Sensa Bues AB and the shareholders who owned 270,339 common shares that represented 72.82% of the total issued and outstanding common shares in Sensa Bues AB. Under the share exchange agreement, the shareholders of Sensa Bues AB, agreed to exchange their shares of Sensa Bues AB for common shares of SensaSure at an exchange ratio of approximate 1:49.99. Pursuant to the share exchange transactions (see share exchange agreement noted above), SensaSure issued a total of 13,515,183 common shares and the then-shareholders of Sensa Bues AB hold their ownership of Sensa Bues AB through SensaSure (Note 9 (b)). Upon completion of the share exchange transaction, SensaSure became the controlling shareholder that owned 74.82% the total issued and outstanding common shares in Sensa Bues AB and parent company of Sensa Bues AB (“Subsidiary”). No goodwill or other intangible assets were recorded during the reverse capitalization. The historical financial statements of Sensa Bues AB became the historical financial statements of the combined entities that are disclosed in registrant’s future periodic reports to be filed with the Securities and Exchange Commission (“SEC”). As noted earlier, this transaction has been accounted for reverse acquisition, the operating results included in this discussion reflect the historical operating results of Sensa Bues AB prior to the reverse capitalization transaction.

During April 2021, the Company increased its ownership interest in Sensa Bues AB pursuant to private placements completed by Sensa Bues AB where 277,296 common shares and 93,032 common shares were issued to the Company and noncontrolling interests respectively. (Note 9 (b) (c)).

On April 30, 2021, the Company owned 74% (73% - 2020) of the total issued and outstanding common shares in Sensa Bues AB (Note 9 (c)).

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Revenue Recognition

The Company adopted Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers” (“ASC 606”) on May 1, 2018. In accordance with ASC 606, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services by applying the core principles – 1) identify the contract with a customer, 2) identify the performance obligations in the contract, 3) determine the transaction price, 4) allocate the transaction price to performance obligations in the contract, and 5) recognize revenue as performance obligations are satisfied.

The Company sells devices with collection mechanism for biological samples based upon exhaled breath. Revenue is recognized upon delivery of devices (at a point in time). In order to recognize revenue, management considers whether or not the following criteria are met: persuasive evidence of a commercial arrangement exists, price is fixed and determinable and collectability is reasonably assured and delivery has occurred.

(b)	Cash and restricted cash held in trust

Cash includes cash on hand and balances with banks. Restricted cash includes proceeds from private placements completed by the Company during year ended April 30, 2021 that are held in an escrow account. As per the share subscription agreements from January to April 2021, and the Escrow Agreement dated January 26, 2021, restricted cash can only be used for expenses related to listing process and for professional expenses of the first eighteen months’ statutory filings from the date the Company successfully completes the listing process.

(c)	Non-controlling interests

The non-controlling interests represent the portion of the equity (net assets) in the subsidiary not directly or indirectly attributable to the Company. Non-controlling interests are presented as a separate component of equity on the consolidated balance sheets, statements of loss, statements of comprehensive loss and statements of stockholders’ deficiency attributed to controlling and non-controlling interests.

(d)	Critical management judgment and use of estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas involving significant estimates and assumptions include: deferred income tax assets and related valuation allowance, accruals, stock options, principles of consolidation and reverse recapitalization and assumptions used in the going concern assessment. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

(e)	Accounts receivable

Accounts receivable consists of amounts due to the Company from research institutions. Accounts receivable is reported on the balance sheets net of an estimated allowance for doubtful accounts. The Company establishes an allowance for doubtful accounts for estimated uncollectible receivables based on historical experience, assessment of specific risk, review of outstanding invoices, and various assumptions and estimates that are believed to be reasonable under the circumstances, and recognizes the provision as a component of selling, general and administrative expenses. Uncollectible accounts are written off against the allowance after appropriate collection efforts have been exhausted and when it is deemed that a balance is uncollectible.

(f)	Research and development

Research and development and patent related expenses are charged to operations as incurred.

(g)	Stock based compensation

The Company accounts for share-based payments in accordance with the provision of ASC 718, which requires that all share-based payments issued to acquire and compensate for goods or services received, including grants of employee shares, be recognized in the statement of loss based on their fair values, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Compensation expense related to share-based awards is recognized over the requisite service period, which is generally the vesting period.

The Company accounts for stock-based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable. The Company issues compensatory shares for services including, but not limited to, executive, management, operations, corporate communication, finance and administrative consulting services.

(h)	Foreign Currency Translation

The functional currency of the Company’s Swedish-based subsidiary is the Swedish Krona (“SEK”) and the US-based parent is the U.S. dollar (“USD”). Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities are translated using the historical rate on the date of the transaction. All exchange gains or losses arising from translation of these foreign currency transactions are included in net loss for the reporting period. In translating the financial statements of the Company’s Swedish subsidiary from their functional currency into the Company’s reporting currency of USD, balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using an average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in accumulated other comprehensive loss in equity. The Company has not, to the date of these consolidated financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

(i)	Fair Value of financial instruments

The Company’s financial instruments consist primarily of cash and restricted cash held in trust, accounts receivable, subscription receivable, other receivables, accounts payable and accrued liabilities, demand loans, loans from related parties, amounts due to related parties. The carrying amounts of these balances approximate their fair values due to the short-term maturities of these instruments. The carrying value of long term payable to a related party approximates its fair values due to current market rate on such debt.

ASC 820 defines fair value, establishes a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

●	Level 1 – Valuation based on quoted market prices in active markets for identical assets or liabilities.

●	Level 2 – Valuation based on quoted market prices for similar assets and liabilities in active markets.

●	Level 3 – Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments or interest rates that are comparable to market rates. These financial instruments include cash and restricted cash held in trust, accounts receivable, subscription receivable, other receivables, accounts payable and accrued liabilities, demand loans, loans from related parties, amounts due to related parties and long term payable to a related party. The Company’s cash and restricted cash held in trust, which are carried at fair values, is classified as a Level 1. The Company’s bank accounts are maintained with financial institutions of reputable credit, therefore, bear minimal credit risk.

(j)	Income Taxes

Income taxes are computed under the asset and liability method reflecting both current and deferred taxes, which reflect the tax impact of all events included in the financial statements. The balance sheet approach (i) reflects a current tax liability or asset recognized for estimated taxes payable or refundable on tax returns for the current and prior years, (ii) reflects a deferred tax liability or asset recognized for the estimated future tax effects attributable to temporary differences and carry forwards, (iii) measures current and deferred tax liabilities and assets using the enacted tax rate of which the effects of future changes in tax laws or rates are not anticipated, and (iv) reduces deferred tax assets, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. The Company recognizes deferred tax assets only to the extent that management concludes these assets are more-likely-than-not to be realized. Significant judgement is required in assessing and estimating the more-likely-than-not tax consequences of the events included in the financial statements. Management considers all available positive and negative evidence, including future reversals of existing temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. Eos records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (i) management determines whether it is more likely- than-not that the tax position will be sustained on the technical merits of the position and (ii) for those tax positions that meet the more likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

(k)	Loss per share

The Company has adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 260-10 which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings (loss) per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflect the potential dilution of securities that could share in the earnings of an entity. Diluted earnings per share exclude all potentially dilutive shares if their effect is anti-dilutive. There were no potentially dilutive shares outstanding as at April 30, 2021 and 2020.

(l)	Operating Segments

Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. All revenues are currently earned in Sweden and significantly all of the assets of the Company are used for the Company’s medical device design and research and distribution activities that is carried out in Sweden. The Company has one reportable segment and operating segment: Medical device design and research and distribution.

(m)	Recently issued accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326) - Measurement of Credit Losses on Financial Instruments.” This pronouncement, along with subsequent ASUs issued to clarify provisions of ASU 2016-13, changes the impairment model for most financial assets and will require the use of an “expected loss” model for instruments measured at amortized cost. Under this model, entities will be required to estimate the lifetime expected credit loss on such instruments and record an allowance to offset the amortized cost basis of the financial asset, resulting in a net presentation of the amount expected to be collected on the financial asset. In developing the estimate for lifetime expected credit loss, entities must incorporate historical experience, current conditions, and reasonable and supportable forecasts. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. On November 19, 2019, the FASB issued ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), finalized various effective date delays for private companies, not-for-profit organizations, and certain smaller reporting companies applying the credit losses (CECL), the revised effective date is January 2023.

In July 2019, the FASB issued ASU 2019-07, Codification Updates to SEC Sections. This ASU amends various SEC paragraphs pursuant to the issuance of SEC Final Rule Releases No. 33-10532, Disclosure Update and Simplification, and Nos. 33-10231 and 33-10442, Investment Company Reporting Modernization. One of the changes in the ASU requires a presentation of changes in stockholders’ equity in the form of a reconciliation, either as a separate financial statement or in the notes to the financial statements, for the current and comparative year-to-date interim periods. The Company presented changes in stockholders’ equity as separate financial statements for the current and comparative year-to-date interim periods beginning on April 1, 2019. The additional elements of the ASU did not have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company is currently evaluating the impacts of the provisions of ASU 2019-12 on its financial condition, results of operations, and cash flows.

In March 2020, the FASB issued ASU No. 2030-20 Codification Improvements to Financial Instruments, An Amendment of the FASB Accounting Standards Codification: a)in ASU No. 2016-01, b) in Subtopic 820-10, c) for depository and lending institutions clarification in disclosure requirements, d) in Subtopic 470-50, e) in Subtopic 820-10, f) Interaction of Topic 842 and Topic 326, g) Interaction of the guidance in Topic 326 and Subtopic 860-20.The amendments in this Update represent changes to clarify or improve the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. For public business entities updates under the following paragraphs: a), b), d) and e) are effective upon issuance of this final update. The effective date for c) is for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company has adopted this ASU for the year ended April 30, 2021.

In April 2021, The FASB issued ASU 2021-04 to codify the final consensus reached by the Emerging Issues Task Force (EITF) on how an issuer should account for modifications made to equity-classified written call options (hereafter referred to as a warrant to purchase the issuer’s common stock). The guidance in the ASU requires the issuer to treat a modification of an equity-classified warrant that does not cause the warrant to become liability-classified as an exchange of the original warrant for a new warrant. This guidance applies whether the modification is structured as an amendment to the terms and conditions of the warrant or as termination of the original warrant and issuance of a new warrant. The Company does not expect that the new guidance will significantly impact its consolidated financial statements.

9.       STOCKHOLDERS’ DEFICIENCY

(a)	Authorized and Issued Stock

As at April 30, 2021, the Company is authorized to issue 250,000,000 (April 30, 2020 – 250,000,000) shares of common stock ($0.01 par value).

As at April 30, 2021, the Company is authorized to issue 5,000,000 (April 30, 2020 – 5,000,000) shares of Class A preferred stock ($0.001 par value). Class A preferred stock has a conversion rate of 1 to 1,000 common shares and such conversion can occur subject to various performance condition, service conditions and lock up period that will vary for each of the issuances. When conversion is available it shall be at the discretion of the preferred shareholder. Sale of the converted shares shall not occur until sixty (60) months after a NASDAQ listing. There shall be no dividend rights assigned to the Class B preferred shares. There shall be no registration rights attached to the converted shares. Voting rights per share are 1,000.

As at April 30, 2021, the Company is authorized to issue 5,000,000 (April 30, 2020 – 5,000,000) shares of Class B preferred stock ($0.001 par value). Class B preferred stock has a conversion rate of 1 to 1,000 common shares and such conversion can occur subject to various performance condition, service conditions and lock up period that will vary for each of the issuances. There shall be no dividend rights assigned to the Class B preferred shares. There shall be no registration rights attached to the converted shares. Vested common shares may become free trading when certain conditions are met.

Each consultant to be advised of their specific conditions that must be met. Voting rights per share are equal to 1,000 common votes for each preferred share.

At April 30, 2021, common shares issued and outstanding totaled 47,295,183 (2020 – 13,015,248) shares (Note 9 (b)).

At April 30, 2021, there were 24,371 Class A shares of Preferred Stock that were issued and outstanding (2020 – NIL) (Note 9 (b)).

At April 30, 2021, there were 31,500 Class B shares of Preferred Stock that were issued and outstanding (2020 – NIL) (Note 9 (b)).

(b)	Share issuance

Share issuance during the year ended April 30, 2020

During the year ended April 30, 2020, Sensa Bues AB, via a private placement for proceeds of $165,920, issued 15,130 common shares to SensaSure (Note 9 (c)). SensaSure’s common stock has been adjusted retrospectively to give effect for the exchange ratio upon the issuance and resulted in an issuance of 756,401 shares of common stock of SensaSure. Two directors of Sensa Bues AB participated in the private placement converted loan balances in amount of $60,936 (SEK 600,000) into 6,250 common shares of Sensa Bues AB (Note 8 (b)) and resulted in net proceeds of $104,353. The total consideration received was reflected as an increase in common stock in amount of $7,564 and additional paid-in capital in amount of $157,276 respectively.

During the year ended April 30, 2020, Sensa Bues AB, via several private placements for proceeds of $17,471, issued 1,283 common shares (Note 9 (c)) to noncontrolling interests. The proceeds were reflected as an increase of $17,471 in noncontrolling interests.

Share issuance during the year ended April 30, 2021

During the year ended April 30, 2021, Sensa Bues AB, via a private placement for proceeds of $99,643, issued 10,000 common shares to SensaSure. SensaSure’s common stock has been adjusted retroactively to give effect for the exchange ratio upon the issuance and resulted in issuance of 499,935 shares of common stock of SensaSure. The proceeds received was reflected as an increase in common stock in amount of $4,999 and additional paid-in capital in amount of $94,644 respectively.

On December 21, 2020, the Company completed a reverse recapitalization via a share exchange agreement with Sensa Bues AB and the shareholders who owned 270,339 common shares that represented 72.82% of the total issued and outstanding common shares in Sensa Bues AB. Under the share exchange agreement, the shareholders of Sensa Bues AB, agreed to exchange their shares of Sensa Bues AB for common shares of SensaSure at an exchange ratio of approximate 1:49.99. Pursuant to the share exchange transactions (see share exchange agreement noted above), SensaSure issued a total of 13,515,183 common shares and the then-shareholders of Sensa Bues AB hold their ownership of Sensa Bues AB through SensaSure. (Note 1). Shareholders agreed that from the Effective Date of share exchange agreement the Shareholders shall have up to 0 shares to sell when a trading market begins on the OTC Markets. Eighteen (18) months after the initial listing date of the shares on the NASDAQ Market, the Shareholder shall have 0 shares available to sell. Twenty-four (24) months after the initial listing date of the shares on the NASDAQ Market, the Shareholders shall have 0 shares available to sell. Any remaining shares held by the Shareholders may be sold subject to Rule 144 trading requirements and Officer/Director restrictions, if applicable. The Shareholders will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any of the Securities or any securities convertible into, exercisable or exchangeable for or that represent the right to receive shares of Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise; Shareholders further agreed that any sale of the Securities for twelve months following the end of the Lock Up Period shall be subject to the volume restrictions of Rule 144.

During the year ended April 30, 2021, Sensa Bues AB, via several private placements for proceeds of $27,671, issued 93,032 common shares to noncontrolling interests (Note 9 (c)). The proceeds were reflected as an increase of $27,671 in noncontrolling interests.

During the year ended April 30, 2021, SensaSure acquired an additional 267,296 common shares (Note 9 (c)) of Sensa Bues AB for cash consideration of $80,800. The additional investment in Sensa Bues AB and the corresponding increase in Sensa Bues AB’ share capital was eliminated upon consolidation and had no cash flow impact.

During the year ended April 30, 2021, SensaSure, via several private placements with proceeds of $793,000 for 12,200,000 restricted common shares, issued 11,780,000 common shares. The proceeds received was reflected as an increase in common stock in amount of $117,800 and additional paid-in capital in amount of $647,900 respectively. The Company recognized a subscription receivable in amount of $27,300 as well as shares to be issued at April 30, 2021. The number of shares to be issued was 420,000. The Company received the subscription proceeds subsequently to year end and issued 420,000 common shares accordingly (Note 4 and Note 11). The subscribers entered into lock up agreement pursuant to which (1) The Shareholders shall 1,715,800 of the shares subscribed to sell when a trading market begins on the OTC Markets; (ii) The Shareholders shall have 5,346,000 of their remaining shares available to sell Six (6) months after the initial listing date of the shares on the NASDAQ Market; (iii) The Shareholders shall have their remaining shares for trading Eighteen (18) months after the initial listing date of the shares on the NASDAQ Market; and (iv) In the event the stock does not begin trading on the NASDAQ Market within a period of Thirty-Six (36) months after the execution of the Share Exchange Agreement, the Shareholders shall have up to Thirty Percent (30%) of their remaining shares available to sell after the initial listing date of the shares on the OTC Market. The balance of the Shareholder’s shares shall be available for trading Sixty (60) months after the initial listing date of the shares on the OTC Market (the “Lock Up Period”).

During the year ended April 30, 2021, SensaSure issued 22,000,000 common shares to directors of the Company for director services that starts from May 1, 2021 to April 30, 2026. If a director fails to complete the term of his responsibility the unearned portion of the shares shall be returned to the treasury stock of the Company. The fair value of the shares issued, in amount of $502,614, was determined by allocating the Enterprise Equity Value on a fully-diluted basis. The fair value will be recorded as an expense as well as an increase in Common Stock and additional paid-in capital over the service period.

During the year ended April 30, 2021, SensaSure issued 24,371 Class A Preferred Stock to directors of the Company for services provided. The fair value of the shares issued, in amount of $360,795, was determined based on the common stock fair value and factoring in the conversion rights which are subject to performance condition. Estimates of the timing and successful completion of the performance conditions were made by management. The fair value of the shares issued was recorded as share-based compensation and included in general and administrative expenses with a credit of $24 and $360,771 in Class A Preferred Stock and additional paid-in capital respectively.

During the year ended April 30, 2021, SensaSure issued 31,500 Class B Preferred Stock to directors of the Company for services to be provided. The fair value of the shares issued, in amount of $502,952, was determined based on the common stock fair value and factoring in the conversion rights which are subject to performance conditions. Estimates of the timing and successful completion of the performance conditions were made by management. The fair value will be recorded as an expense as well as an increase in Class B Preferred Stock and additional paid-in capital upon satisfaction of the vesting conditions.

During the year ended April 30, 2021, the Company, Sensa Bues AB and a director of the Company reached an agreement to settle accounts payable in the amount of $326,337 by issuing options to purchase common shares of Sensa Bues AB with a guarantee of subscription of the Company’s common shares upon exercise of the option by the optionee (Note 2 and Note 5). The fair value of the stock option was determined by the fair value of the service provided by the director. The difference between the carrying amount of the liability settled and the fair value of options issued is nil. The term of the Agreement is for thirty-six months from March 31, 2021. The Company guaranteed that it shall purchase shares of the optionee during the term of the agreement based on the formula of 50 common shares of the Company for each one shares the optionee subscribed of Sensa Bues AB.

(c)	Noncontrolling interest

During the year ended April 30, 2020 and April 30, 2021, pursuant to private placements completed by Sensa Bues AB, the Company’s ownership interests and noncontrolling interests’ ownership in Sensa Bues AB changed as below:

	As At April 30, 2021	As At April 30, 2020	As At May 1, 2019
Ownership percentage
Common shareholders of the Company	74%	73%	72%
Noncontrolling interests	26%	27%	28%

	For the year ended April 30, 2021	For the year ended April 30, 2020
Net loss of Sensa Bues AB attributable to the Company	(300,649)	(202,144)
Transfer from noncontrolling interests
Increase in the Company’s accumulated deficit for Sensa Bues AB issuance of common shares to the Company and noncontrolling interests (Note 9 (b))	(34,524)	(32,265)
Change from net loss attributable to the Company and transfer from noncontrolling interests	(335,173)	(234,409)

(d)	Legal Reserves

Pursuant to the laws applicable to the Kingdom of Sweden, the Company must make appropriations to non-distributable reserve funds. The reserve requires appropriations of certain capitalized amount at each year-end. These reserves can only be used for specific purposes of enterprise expansion and are not distributable as cash dividends. The Company has appropriated $4,402 and $18,603 during the years ended April 30, 2021 and 2020.

The accompanying notes are an integral part of the consolidated financial statements.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as all the other information contained in this prospectus, including our financial statements and related notes, before investing in our common stock. While we believe that the risks and uncertainties described below are the material risks currently facing us, additional risks that we do not yet know of or that we currently think are immaterial may also arise and materially affect our business. If any of the following risks materialize, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all your investment.

Risks Related to Our Business and Products

We have a history of net losses, and we expect to continue to incur losses for the foreseeable future. If we ever achieve profitability, we may not be able to sustain it.

We have incurred losses since our inception and expect to continue to incur losses for the foreseeable future. We have reported net losses of $896,316 and $276,593 for the years ended April 30, 2021 and 2020, respectively. As a result of these losses, as of April 30, 2021, we had an total deficit of approximately $113,692. We expect to continue to incur significant sales and marketing, research and development, regulatory and other expenses as we expand our marketing efforts to increase adoption of our products, expand our customer base, obtain regulatory clearances or approvals for our planned or future products, conduct clinical trials on our existing and planned or future products and develop new products or add new features to our existing products. In addition, we expect our general and administrative expenses to increase following this offering due to the additional costs associated with being a public company. The net losses that we incur may fluctuate significantly from period to period. We will need to generate significant additional revenue to achieve and sustain profitability. Even if we achieve profitability, we cannot be sure that we will remain profitable for any substantial period of time.

Our success depends on our EB technology (our Exa-Breath Technology). If we are unable to successfully produce, market and sell products incorporating our EB Technology, our business prospects will be significantly harmed, and we may be unable to achieve revenue growth.

Our future financial success will depend substantially on our ability to effectively and profitably produce, market and sell our products incorporating our EB Technology. The commercial success of our product and any of our planned or future products will depend on a number of factors, including the following:

●	the actual and perceived effectiveness and reliability of our product, especially relative to alternative products;

●	the prevalence and severity of any adverse user events involving our products;

●	the results of usage of our product;

●	our ability to obtain regulatory approval to market our planned or future products for use in drug testing in the United States;

●	the availability, relative cost and perceived advantages and disadvantages of alternative technologies or collection methods by our product;

●	the degree to which our products are covered and receive adequate reimbursement from third-party payors, including governmental and private insurers;

●	the degree to which our product is accepted;

●	our ability to obtain, maintain, protect, and enforce our intellectual property rights in and to our EB Technology and our products that incorporate our EB Technology;

●	achieving and maintaining compliance with all regulatory requirements applicable to our products;

●	the extent to which we are successful in educating users about EB technology in general, and the benefits of our product;

●	the strength of our marketing and distribution infrastructure;

●	the effectiveness of our and our distributors’ marketing and sales efforts in the United States and abroad, including our efforts to build out our sales team;

●	the level of education and awareness among users concerning our product;

●	our reputation among third party users of our product;

●	our ability to continue to develop, validate and maintain a commercially viable manufacturing process that is compliant with current Good Manufacturing Practices (“cGMP”) and Quality Systems Regulations (“QSR”); and

●	whether we are required by the FDA or comparable non-U.S. regulatory authorities to get government approval for the use of our products.

If we fail to successfully market and sell our product, we will not be able to achieve profitability, which will have a material adverse effect on our business, financial condition, and results of operations. Our ability to grow our revenue in future periods will depend on our ability to successfully penetrate our target markets and increase sales of our product and any new product or product that we introduce, which will, in turn, depend in part on our success in growing our user base and driving increased use of our products. New products may also need to be approved or cleared by the FDA and comparable non-U.S. regulatory agencies to drive revenue growth. If we cannot achieve revenue growth, it could have a material adverse effect on our business, financial condition, and results of operations.

We currently third-party manufacture and sell a product that is used by a limited number of companies, which could negatively affect our operations and financial condition.

Currently, our product consists primarily of our EB device for sample collection by labs and research organizations in the European Union and in the United States. Therefore, we are dependent on limited market adoption of this product, and we will continue to be dependent on the success of this product for the foreseeable future. There can be no assurance that our product will gain a substantial degree of market acceptance among physicians, healthcare providers or other third-party users. Our failure to successfully increase sales of this product or any other event impeding our ability to sell this product would result in a material adverse effect on our business, financial condition, and results of operations.

For our company to thrive, we must lead and benefit from a shift in thinking about the role of exhaled breath as a sample collection device in drug detection.

The use of breath as a testing methodology for multiple chemical indications is a new concept. A shift in thinking in the method of collection of drug samples for testing is needed for the successful market acceptance of our product. We will need to educate users of our EB device about the safety, efficacy, necessity, and efficiency of our product. This will require educating them about the benefits of our technology. We believe that focusing on exhaled breath is a paradigm shift in the collection of samples because other methods of collection have not specifically focused on this source for sample collection. The failure of our marketing and executive teams to drive this shift in thinking among doctors, users, third-party payors, and regulators could adversely affect our ability to grow the business.

We currently have limited sales or marketing capabilities. If we are unable to establish effective sales and marketing capabilities or if we are unable to enter into agreements with third parties to commercialize our product, we may not be able to effectively generate product revenue, sustain revenue growth and compete effectively.

We currently have limited sales or marketing capabilities. Our sales were $12,572 and $13,315 for the years ended April 30, 2021 and 2020, respectively. Building the requisite sales, marketing or distribution capabilities will be expensive and time-consuming and will require significant attention from our leadership team to manage. Any failure or delay in the development of our sales, marketing or distribution capabilities would adversely impact the commercialization of our product. The competition for talented individuals experienced in selling and marketing medical device products is intense, and we cannot assure you that we can assemble or maintain an effective team. Additionally, we may choose to collaborate, either globally or on a territory-by-territory basis, with third parties on the commercialization of our product. If we are unable to enter into such arrangements on acceptable terms or at all, we may not be able to successfully commercialize our products.

We may expend our limited resources to pursue a particular product and fail to capitalize on products that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we focus on a specific product. As a result, we may forgo or delay pursuit of other opportunities with others that could have had greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Our spending on current and future research and development programs may not yield any commercially viable products. If we do not accurately evaluate the commercial potential or target market for a particular potential product, we may relinquish valuable rights to that potential product through future collaborations, licenses, and other similar arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such potential product.

In the future our product may become obsolete, which would negatively affect operations and financial condition.

The medical device industry is characterized by rapid and significant change. There can be no assurance that other companies will not succeed in developing or marketing devices and products that are more effective than our Exa-Breath (EB) device or that would render our EB device obsolete or noncompetitive. Additionally, new procedures for sample collection could be developed that replace or reduce the importance of our product. Accordingly, our success will depend in part on our ability to respond quickly to medical and other changes through the development and introduction of new products. Product development involves a high degree of risk, and there can be no assurance that our new product development efforts will result in any commercially successful products.

The commercial success of our product will depend upon attaining significant market acceptance of this product among physicians, healthcare payors and the medical community.

Our success will depend, in part, on the acceptance of our product as safe, useful and, with respect to providers, cost effective. We cannot predict how quickly, if at all, our product will be accepted or, if accepted, how frequently it will be used. Our product and planned or future products we may develop or market may never gain broad market acceptance among physicians and the medical community for some or all of our targeted usage. Healthcare providers must believe that our product offers benefits over alternative methods. The degree of market acceptance of our product will depend on a number of factors, including:

●	whether physicians and others in the medical community consider our product to be safe and cost effective;

●	the potential and perceived advantages of our product over alternative sample collection methods;

●	the possibility of any side effects associated with using our product;

●	product labeling or product insert requirements by the FDA or other non-US regulatory authorities;

●	limitations or warnings contained in the labeling cleared or approved by the FDA or other non-US authorities;

●	the convenience and ease of use of our product relative to alternative sample collection methods;

●	pricing pressure, including from group purchasing organizations (“GPOs”), seeking to obtain discounts on our product based on the collective buying power of the GPO members;

●	the availability of coverage and adequate reimbursement for the use of our product from third-party payors, including government authorities;

●	the willingness of users to pay out-of-pocket in the absence of coverage and adequate reimbursement by third-party payors, including government authorities;

●	the effectiveness of our sales and marketing efforts for our product

Even if our product achieves market acceptance, it may not maintain that market acceptance over time if competing products or technologies, which are more cost effective or received more favorably, are introduced. Failure to achieve or maintain market acceptance and/or market share would limit our ability to generate revenue and would have a material adverse effect on our business, financial condition, and results of operations.

The size of the market for our current and future products have not been established with precision and may be smaller than we estimate.

Our estimates of the annual total addressable markets for our current product and products under development are based on internal and third-party estimates, including, without limitation, the number of drug tests administered and the assumed prices at which we can sell our EB device for markets that have not been established. While we believe our assumptions and the data underlying our estimates are reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, our estimates of the annual total addressable market for our current or future products may prove to be incorrect. If the actual number of drug tests that would benefit from our product, the price at which we can sell our device, or the annual total addressable market for our product is smaller than we have estimated, it may impair our sales growth and have an adverse impact on our business.

We have limited commercial manufacturing experience and may experience development or manufacturing problems or delays in producing our product and planned or future products that could limit the potential growth of our revenue or increase our losses.

We have limited experience in commercially manufacturing our product and no experience manufacturing this product in the volume that we anticipate will be required if we achieve planned levels of commercial sales. The forecasts of demand we use to determine order quantities and lead times for components purchased from outside suppliers may be incorrect. Our failure to obtain required components or sub-assemblies when needed and at a reasonable cost would adversely affect our business. As a result, we may not be able to develop and implement efficient, low-cost manufacturing capabilities and processes that will enable us to manufacture our existing, planned, or future products in significant volumes, while meeting the legal, regulatory, quality, price, durability, engineering, design, and production standards required to market our products successfully.

We may encounter unforeseen situations in the manufacturing and assembly of our product that would result in delays or shortfalls in our production. For example, our production processes and assembly methods may have to change to accommodate any significant future expansion of our manufacturing capacity, which may increase our manufacturing costs, delay production of our products, reduce our product margin and adversely impact our business. Conversely, if demand for our products shifts such that a manufacturing facility is operated below its capacity for an extended period, we may adjust our manufacturing operations to reduce fixed costs, which could lead to uncertainty and delays in manufacturing times and quality during any transition period.

If our manufacturing activities are adversely impacted or if we are otherwise unable to keep up with demand for our products by successfully manufacturing, assembling, testing, and shipping our products in a timely manner, our revenue could be impaired, market acceptance for our product could be adversely affected and our customers might instead purchase our competitors’ products, which would have a material adverse effect on our business, financial condition, and results of operations.

We may be unable to compete successfully with larger companies in our highly competitive industry.

There are numerous sample collection methods. Many of these methods are well-established and are widely accepted by physicians, users, and third-party payors. Third-party payors may encourage the use of competitors’ products. In addition, many companies are developing products, and we cannot predict what the standard of care will be in the future.

The medical device industry is intensely competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. We compete or plan to compete with manufacturers and distributors of sample collection devices. Many of our competitors are large, well-capitalized companies with significantly greater market share and resources than we have. As a consequence, they are able to spend more on product development, marketing, sales and other product initiatives than we can. We also compete with smaller medical device companies that have single products or a limited range of products. Some of our competitors have:

●	significantly greater name recognition;

●	broader or deeper relations with healthcare professionals, customers, and third-party payors;

●	more established distribution networks;

●	additional lines of products and the ability to offer rebates or bundle products to offer greater discounts or other incentives to gain a competitive advantage;

●	greater experience in conducting research and development, manufacturing, clinical trials, marketing and obtaining regulatory clearance or approval for products; and

●	greater financial and human resources for product development, sales and marketing and patent litigation.

We believe that our Exa-Breath device, our focus on drug testing sample collection and our organizational culture and strategy, will be important factors in our future success. We compete primarily on the basis that our product will be regarded as safe and effective, with improved outcomes and procedural cost savings. Our continued success depends on our ability to:

●	develop innovative, proprietary products that can cost-effectively address significant sample collection needs;

●	continue to innovate and develop scientifically advanced technology;

●	obtain and maintain regulatory clearances or approvals;

●	demonstrate efficacy in our sponsored and third-party clinical trials and studies;

●	apply our technology across product lines and markets;

●	attract and retain skilled research and development and sales personnel; and

●	cost-effectively manufacture and successfully market and sell products.

In addition, competitors with greater financial resources than ours could acquire other companies to gain enhanced name recognition and market share, as well as new technologies or products that could effectively compete with our existing products, which may cause our revenue to decline and would harm our business.

Our competitors also compete with us in recruiting and retaining qualified scientific, management and commercial personnel, as well as in acquiring technologies complementary to, or necessary for, our products. Because of the dynamic market in which we compete, any failure to attract and retain a sufficient number of qualified employees could materially harm our ability to develop and commercialize our product, which would have a material adverse effect on our business, financial condition and results of operations.

Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.

Our quarterly and annual operating results may fluctuate significantly, which makes it difficult for us to predict our future operating results. These fluctuations may occur due to a variety of factors, many of which are outside of our control, including, but not limited to:

●	the level of demand for our product which may vary significantly;

●	expenditures that we may incur to acquire, develop, or commercialize additional products and technologies;

●	the timing and cost of obtaining regulatory approvals or clearances for planned or future products or innovations;

●	the rate at which we grow our sales force and the speed at which newly hired salespeople become effective, and the cost and level of investment therein;

●	the degree of competition in our industry and any change in the competitive landscape of our industry, including consolidation among our competitors or future partners;

●	coverage and reimbursement policies with respect to our products, if approved, and potential future products that compete with our products;

●	the timing and success or failure of preclinical studies or clinical trials for our product or any future products we develop or competing products;

●	the timing of customer orders and the number of available selling days in any quarterly period, which can be impacted by holidays, the mix of products sold and the geographic mix of where products are sold;

●	seasonality, including the seasonal slowing of demand for our product which we may experience in the fourth quarter and summer months based on the elective nature of using our product, and which we expect to become more pronounced in the future as our business grows;

●	the timing and cost of, and level of investment in, research, development, regulatory approval, and commercialization activities relating to our product, which may change from time to time;

●	the cost of manufacturing our products, which may vary depending on the quantity of production and the terms of our agreements with third-party suppliers and manufacturers; and

●	future accounting pronouncements or changes in our accounting policies

The cumulative effects of these factors could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Investors should not rely on our past results as an indication of our future performance.

This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any forecasts we may provide to the market, it could have a material adverse effect on our business, financial condition and results or operations.

We will require substantial additional capital to finance our planned operations, which may not be available to us on acceptable terms or at all. Our failure to obtain additional financing when needed on acceptable terms, or at all, could force us to delay, limit, reduce or eliminate our product development programs, commercialization efforts or other operations.

Since inception, we have incurred significant net losses and expect to continue to incur net losses for the foreseeable future. Since our inception, our operations have been financed primarily by net proceeds from the sale of our common stock, indebtedness and, to a lesser extent, product revenue. As of April 30, 2021, we had $699,777 in cash and restricted cash held in trust, and an accumulated deficit of $3,583,385. Based on our current planned operations, we expect our cash and restricted cash held in trust, will enable us to fund our operating expenses for at least the next 12 months. We have based this estimate on assumptions that may prove to be wrong, and we could use our capital resources sooner than we currently expect.

We intend to continue to make significant investments in our sales and marketing organization by increasing the number of sales representatives and expanding our international marketing programs to help facilitate further adoption among hospital accounts as well as broaden awareness of our product to employers, law enforcement agencies, ministries, police forces and insurance companies. We also expect to continue to make investments in research and development, regulatory affairs, and clinical studies to develop future generations of our product, support regulatory submissions and demonstrate the clinical efficacy of our product. Moreover, we expect to incur additional expenses associated with operating as a public company, including legal, accounting, insurance, exchange listing and SEC compliance, investor relations and other expenses. Because of these and other factors, we expect to continue to incur substantial net losses and negative cash flows from operations for the foreseeable future.

Our future capital requirements will depend on many factors, including:

●	the cost, timing and results of our clinical trials and regulatory reviews;

●	the cost and timing of establishing sales, marketing, and distribution capabilities;

●	the terms and timing of any other collaborative, licensing, and other arrangements that we may establish;

●	the timing, receipt and amount of sales from our product;

●	the degree of success we experience in commercializing our product;

●	the emergence of competing or complementary technologies;

●	the cost of preparing, filing, prosecuting, maintaining, defending, and enforcing any patent claims and other intellectual property rights; and

●	the extent to which we acquire or invest in businesses, products, or technologies, although we currently have no commitments or agreements relating to any of these types of transactions.

We will require additional financing to fund working capital and pay our obligations. We may seek to raise any necessary additional capital through a combination of public or private equity offerings and/or debt financings. There can be no assurance that we will be successful in acquiring additional funding at levels sufficient to fund our operations or on terms favorable to us. If adequate funds are not available on acceptable terms when needed, we may be required to significantly reduce operating expenses, which may have a material adverse effect on our business and/or results of operations and financial condition. If we do raise additional capital through public or private equity or convertible debt offerings, the ownership interest of our existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect our stockholders’ rights. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends. Additional capital may not be available on reasonable terms, or at all.

We are highly dependent on our senior management team and key personnel, and our business could be harmed if we are unable to attract and retain personnel necessary for our success.

We are highly dependent on our senior management and other key personnel. Our success will depend on our ability to retain senior management and to attract and retain qualified personnel in the future, including sales and marketing professionals, scientists, clinical specialists, engineers, and other highly skilled personnel and to integrate current and additional personnel in all departments. The loss of members of our senior management, sales and marketing professionals, scientists, clinical and regulatory specialists, and engineers could result in delays in product development and harm our business. If we are not successful in attracting and retaining highly qualified personnel, it would have a material adverse effect on our business, financial condition, and results of operations.

Competition for skilled personnel in our market is intense and may limit our ability to hire and retain highly qualified personnel on acceptable terms, or at all. To induce valuable employees to remain at our company, in addition to salary and cash incentives, we have issued stock options that vest over time. The value to employees of stock options that vest over time may be significantly affected by movements in our stock price that are beyond our control and may at any time be insufficient to counteract more lucrative offers from other companies. Despite our efforts to retain valuable employees, members of our management, scientific and development teams may terminate their employment with us on short notice. Our employment arrangements with our employees provide for at-will employment, which means that any of our employees could leave our employment at any time, with or without notice. We also do not maintain “key man” insurance policies on the lives of these individuals or the lives of any of our other employees.

We believe we will need to increase the size of our workforce in the future, and we may experience difficulties in managing this growth. If we are unable to manage the anticipated growth of our business, our future revenue and operating results may be adversely affected.

As of August 1, 2021, we had 2 full-time employees worldwide. As our sales and marketing strategies develop and as we transition into operating as a public company, we expect to need additional managerial, operational, sales, marketing, financial and other personnel. Future growth would impose significant added responsibilities on members of management, including:

●	identifying, recruiting, integrating, maintaining, and motivating additional employees;

●	managing our internal development efforts effectively, while complying with our contractual obligations to contractors and other third parties; and

●	improving our operational, financial and management controls, reporting systems and procedures

Our future financial performance and our ability to successfully market and sell our product will depend, in part, on our ability to effectively manage any future growth, and our management may also have to divert a disproportionate amount of attention away from day-to-day activities to devote a substantial amount of time to managing these growth activities.

We expect to grow our sales force in anticipation of additional product approvals or clearances and increased entry into new markets. The growth we may experience in the future may provide challenges to our organization, requiring us to also rapidly expand other aspects of our business, including our manufacturing operations. Rapid expansion in personnel may result in less experienced people producing and selling our product, which could result in unanticipated costs and disruptions to our operations. If we are not able to effectively expand our organization by hiring new employees, we may not be able to successfully implement the tasks necessary to further develop and commercialize our product and, accordingly, may not achieve our research, sales, and marketing goals, which would have a material adverse effect on our business, financial condition, and results of operations.

If we fail to grow our sales and marketing capabilities and develop widespread brand awareness cost effectively, our growth will be impeded, and our business may suffer.

We will actively expand our international field presence through new distributors, additional sales and clinical personnel and we hope to add new U.S. sales territories. We plan to continue to expand and optimize our sales infrastructure to grow our customer base and our business. Identifying and recruiting qualified personnel and training them on the use of our product, on applicable federal and state laws and regulations and on our internal policies and procedures, will require significant time, expense, and attention. It can take significant time before our sales representatives are fully trained and productive. Our business may be harmed if our efforts to expand and train our sales force do not generate a corresponding increase in revenue. In particular, if we are unable to hire, develop and retain talented sales personnel or if new sales personnel are unable to achieve desired productivity levels in a reasonable period of time, we may not be able to realize the expected benefits of this investment or increase our revenue.

Our ability to increase our customer base and achieve broader market acceptance of our product will depend to a significant extent on our ability to expand our marketing operations. We plan to dedicate significant financial and other resources to our marketing programs. Our business would be harmed if our marketing efforts and expenditures do not generate an increase in revenue.

In addition, we believe that developing and maintaining awareness of our brand in a cost-effective manner is critical to achieving broad acceptance of our product and attracting new customers. Brand promotion activities may not generate customer awareness or increase revenue and, even if they do, any increase in revenue may not offset the costs and expenses we incur in building our brand. If we fail to successfully promote, maintain, and protect our brand, we may fail to attract or retain the customers necessary to realize a sufficient return on our brand-building efforts, or to achieve the widespread brand awareness that is critical for broad customer adoption of our technology.

We intend to expand sales of our product internationally in the future, but we may experience difficulties in obtaining regulatory clearance or approval or in successfully marketing our product internationally even if approved. A variety of risks associated with marketing our products internationally could materially adversely affect our business.

While our revenue has been in the European Union, our current product is not cleared in any international markets. We intend to increase our sales in the United States. Sales of our product outside of the United States are and will be subject to foreign regulatory requirements governing clinical trials and marketing approval. We will incur substantial expenses in connection with our international expansion. Additional risks related to operating in foreign countries include:

●	differing regulatory requirements in foreign countries;

●	differing reimbursement regimes in foreign countries, including price controls;

●	unexpected changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements;

●	economic weakness, including inflation, or political instability in particular foreign economies and markets;

●	compliance with tax, employment, immigration, and labor laws for employees living or traveling abroad;

●	foreign taxes, including withholding of payroll taxes;

●	foreign currency fluctuations, which could result in increased operating expenses, reduced revenue and other obligations incident to doing business in another country;

●	difficulties staffing and managing foreign operations;

●	workforce uncertainty in countries where labor unrest is more common than in the United States;

●	potential liability under the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or comparable foreign regulations;

●	challenges enforcing our contractual and intellectual property rights, especially in those foreign countries that do not respect and protect intellectual property rights to the same extent as the United States;

●	product shortages resulting from any events affecting raw material or finished good supply or distribution or manufacturing capabilities abroad; and

●	business interruptions resulting from geopolitical actions, including war and terrorism.

These and other risks associated with our international operations may materially adversely affect our ability to attain or maintain profitable operations, which would have a material adverse effect on our business, financial condition, and results of operations.

Our product is not approved or cleared by any governmental body for sale.

We currently sell our product for research purposes only in order to gather method validation data. All studies, trials, and projects are undertaken by 3rd party organizations who get the necessary ethics/IRB approvals to use the device and perform the research across a wide range of application areas. These sales are made to a very limited market segment.

Unless we are able to secure the appropriate approvals by the various government agencies throughout the world our sales will be very limited, and we will not be able to expand our sales.

Our future growth may depend, in part, on our ability to operate in foreign markets, where we would be subject to additional regulatory burdens and other risks and uncertainties.

Our future growth may depend, in part, on our ability to develop and commercialize our planned and future products in foreign markets. We are not permitted to market or promote any of our planned or future products before we receive regulatory approval from applicable regulatory authorities in foreign markets, and we may never receive such regulatory approvals for any of our planned or future products. To obtain separate regulatory approval in many other countries we must comply with numerous and varying regulatory requirements regarding safety and efficacy and governing, among other things, clinical trials, commercial sales, pricing, and distribution of our planned or future products. If we obtain regulatory approval of our products and ultimately commercialize our planned or future products in foreign markets, we would be subject to additional risks and uncertainties, including:

●	different regulatory requirements for approval of medical devices in foreign countries;

●	reduced protection for intellectual property rights;

●	the existence of additional third-party patent rights of potential relevance to our business;

●	unexpected changes in tariffs, trade barriers and regulatory requirements;

●	economic weakness, including inflation or political instability in particular foreign economies and markets;

●	compliance with tax, employment, immigration, and labor laws for employees living or traveling abroad;

●	foreign currency fluctuations, which could result in increased operating expenses, reduced revenue and other obligations incident to doing business in another country;

●	foreign reimbursement, pricing, and insurance regimes;

●	workforce uncertainty in countries where labor unrest is common;

●	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

●	business interruptions resulting from geopolitical actions, including war and terrorism, or natural disasters, including earthquakes, typhoons, floods, and fires.

We will face additional credit and compliance risks related to our international sales using foreign distributors.

We will partner with distributors for our product in select geographies outside of the United States. We may not be able to collect all of the funds owed to us by our foreign distributors. Some foreign distributors may experience financial difficulties, including bankruptcy, which may hinder our collection of accounts receivable. Where we extend credit terms to distributors, we will periodically review the collectability and creditworthiness when determining the payment terms for such distributors. If our uncollectible accounts exceed our expectations, this could adversely impact our operating results. In addition, failure by our foreign distributors to comply with the FCPA, the United Kingdom Bribery Act 2010 (the “U.K. Bribery Act”) or similar laws, insurance requirements or other contract terms could have a negative impact on our business. Failure to manage the risks related to our foreign distributors would have a material adverse effect on our business, financial condition, and results of operations.

Governmental export or import controls could limit our ability to compete in foreign markets and subject us to liability if we violate them.

Governmental regulation of the import or export of our product, or our failure to obtain any required import or export authorization for our product, when applicable, could harm our international sales and adversely affect our revenue. Compliance with applicable regulatory requirements regarding the export of our product may create delays in the introduction of our product in international markets or, in some cases, prevent the export of our product to some countries altogether. Furthermore, U.S. export control laws and economic sanctions prohibit the shipment of certain products and services to countries, governments and persons targeted by U.S. sanctions. If we fail to comply with export and import regulations and such economic sanctions, we may be fined or other penalties could be imposed, including a denial of certain export privileges. Moreover, any new export or import restrictions, new legislation or shifting approaches in the enforcement or scope of existing regulations, or in the countries, persons or technologies targeted by such regulations, could result in decreased use of our product by, or in our decreased ability to export our product to existing or potential customers with international operations. Any decreased use of our product or limitation on our ability to export or sell access to our product would likely materially and adversely affect our business, financial condition, and results of operations.

Technological change may adversely affect sales of our product and may cause our product to become obsolete.

The medical device market is characterized by extensive research and development and rapid technological change. Technological progress or new developments in our industry could adversely affect sales of our product. Our product could be rendered obsolete because of future innovations by our competitors or others in the research of exa-breath technology, which would have a material adverse effect on our business, financial condition, and results of operations.

Consolidation in the medical device industry could have an adverse effect on our revenue and results of operations.

Many medical device companies are consolidating to create new companies with greater market power. As the medical device industry consolidates, competition to provide goods and services to industry participants will become more intense. These industry participants may try to use their market power to negotiate price concessions or reductions for our product. If we reduce our prices because of consolidation in the healthcare industry, our revenue will decrease, which could have a material adverse effect on our business, financial condition, and results of operations.

If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit or halt the marketing and sale of our product. The expense and potential unavailability of insurance coverage for liabilities resulting from our products could harm us and our ability to sell our product.

We face an inherent risk of product liability as a result of the marketing and sale of our product. For example, we may be sued if our product causes or are perceived to cause injury or are found to be otherwise unsuitable during manufacturing, marketing, or sale. Any such product liability claim may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability, or a breach of warranties. In addition, we may be subject to claims against us even if the apparent injury is due to the actions of others or the pre-existing health of the user. For example, we may rely on physicians in connection with the use of our product on patients. If these physicians are not properly trained or are negligent, the capabilities of our product may be diminished, or the user may suffer critical injury. We may also be subject to claims that are caused by the activities of our suppliers, such as those who provide us with components and sub-assemblies.

If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit or halt commercialization of our product. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

●	decreased demand for our product;

●	injury to our reputation;

●	initiation of investigations by regulators;

●	costs to defend the related litigation;

●	a diversion of management’s time and our resources;

●	substantial monetary awards to trial participants or patients;

●	product recalls, withdrawals, or labeling, marketing, or promotional restrictions;

●	loss of revenue;

●	exhaustion of any available insurance and our capital resources; and

●	the inability to market and sell our product.

Insurance coverage is increasingly expensive. We may not be able to maintain or obtain insurance at a reasonable cost or in an amount adequate to satisfy any liability that may arise. The potential inability to obtain sufficient product liability insurance at an acceptable cost to protect against product liability claims could prevent or inhibit the marketing and sale of our product. We may have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations, should we obtain insurance coverage, or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts, which would have a material adverse effect on our business, financial condition, and results of operations. In addition, any product liability claims brought against us, with or without merit, could increase our product liability insurance rates or prevent us from securing continuing coverage, harm our reputation in the industry, significantly increase our expenses and reduce product sales.

Prospective customers may also have difficulty in procuring or maintaining liability insurance to cover their operations and use of our product. Medical malpractice carriers in the U.S. are withdrawing coverage in certain states or substantially increasing premiums. If this trend continues or worsens, customers may discontinue using our product and potential customers may opt against purchasing our product due to the cost or inability to procure insurance coverage.

Litigation and other legal proceedings may adversely affect our business.

From time to time, we may become involved in legal proceedings relating to patent and other intellectual property matters, product liability claims, employee claims, tort or contract claims, federal regulatory investigations, securities class action and other legal proceedings or investigations, which could have an adverse impact on our reputation, business and financial condition and divert the attention of our management from the operation of our business. Litigation is inherently unpredictable and can result in excessive or unanticipated verdicts and/or injunctive relief that affect how we operate our business. We could incur judgments or enter into settlements of claims for monetary damages or for agreements to change the way we operate our business, or both. There may be an increase in the scope of these matters or there may be additional lawsuits, claims, proceedings, or investigations in the future, which could have a material adverse effect on our business, financial condition, and results of operations. Adverse publicity about regulatory or legal action against us could damage our reputation and brand image, undermine our customers’ confidence, and reduce long-term demand for our products, even if the regulatory or legal action is unfounded or not material to our operations.

If we experience significant disruptions in our information technology systems, our business may be adversely affected.

We depend on our information technology systems for the efficient functioning of our business, including the manufacture, distribution, and maintenance of our product, as well as for accounting, data storage, compliance, purchasing and inventory management. We do not have redundant information technology systems at this time. Our information technology systems may be subject to computer viruses, ransomware or other malware, attacks by computer hackers, failures during the process of upgrading or replacing software, databases, or components thereof, power outages, damage or interruption from fires or other natural disasters, hardware failures, telecommunication failures and user errors, among other malfunctions. We could be subject to an unintentional event that involves a third party gaining unauthorized access to our systems, which could disrupt our operations, corrupt our data, or result in release of our confidential information. We address these data security concerns in more detail below. Technological interruptions would disrupt our operations, including our ability to timely ship and track product orders, project inventory requirements, manage our supply chain and otherwise adequately service our customers or disrupt our customers’ ability use our product. In the event we experience significant disruptions, we may be unable to repair our systems in an efficient and timely manner. Accordingly, such events may disrupt or reduce the efficiency of our entire operation and have a material adverse effect on our business, financial condition, and results of operations. Currently, we carry business interruption coverage to mitigate certain potential losses, but this insurance is limited in amount, and we cannot be certain that such potential losses will not exceed our policy limits. We are increasingly dependent on complex information technology to manage our infrastructure. Our information systems require an ongoing commitment of significant resources to maintain, protect and enhance our existing systems. Failure to maintain or protect our information systems and data integrity effectively could have a material adverse effect on our business, financial condition, and results of operations.

If we experience security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of our proprietary or confidential data, employee data or personal data, or if customers, patients and other partners are reluctant to use our device because of concerns about the privacy or security of their data, we may face additional costs, loss of revenue, significant liabilities, harm to our brand, decreased use of our platform and business disruption.

In connection with various facets of our business, we may collect and use a variety of personal data, such as name, mailing address, email addresses, mobile phone number, location information and clinical trial information. Any failure to prevent or mitigate security breaches or improper access to, use of, or disclosure of our data or consumers’ personal data could result in significant liability under state (e.g., state breach notification laws), federal (e.g., the Health Insurance Portability and Accountability Act (“HIPAA”) and the Health Information Technology for Economic and Clinical Health Act (“HITECH Act”)) and international law (e.g., the European Union’s General Data Protection Regulation (“GDPR”)). Such an incident may also cause a material loss of revenue from the potential adverse impact to our reputation and brand, affect our ability to retain or attract new users and potentially disrupt our business. We may also rely on third-party service providers to host or otherwise process some of our data and that of users, and any failure by such third party to prevent or mitigate security breaches or improper access to or disclosure of such information could have similarly adverse consequences for us.

Because the techniques used to obtain unauthorized access, disable, or degrade service or sabotage systems change frequently and often are not recognized until launched against a target, we and our service providers may be unable to anticipate these techniques or to implement adequate preventative measures. Our servers and platforms may be vulnerable to computer viruses or physical or electronic break-ins that our security measures may not detect. Individuals able to circumvent our security measures may misappropriate our confidential or proprietary information, disrupt our operations, damage our computers, or otherwise damage our reputation and business. We may need to expend significant resources and make significant capital investment to protect against security breaches or to mitigate the impact of any such breaches. If we are unable to prevent or mitigate the impact of such security breaches, our ability to litigation and governmental investigations, which could lead to a potential disruption to our business.

If we fail to identify, acquire, and develop other products, we may be unable to grow our business.

As a significant part of our growth strategy, we intend to develop and commercialize additional products through our research and development program or by licensing or acquiring additional products and technologies from third parties. The success of this strategy depends upon our ability to identify, select, and acquire the right to products and technologies on terms that are acceptable to us.

Any product we identify, license, or acquire may require additional development efforts prior to commercial sale, including extensive clinical testing and approval or clearance by the FDA and applicable foreign regulatory authorities. All products are prone to the risks of failure inherent in medical device product development, including the possibility that the product will not be shown to be sufficiently safe and effective for approval or clearance by regulatory authorities. In addition, we cannot assure you that any such products that are approved or cleared will be manufactured or produced economically, successfully commercialized or widely accepted in the marketplace.

Proposing, negotiating, and implementing an economically viable product or technology acquisition or license is a lengthy and complex process. Other companies, including those with substantially greater financial, marketing and sales resources, may compete with us for the acquisition or license of approved or cleared products. We may not be able to acquire or license the rights to additional approved or cleared products on terms that we find acceptable, or at all.

If we are unable to develop suitable potential products through internal research programs or by obtaining rights from third parties, it could have a material adverse effect on our business, financial condition, and results of operations.

We may acquire other businesses which could require significant management attention, disrupt our business, dilute stockholder value, and adversely affect our results of operations.

As part of our business strategy, we may in the future make acquisitions or investments in complementary companies, products, or technologies that we believe fit within our business model and can address the needs of our customers and potential customers. In the future, we may not be able to acquire and integrate other companies, products, or technologies in a successful manner. We may not be able to find suitable acquisition candidates, and we may not be able to complete such acquisitions on favorable terms, if at all. In addition, the pursuit of potential acquisitions may divert the attention of management and cause us to incur additional expenses in identifying, investigating, and pursuing suitable acquisitions, whether or not they are consummated. If we do complete acquisitions, we may not ultimately strengthen our competitive position or achieve our goals, including increases in revenue, and any acquisitions we complete could be viewed negatively by our customers, investors, and industry analysts.

Future acquisitions may reduce our cash available for operations and other uses and could result in amortization expense related to identifiable assets acquired. We may have to pay cash, incur debt, or issue equity securities to pay for any such acquisition, each of which could adversely affect our financial condition or the value of our common stock. The sale or issuance of equity to finance any such acquisitions would result in dilution to our stockholders. The incurrence of indebtedness to finance any such acquisition would result in fixed obligations and could also include covenants or other restrictions that could impede our ability to manage our operations. In addition, our future results of operations may be adversely affected by the dilutive effect of an acquisition, performance earn-outs or contingent bonuses associated with an acquisition. Furthermore, acquisitions may require large, one-time charges and can result in increased debt or contingent liabilities, adverse tax consequences, additional stock-based compensation expenses and the recording and subsequent amortization of amounts related to certain purchased intangible assets, any of which items could negatively affect our future results of operations. We may also incur goodwill impairment charges in the future if we do not realize the expected value of any such acquisitions.

Economic conditions may adversely affect our business.

Adverse worldwide economic conditions may negatively impact our business. A significant change in the liquidity or financial condition of our customers could cause unfavorable trends in their purchases and also in our receivable collections, and additional allowances may be required, which could adversely affect our business, financial condition and results of operations. Adverse worldwide economic conditions may also adversely impact our suppliers’ ability to provide us with materials and components, which could have a material adverse effect on our business, financial condition, and results of operations.

Business disruptions could seriously harm our future revenue and financial condition and increase our costs and expenses.

Our operations could be subject to earthquakes, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics and other natural or man-made disasters or business interruptions, for which we are predominantly self-insured. We rely on third-party manufacturers to produce our product. Our ability to obtain clinical supplies of our product could be disrupted if the operations of these suppliers were affected by a man-made or natural disaster or other business interruption. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses.

Risks Related to Government Regulation and Our Industry

If we fail to comply with U.S. federal and state fraud and abuse and other healthcare laws and regulations, including those relating to kickbacks and false claims for reimbursement, we could face substantial penalties and our business operations and financial condition could be adversely affected.

Healthcare providers and third-party payors play a primary role in the distribution, recommendation, ordering and purchasing of any medical device for which we have or obtain marketing clearance or approval. Through our arrangements with principal investigators, healthcare professionals, third-party payors, and customers, we are exposed to broadly applicable anti-fraud and abuse, anti-kickback, false claims and other healthcare laws and regulations that may constrain our business, our arrangements and relationships with customers, and how we market, sell, and distribute our marketed medical device. We have a Code of Conduct and associated policies and procedures, but it is not always possible to identify and deter misconduct by our employees and other third parties, and the precautions we take to detect and prevent noncompliance may not be effective in protecting us from governmental investigations for failure to comply with applicable fraud and abuse or other healthcare laws and regulations.

In the United States, we will be subject to various state and federal anti-fraud and abuse laws, including, without limitation, the federal healthcare Anti-Kickback Statute (“Anti-Kickback Statute”) and federal civil False Claims Act. There are similar laws in other countries. Our relationships and our distributors’ relationships with physicians, other health care professionals and hospitals are subject to scrutiny under these laws.

Healthcare fraud and abuse laws and related regulations are complex, and even minor irregularities can potentially give rise to claims that a statute or prohibition has been violated. The laws that may affect our ability to operate include:

●	the Anti-Kickback Statute, which prohibits, among other things, knowingly and willingly soliciting, offering, receiving, or paying remuneration, directly or indirectly, overtly, or covertly, in cash or in kind, to induce or reward either the referral of an individual, or the purchase, order or recommendation of, items or services for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs. The term “remuneration” has been broadly interpreted to include anything of value, and the government can establish a violation of the Anti-Kickback Statute without proving that a person or entity had actual knowledge of the law or a specific intent to violate. In addition, the government may assert that a claim, including items or services resulting from a violation of the Anti-Kickback Statute, constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act. The Anti-Kickback Statute is subject to evolving interpretations and has been applied by government enforcement officials to a number of common business arrangements in the medical device industry. There are a number of statutory exceptions and regulatory safe harbors protecting certain business arrangements from prosecution under the Anti-Kickback Statute; however, those exceptions and safe harbors are drawn narrowly, and there is no exception or safe harbor for many common business activities, such as reimbursement support programs, educational and research grants or charitable donations. Practices that involve remuneration to those who prescribe, purchase, or recommend medical devices, including discounts, providing items or services for free or engaging such individuals as consultants, advisors, or speakers, may be subject to scrutiny if they do not fit squarely within an exception or safe harbor and would be subject to a facts and circumstances analysis to determine compliance with the Anti-Kickback Statute. Our practices, such as the loan, consignment, or purchase of certain components of our EB device to customers, may not in all cases meet all of the criteria for statutory exception or regulatory safe harbor protection from anti-kickback liability;

●	federal civil and criminal false claims laws and civil monetary penalties laws, including the federal civil False Claims Act, which prohibits, among other things, persons or entities from knowingly presenting, or causing to be presented, a false or fraudulent claim for payment of government funds and knowingly making, using or causing to be made or used, a false record or statement to get a false claim paid or to avoid, decrease or conceal an obligation to pay money to the federal government. A claim including items or services resulting from a violation of the Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act. Actions under the federal civil False Claims Act may be brought by the government or as a qui tam action by a private individual in the name of the government. These individuals, sometimes known as “relators” or, more commonly, as “whistleblowers,” may share in any amounts paid by the entity to the government in fines or settlement. Many pharmaceutical and medical device manufacturers have been investigated and have reached substantial financial settlements with the federal government under the federal civil False Claims Act for a variety of alleged improper activities, including causing false claims to be submitted as a result of the marketing of their products for unapproved and thus non-reimbursable uses and interactions with prescribers and other customers, including those that may have affected their billing or coding practices and submission of claims to the federal government. Federal civil False Claims Act liability is potentially significant in the healthcare industry because the statute provides for treble damages and mandatory monetary penalties for each false or fraudulent claim or statement. Because of the potential for large monetary exposure, healthcare and medical device companies often resolve allegations without admissions of liability for significant and material amounts to avoid the uncertainty of treble damages and per claim penalties that may be awarded in litigation proceedings;

●	HIPAA, which imposes criminal and civil liability for, among other actions, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors, or knowingly and willfully falsifying, concealing or covering up a material fact or making a materially false, fictitious or fraudulent statement or representation, or making or using any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry in connection with the delivery of or payment for healthcare benefits, items or services;

●	HIPAA, as amended by HITECH Act, and their implementing regulations, also impose obligations, including mandatory contractual terms, on covered entities subject to the rule, such as health plans, healthcare clearinghouses and certain healthcare providers, as well as their business associates that perform certain services for them or on their behalf involving the use or disclosure of individually identifiable health information with respect to safeguarding the privacy, security and transmission of individually identifiable health information. We believe we are not a covered entity for purposes of HIPAA, and we believe that we generally do not conduct our business in a manner that would cause us to be a business associate under HIPAA;

●	the federal Physician Payment Sunshine Act, also known as Open Payments, which requires manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program to report annually, with certain exceptions to the Centers for Medicare & Medicaid Services (“CMS”), information related to payments or other “transfers of value” made to physicians and teaching hospitals, and requires applicable manufacturers and group purchasing organizations to report annually to CMS ownership and investment interests held by physicians and their immediate family members. Beginning in 2022, applicable manufacturers also will be required to report information regarding payments and transfers of value provided to physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists and certified nurse-midwives; and

●	analogous state and foreign law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers; state laws that require medical device companies to comply with the industry’s voluntary compliance guidelines and the applicable compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state beneficiary inducement laws, which are state laws that require medical device manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; and state and foreign laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

State and federal regulatory and enforcement agencies continue to actively investigate violations of healthcare laws and regulations, and the U.S. Congress continues to strengthen the arsenal of enforcement tools. Most recently, the Bipartisan Budget Act of 2018 (“BBA”) increased the criminal and civil penalties that can be imposed for violating certain federal health care laws, including the Anti-Kickback Statute. Enforcement agencies also continue to pursue novel theories of liability under these laws. In particular, government agencies recently have increased regulatory scrutiny and enforcement activity with respect to manufacturer reimbursement support activities and patient support programs, including bringing criminal charges or civil enforcement actions under the Anti-Kickback Statute, federal civil False Claims Act and HIPAA’s healthcare fraud and privacy provisions.

Because of the breadth of these laws and the narrowness of the statutory exceptions and regulatory safe harbors available under such laws, it is possible that some of our business activities, including certain sales and marketing practices of our EB device, and financial arrangements with physicians, other healthcare providers, and other customers, could be subject to challenge under one or more such laws.

Achieving and sustaining compliance with applicable federal and state anti-fraud and abuse laws may prove costly. If we or our employees are found to have violated any of the above laws we may be subjected to substantial criminal, civil and administrative penalties, including imprisonment, exclusion from participation in federal healthcare programs, such as Medicare and Medicaid, and significant fines, monetary penalties, forfeiture, disgorgement and damages, contractual damages, reputational harm, administrative burdens, diminished profits and future earnings and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our financial results. Any action or investigation against us for the violation of these healthcare fraud and abuse laws, even if successfully defended, could result in significant legal expenses, and could divert our management’s attention from the operation of our business. Companies settling federal civil False Claims Act, Anti-Kickback Statute or civil monetary penalties law cases also may be required to enter into a Corporate Integrity Agreement with the OIG to avoid exclusion from participation (i.e., loss of coverage for their products) in federal healthcare programs such as Medicare and Medicaid. Corporate Integrity Agreements typically impose substantial costs on companies to ensure compliance. Defending against any such actions can be costly, time-consuming and may require significant personnel resources, and may have a material adverse effect on our business, financial condition, and results of operations.

We are subject to numerous laws and regulations related to anti-bribery and anti-corruption laws, such as the FCPA and the U.K. Bribery Act, in which violations of these laws could result in substantial penalties and prosecution.

For our sales and operations outside the United States, we are similarly subject to various heavily enforced anti-bribery and anti-corruption laws, such as the FCPA, U.K. Bribery Act and similar laws around the world. These laws generally prohibit U.S. companies and their employees and intermediaries from offering, promising, authorizing or making improper payments to foreign government officials for the purpose of obtaining or retaining business or gaining any advantage. We face significant risks if we, which includes our third-party business partners and intermediaries, fail to comply with the FCPA or other anti-corruption and anti-bribery laws.

We will leverage various third parties to conduct our business and sell our product abroad, including to government owned universities and hospitals. We, our distributors and our other third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities (such as in the context of obtaining government approvals, registrations or licenses or sales to government owned or controlled healthcare facilities, universities, institutes, clinics, etc.) and may be held liable for the corrupt or other illegal activities of these third-party business partners and intermediaries, our employees, representatives, contractors, partners and agents, even if we do not explicitly authorize such activities. In many foreign countries, particularly in countries with developing economies, it may be a local custom that businesses engage in practices that are prohibited by the FCPA or other applicable laws and regulations. To that end, we will have to adopt and implement internal control policies and procedures and employee training and compliance programs to deter prohibited practices, such compliance measures ultimately may not be effective in prohibiting our employees, contractors, business partners, intermediaries, or agents from violating or circumventing our policies and/or the law.

Responding to any enforcement action or related investigation may result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees. Any violation of the FCPA or other applicable anti-bribery, anti-corruption or anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, severe criminal or civil sanctions and, in the case of the FCPA, suspension or debarment from U.S. government contracts, which could have a material and adverse effect on our business, financial condition and results of operations.

Regulatory compliance is expensive, complex, and uncertain, and a failure to comply could lead to enforcement actions against us and other negative consequences for our business.

The FDA and similar foreign agencies will regulate our product as a medical device. Complying with these regulations is costly, time-consuming, complex, and uncertain. For instance, before a new medical device, or a new intended use for, an existing device can be marketed in the United States, a company must first submit and receive either 510(k) clearance or pre-marketing approval from the FDA, unless an exemption applies.

FDA regulations and regulations of similar agencies are wide-ranging and include, among other things, oversight of:

●	product design, development, manufacture (including suppliers) and testing;

●	laboratory, preclinical and clinical studies;

●	product safety and effectiveness;

●	product labeling;

●	product storage and shipping;

●	record keeping;

●	pre-market clearance or approval;

●	marketing, advertising, and promotion;

●	product sales and distribution;

●	product changes;

●	product recalls; and

●	post-market surveillance and reporting of deaths or serious injuries and certain malfunctions.

Our current product will be subject to regulation by the FDA and non-U.S. regulatory agencies. Further, all of our potential products and improvement of our current product will be subject to regulation and will likely require permission from regulatory agencies and ethics boards to conduct clinical trials and clearance or approval from the FDA and non-U.S. regulatory agencies prior to commercial sale and distribution. Failure to comply with applicable U.S. requirements regarding, for example, promoting, manufacturing, or labeling our product, may subject us to a variety of administrative or judicial actions and sanctions, such as Form 483 observations, warning letters, untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties, and criminal prosecution.

The FDA can also refuse to clear or approve pending applications. Any enforcement action by the FDA and other comparable non-U.S. regulatory agencies could have a material adverse effect on our business, financial condition, and results of operations.

Our failure to comply with applicable regulatory requirements could result in enforcement action by the FDA or state agencies, which may include any of the following actions:

●	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;

●	unanticipated expenditures to address or defend such actions;

●	customer notifications for repair, replacement, or refunds;

●	recall, detention, or seizure of our product;

●	operating restrictions or partial suspension or total shutdown of production;

●	refusing or delaying our requests for 510(k) clearance or PMA approval of new products or modified products;

●	operating restrictions;

●	withdrawing 510(k) clearances or PMA approvals that have already been granted;

●	refusal to grant export approval for our product; or

●	criminal prosecution.

If any of these events were to occur, it would have a material and adverse effect on our business, financial condition, and results of operations.

We may not be able to obtain the necessary clearances or approvals or may be unduly delayed in doing so, which could harm our business. Furthermore, even if we are granted regulatory clearances or approvals, they may include significant limitations on the indicated use for the product, which may limit the market for the product.

The FDA will also regulate the advertising and promotion of our product to ensure that the claims we make are consistent with our regulatory clearances and approvals, that there are adequate and reasonable data to substantiate the claims and that our promotional labeling and advertising is neither false nor misleading in any respect. If the FDA determines that any of our advertising or promotional claims are misleading, not substantiated or not permissible, we may be subject to enforcement actions, including warning letters, and we may be required to revise our promotional claims and make other corrections or restitutions.

Our medical device operations will be subject to continuing FDA regulatory requirements.

Medical devices regulated by the FDA are subject to “general controls” which include: registration with the FDA; listing commercially distributed products with the FDA; complying with cGMPs under QSR; filing reports with the FDA of and keeping records relative to certain types of adverse events associated with devices under the medical device reporting regulation; assuring that device labeling complies with device labeling requirements; reporting certain device field removals and corrections to the FDA; and obtaining pre-market notification 510(k) clearance for devices prior to marketing. Some devices known as “510(k)-exempt” devices can be marketed without prior marketing-clearance or approval from the FDA. In addition to the “general controls,” some Class II medical devices are also subject to “special controls,” including adherence to a particular guidance document and compliance with the performance standard. Instead of obtaining 510(k) clearance, most Class III devices are subject to PMA.

The medical device industry is now experiencing greater scrutiny and regulation by federal, state, and foreign governmental authorities. Companies in our industry are subject to more frequent and more intensive reviews and investigations, often involving the marketing, business practices and product quality management. Such reviews and investigations may result in civil and criminal proceedings; the imposition of substantial fines and penalties; the receipt of warning letters, untitled letters, demands for recalls or the seizure of our products; the requirement to enter into corporate integrity agreements, stipulated judgments or other administrative remedies; and result in our incurring substantial unanticipated costs and the diversion of key personnel and management’s attention from their regular duties, any of which may have a material and adverse effect on our business, financial condition and results of operations, and may result in greater and continuing governmental scrutiny of our business in the future.

Additionally, federal, state, and foreign governments and entities have enacted laws and issued regulations and other standards requiring increased visibility and transparency of our interactions with healthcare providers. Failure to comply with these legal and regulatory requirements could impact our business, and we have had and will continue to spend substantial time and financial resources to develop and implement enhanced structures, policies, systems, and processes to comply with these legal and regulatory requirements, which may also impact our business, and which could have a material adverse effect on our business, financial condition, and results of operations.

Product clearances and approvals can often be denied or significantly delayed.

Under FDA regulations, unless exempt, a new medical device may only be commercially distributed after it has received 510(k) clearance, is authorized through the de novo classification process or is the subject of an approved PMA. The FDA will clear marketing of a medical device through the 510(k) process if it is demonstrated that the new product is substantially equivalent to another legally marketed product not subject to a PMA. Sometimes, a 510(k) clearance must be supported by preclinical and clinical data.

The PMA process typically is more costly, lengthy, and stringent than the 510(k) process. Unlike a 510(k) review, which determines “substantial equivalence,” a PMA requires that the applicant demonstrate reasonable assurance that the device is safe and effective by producing valid scientific evidence, including data from preclinical studies and human clinical trials. Therefore, to obtain regulatory clearance or approvals, we typically must, among other requirements, provide the FDA and similar foreign regulatory authorities with preclinical and clinical data that demonstrate to their satisfaction that our products satisfy the criteria for approval. Preclinical testing and clinical trials must comply with the regulations of the FDA and other government authorities in the United States and similar agencies in other countries.

We may be required to obtain PMAs, PMA supplements or additional 510(k) pre-market clearances to market modifications to our existing product. The FDA requires device manufacturers to make and document a determination of whether a modification requires approval or clearance; however, the FDA can review a manufacturer’s decision. The FDA may not agree with our decisions not to seek approvals or clearances for particular device modifications. If the FDA requires us to obtain PMAs, PMA supplements or pre-market clearances for any modification to a previously cleared or approved device, we may be required to cease manufacturing and marketing of the modified device and perhaps also to recall such modified device until we obtain FDA clearance or approval. We may also be subject to significant regulatory fines or penalties.

The FDA may not approve our current or future PMA applications or supplements or clear our 510(k) applications on a timely basis or at all. Such delays or refusals could have a material adverse effect on our business, financial condition, and results of operations.

The FDA may also change its clearance and approval policies, adopt additional regulations, or revise existing regulations, or take other actions which may prevent or delay approval or clearance of our products under development or impact our ability to modify our currently approved or cleared products on a timely basis. Any of these actions could have a material adverse effect on our business, financial condition, and results of operations.

International regulatory approval processes may take more or less time than the FDA clearance or approval process. If we fail to comply with applicable FDA and comparable non-U.S. regulatory requirements, we may not receive regulatory clearances or approvals or may be subject to FDA or comparable non-U.S. enforcement actions. We may be unable to obtain future regulatory clearance or approval in a timely manner, or at all, especially if existing regulations are changed or new regulations are adopted. For example, the FDA clearance or approval process can take longer than anticipated due to requests for additional clinical data and changes in regulatory requirements. A failure or delay in obtaining necessary regulatory clearances or approvals would materially adversely affect our business, financial condition, and results of operations.

Our product may be subject to recalls after receiving FDA or foreign approval or clearance, which could divert managerial and financial resources, harm our reputation, and adversely affect our business.

The FDA and similar foreign governmental authorities have the authority to require the recall of our product because of any failure to comply with applicable laws and regulations, or defects in design or manufacture. A government mandated or voluntary product recall by us could occur because of, for example, component failures, device malfunctions or other adverse events, such as serious injuries or deaths, or quality-related issues, such as manufacturing errors or design or labeling defects. Any future recalls of our product could divert managerial and financial resources, harm our reputation, and adversely affect our business.

If we initiate a correction or removal for one of our devices to reduce a risk to health posed by the device, we would be required to submit a publicly available Correction and Removal report to the FDA and, in many cases, similar reports to other regulatory agencies. This report could be classified by the FDA as a device recall which could lead to increased scrutiny by the FDA, other international regulatory agencies and our customers regarding the quality and safety of our devices. Furthermore, the submission of these reports has been and could be used by competitors against us in competitive situations and cause customers to delay purchase decisions or cancel orders and would harm our reputation.

In addition, we will be subject to medical device reporting regulations that require us to report to the FDA or similar foreign governmental authorities if our product may have caused or contributed to a death or serious injury or if we become aware that it has malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction recurred. Failures to properly identify reportable events or to file timely reports, as well as failure to address each of the observations to the FDA’s satisfaction, can subject us to sanctions and penalties, including warning letters and recalls. Physicians, hospitals, and other healthcare providers may make similar reports to regulatory authorities. Any such reports may trigger an investigation by the FDA or similar foreign regulatory bodies, which could divert managerial and financial resources, harm our reputation, and have a material adverse effect on our business, financial condition, and results of operations.

If we or our suppliers fail to comply with the FDA’s Quality System Regulation or any applicable state equivalent, our operations could be interrupted, and our potential product sales and operating results could suffer.

The manufacturing processes of our third-party suppliers are required to comply with the FDA’s QSR, which covers the design controls, document controls, purchasing controls, identification and traceability, production and process controls, acceptance activities, nonconforming product requirements, corrective and preventive action requirements, labeling and packaging controls, handling, storage, distribution and installation requirements, complaint handling, records requirements, servicing requirements and statistical techniques potentially applicable to the production of our medical devices. We and our suppliers will also be subject to the regulations of foreign jurisdictions regarding the manufacturing process where we market product overseas. In addition, we must engage in extensive recordkeeping and reporting and must make available our manufacturing facilities and records for periodic announced or unannounced inspections by governmental agencies, including the FDA, state authorities and comparable agencies in other countries. If we experience an unsuccessful Quality System inspection, our operations could be disrupted, and our manufacturing could be interrupted. Failure to take adequate corrective action in response to an adverse Quality System inspection could result in, among other things, a shut-down of our manufacturing operations, significant fines, suspension of marketing clearances and approvals, seizures or recalls of our device, operating restrictions, and criminal prosecutions, any of which would cause our business to suffer. Furthermore, our key component suppliers may not currently be or may not continue to be in compliance with applicable regulatory requirements, which may result in manufacturing delays for our product and cause our revenue to decline.

Current regulations depend heavily on administrative interpretation. If the FDA does not believe that we are in compliance with applicable FDA regulations, the agency could take legal or regulatory enforcement actions against us and/or our products. We will also be subject to periodic inspections by the FDA and other governmental regulatory agencies, as well as certain third-party regulatory groups. Future interpretations made by the FDA or other regulatory bodies made during the course of these inspections may vary from current interpretations and may adversely affect our business and prospects. The FDA’s and other comparable non-U.S. regulatory agencies’ statutes, regulations or policies may change, and additional government regulation or statutes may be enacted, which could increase post-approval regulatory requirements, or delay, suspend or prevent marketing of any cleared or approved products or necessitate the recall of distributed products. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the United States or abroad.

The medical device industry has been under heightened FDA scrutiny as the subject of government investigations and enforcement actions. If our operations and activities are found to be in violation of any FDA laws or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines and other legal and/or agency enforcement actions. Any penalties, damages, fines, or curtailment or restructuring of our operations or activities could adversely affect our ability to operate our business and our financial results. The risk of us being found in violation of FDA laws is increased by the fact that many of these laws are broad and their provisions are open to a variety of interpretations. Any action against us for violation of these laws, even if we successfully defend ourselves against that action and its underlying allegations, could cause us to incur significant legal expenses and divert management’s attention from the operation of our business. Where there is a dispute with a federal or state governmental agency that cannot be resolved to the mutual satisfaction of all relevant parties, we may determine that the costs, both real and contingent, are not justified by the commercial returns to us from maintaining the dispute or the product.

Various claims, design features or performance characteristics of our medical devices that we may regard as permitted by the FDA without marketing clearance or approval, may be challenged by the FDA or state or foreign regulators. The FDA or state or foreign regulatory authorities may find that certain claims, design features or performance characteristics, to be made or included in the products, may have to be supported by further studies and marketing clearances or approvals, which could be lengthy, costly and possibly unobtainable.

If any of our product causes or contributes to a death or a serious injury or malfunction in certain ways, we will be required to report under applicable medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

Under FDA medical device reporting regulations (“MDR regulations”), medical device manufacturers are required to report to the FDA information that a device has or may have caused or contributed to a death or serious injury or has malfunctioned in a way that would likely cause or contribute to death or serious injury if the malfunction of the device or one of our similar devices were to recur. If we fail to report events required to be reported to the FDA within the required timeframes, or at all, the FDA could take enforcement action and impose sanctions against us. Any such adverse event involving our products also could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection or enforcement action. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, would require our time and capital, distract management from operating our business and may harm our reputation and have a material adverse effect on our business, financial condition, and results of operations.

Healthcare reform initiatives and other administrative and legislative proposals may adversely affect our business, financial condition, results of operations and cash flows in our key markets.

There have been and continue to be proposals by the federal government, state governments, regulators, and third-party payors to control or manage the increased costs of healthcare and, more generally, to reform the U.S. healthcare system. Certain of these proposals could limit the prices we are able to charge for our products or the coverage and reimbursement available for our products and could limit the acceptance and availability of our product. The adoption of proposals to control costs could have a material adverse effect on our business, financial condition, and results of operations.

For example, in the United States, in March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, together, the Affordable Care Act (“ACA”), is a sweeping measure intended to expand healthcare coverage within the United States, primarily through the imposition of health insurance mandates on employers and individuals, the provision of subsidies to eligible individuals enrolled in plans offered on the health insurance exchanges and the expansion of the Medicaid program. Implementation of the ACA will impact existing government healthcare programs and will result in the development of new programs. For example, the ACA, among other things, imposes a deductible excise tax of 2.3% on the sale of most medical devices, and any failure to pay this amount could result in the imposition of an injunction on the sale of our products, fines, and penalties.

There have been judicial and Congressional challenges to certain aspects of the ACA, as well as recent efforts by the former Trump administration to repeal or replace certain aspects of the ACA. For example, since January 2017, former President Trump signed two Executive Orders and other directives designed to delay the implementation of certain provisions of the ACA or otherwise circumvent some of the requirements for health insurance mandated by the ACA. Concurrently, Congress has considered legislation that would repeal or repeal and replace all or part of the ACA. While Congress has not passed comprehensive repeal legislation, two bills affecting the implementation of certain taxes under the ACA have been signed into law. The Tax Cuts and Jobs Act of 2017 (“TCJA”) includes a provision repealing, effective January 1, 2019, the tax-based shared responsibility payment imposed by the ACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate.” On January 22, 2018, President Trump signed a continuing resolution on appropriations for fiscal year 2018 (the “2018 Continuing Resolution”), that delayed the implementation of certain ACA-mandated fees, including the 2.3% excise tax imposed on manufacturers and importers for certain sales of medical devices through April 30, 2019. Further, the BBA, among other things, amended the ACA, effective January 1, 2019, to close the coverage gap in most Medicare drug plans, commonly referred to as the “donut hole.” In July 2018, CMS published a final rule permitting further collections and payments to and from certain ACA qualified health plans and health insurance issuers under the ACA risk adjustment program in response to the outcome of federal district court litigation regarding the method CMS uses to determine this risk adjustment. On December 14, 2018, a Texas U.S. District Court Judge ruled that the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress as part of the TCJA. While the Texas U.S. District Court Judge, as well as the Trump administration and CMS, have stated that the ruling will have no immediate effect pending appeal of the decision, it is unclear how this decision, subsequent appeals and other efforts to repeal and replace the ACA will impact the ACA and our business.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. On August 2, 2011, the Budget Control Act of 2011 was signed into law, which, among other things, includes reductions to Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013, and, due to subsequent legislative amendments to the statute, including the BBA, will remain in effect through 2027 unless additional Congressional action is taken. On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, reduced Medicare payments to several providers, including hospitals, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

We cannot assure you that the ACA, as currently enacted or as amended in the future, will not harm our business and financial results, and we cannot predict how future federal or state legislative or administrative changes relating to healthcare reform will affect our business.

There likely will continue to be legislative and regulatory proposals at the federal and state levels directed at containing or lowering the cost of healthcare. We cannot predict the initiatives that may be adopted in the future or their full impact. The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of healthcare may harm:

●	our ability to set a price that we believe is fair for our product;

●	our ability to generate revenue and achieve or maintain profitability; and

●	the availability of capital.

Further, recently there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several U.S. Congressional inquiries and proposed and enacted federal legislation designed to bring transparency to product pricing and reduce the cost of products and services under government healthcare programs. Congress and the Trump administration have each indicated that it will continue to seek new legislative and/or administrative measures to control product costs. Additionally, individual states in the United States have also increasingly passed legislation and implemented regulations designed to control product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures. Moreover, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what products to purchase and which suppliers will be included in their healthcare programs. Adoption of price controls and other cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures may prevent or limit our ability to generate revenue and attain profitability.

Various new healthcare reform proposals are emerging at the federal and state level. Any new federal and state healthcare initiatives that may be adopted could limit the amounts that federal and state governments will pay for healthcare products and services and could have a material adverse effect on our business, financial condition, and results of operations.

If our product is not approved for planned or new usage, our commercial opportunity will be limited.

We currently market and sell our EB device in Europe. However, our strategy is to market and sell our product for drug sample collection in the United States, upon approval or clearance from the FDA. Conducting clinical studies to obtain data for new or additional usage may require substantial additional funding beyond our current financial abilities. We cannot assure you that we will be able to successfully obtain clearance or approval for any of these additional product usages.

Even if we obtain clearance or approval to market our product for additional usages in the United States or internationally, we cannot assure you that any such usage will be successfully commercialized, widely accepted in the marketplace or more effective than other commercially available alternatives. If we are unable to successfully develop our products for new or additional usages, our commercial opportunity will be limited, which would have a material adverse effect on our business, financial condition, and results of operations.

We have limited data and experience regarding the safety and efficacy of our product. Results of earlier studies may not be predictive of future clinical trial results, and planned studies may not establish an adequate safety or efficacy profile for such products and other planned or future products, which would affect market acceptance of these products.

Because our Exa-Breath technology is relatively new in the drug sample collection market, we have performed clinical trials only with limited patient populations. The long-term effects of using our products on a large-scale basis has not been studied and the results of short-term clinical use of such products do not necessarily predict long-term clinical benefits or reveal long-term adverse effects. The results of preclinical studies and clinical trials of our product conducted to date and ongoing or future studies and trials of our current, planned, or future products may not be predictive of the results of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. Our interpretation of data and results from our clinical trials do not ensure that we will achieve similar results in future clinical trials. In addition, preclinical and clinical data are often susceptible to various interpretations and analyses, and many companies that have believed their products performed satisfactorily in preclinical studies and earlier clinical trials have nonetheless failed to replicate results in later clinical trials and subsequently failed to obtain marketing approval. Products in later stages of clinical trials may fail to show the desired safety and efficacy despite having progressed through nonclinical studies and earlier clinical trials.

If our clinical trials are unsuccessful or significantly delayed, or if we do not complete our clinical trials, our business may be harmed.

Clinical development is a long, expensive, and uncertain process and is subject to delays and the risk that products may ultimately prove unsafe or ineffective in providing the purpose for which they are designed.

Completion of clinical trials may take several years or more. Clinical trials can be delayed for a variety of reasons, including delays in obtaining regulatory approval to commence a trial, if needed, in reaching an agreement on acceptable clinical trial terms with prospective sites, in obtaining institutional review board approval at each site, in recruiting patients to participate in a trial or in obtaining sufficient supplies of clinical trial materials.

We cannot provide any assurance that we will successfully, or in a timely manner, enroll our clinical trials, that our clinical trials will meet their primary endpoints or that such trials or their results will be accepted by the FDA or foreign regulatory authorities.

We may experience numerous unforeseen events during, or because of, the clinical trial process that could delay or prevent us from receiving regulatory clearance or approval for new products or modifications of existing products, including new purposes for existing products, including:

●	enrollment in our clinical trials may be slower than we anticipate, or we may experience high screen failure rates in our clinical trials, resulting in significant delays;

●	our clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical and/or preclinical testing which may be expensive and time-consuming;

●	trial results may not meet the level of statistical significance required by the FDA or other regulatory authorities;

●	the FDA or similar foreign regulatory authorities may find the product is not sufficiently safe for use in humans;

●	the FDA or similar foreign regulatory authorities may interpret data from preclinical testing and clinical trials in different ways than we do;

●	there may be delays or failure in obtaining approval of our clinical trial protocols from the FDA or other regulatory authorities;

●	there may be delays in obtaining institutional review board approvals or governmental approvals to conduct clinical trials at prospective sites;

●	the FDA or similar foreign regulatory authorities may find our or our suppliers’ manufacturing processes or facilities unsatisfactory;

●	the FDA or similar foreign regulatory authorities may change their review policies or adopt new regulations that may negatively affect or delay our ability to bring a product to market or receive approvals or clearances to treat new indications;

●	we may have trouble in managing multiple clinical sites;

●	we may have trouble finding patients to enroll in our trials;

●	we may experience delays in agreeing on acceptable terms with third-party research organizations and trial sites that may help us conduct the clinical trials; and

●	we, or regulators, may suspend or terminate our clinical trials because the participating patients are being exposed to unacceptable health risks.

Failures or perceived failures in our clinical trials will delay and may prevent our product development and regulatory approval process, damage our business prospects, and negatively affect our reputation and competitive position.

Clinical trials may be delayed, suspended, or terminated for many reasons, which will increase our expenses and delay the time it takes to develop new products or seek new uses for our product.

We may experience delays in our ongoing or future preclinical studies or clinical trials, and we do not know whether future preclinical studies or clinical trials will begin on time, need to be redesigned, enroll an adequate number of patients on time or be completed on schedule, if at all.

The commencement and completion of clinical trials for future products or their uses may be delayed, suspended, or terminated as a result of many factors, including:

●	the FDA or other regulators disagreeing as to the design, protocol, or implementation of our clinical trials;

●	the delay or refusal of regulators or institutional review boards (“IRBs”) to authorize us to commence a clinical trial at a prospective trial site;

●	changes in regulatory requirements, policies, and guidelines;

●	delays or failure to reach agreement on acceptable terms with prospective clinical research organizations (“CROs”) and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

●	delays in patient enrollment and variability in the number and types of patients available for clinical trials;

●	the inability to enroll a sufficient number of patients in trials to observe statistically significant effects in the trial;

●	having clinical sites deviate from the trial protocol or dropping out of a trial;

●	negative or inconclusive results from ongoing preclinical studies or clinical trials, which may require us to conduct additional preclinical studies or clinical trials or to abandon projects that we expect to be promising;

●	safety or tolerability concerns that could cause us to suspend or terminate a trial if we find that the participants are being exposed to unacceptable health risks;

●	reports from preclinical or clinical testing of other similar therapies that raise safety or efficacy concerns;

●	regulators or IRBs requiring that we or our investigators suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or safety concerns, among others;

●	lower than anticipated retention rates of patients and volunteers in clinical trials;

●	our CROs or clinical trial sites failing to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all, deviating from the protocol or dropping out of a trial;

●	delays relating to adding new clinical trial sites;

●	difficulty in maintaining contact with patients after trial completion, resulting in incomplete data;

●	the quality of the product falling below acceptable standards;

●	the inability to manufacture sufficient quantities of our products to commence or complete clinical trials; and

●	exceeding budgeted costs due to difficulty in accurately predicting costs associated with clinical trials.

We could also encounter delays if a clinical trial is suspended or terminated by us, by the IRBs or the Ethics Committees of institutions at which such trials are being conducted, by the Data Safety Monitoring Board for such trial or by the FDA or other regulatory authorities. Such authorities may suspend or terminate a clinical trial due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements, including the FDA’s current Good Clinical Practice (“GCP”), regulations, or our clinical protocols, inspection of the clinical trial operations or trial site by the FDA resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate safety and effectiveness, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial.

In addition, we may encounter delays if the FDA concludes that our financial relationships with investigators result in a perceived or actual conflict of interest that may have affected the interpretation of a study, the integrity of the data generated at the applicable clinical trial site or the utility of the clinical trial itself. Principal investigators for our clinical trials may serve as scientific advisors or consultants to us from time to time and receive cash compensation and/or stock options in connection with such services. If these relationships and any related compensation to or ownership interest by the clinical investigator carrying out the study result in perceived or actual conflicts of interest, or if the FDA concludes that the financial relationship may have affected interpretation of the study, the integrity of the data generated at the applicable clinical trial site may be questioned and the utility of the clinical trial itself may be jeopardized, which could result in the delay or rejection by the FDA. Any such delay or rejection could prevent us from commercializing any of our products currently in development.

If we experience delays in the commencement or completion of any clinical trial of our product, or if any of our clinical trials are terminated, the commercial prospects of our product may be harmed, and our ability to generate revenue from sales may be delayed or materially diminished.

We do not know whether any of our future preclinical studies or clinical trials will begin as planned, will need to be restructured or will be completed on schedule, or at all. Any delays in completing our clinical trials will increase our costs, slow down our product development and approval process and jeopardize our ability to commence sales and generate associated revenue. Any of these occurrences may significantly harm our business, financial condition, and prospects. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial, suspension, or revocation of expanded regulatory clearance or approval of our products. Significant preclinical study or clinical trial delays also could shorten any periods during which we may have the exclusive right to commercialize our products or allow our competitors to bring products to market before we do and impair our ability to successfully commercialize our products.

We may be required to suspend or discontinue clinical trials due to side effects or other safety risks that could preclude approval of our product.

Our clinical trials may be suspended at any time for a number of reasons. We may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to participants. In addition, regulatory agencies may order the temporary or permanent discontinuation of our clinical trials at any time if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements or that they present an unacceptable safety risk to participants.

Our ability to market our current product is limited to the use as a device to collect samples for drug testing. If we want to market our products for further uses in the United States, we will need to file for FDA clearances or approvals and may need to conduct trials in addition to our existing trials to support expanded use, which would be expensive and time-consuming and may not be successful. The use, misuse or off-label use of our products may also result in injuries that lead to product liability suits, which could be costly to our business.

Our current product is not cleared for use in the United States in the United. This prohibits our ability to market or advertise our products for any other use, which restricts our ability to sell our product and could affect our growth. Our promotional materials and training methods must comply with FDA and other applicable laws and regulations, including the prohibition on the promotion of a medical device for a use that has not been cleared or approved by the FDA.

Use of a device outside of its cleared or approved indication is known as “off-label” use. We cannot prevent a physician from using our products for off-label use, as the FDA does not restrict or regulate a physician’s choice of treatment within the practice of medicine.

However, we are not allowed to actively promote or advertise our product for off-label uses. In addition, we cannot make comparative claims regarding the use of our product against any alternative treatments without conducting head-to-head comparative clinical studies, which would be expensive and time-consuming. If the FDA determines that our promotional, reimbursement or training materials for sales representatives constitute promotion of an off-label use, the FDA could request that we modify our training, promotional or reimbursement materials or subject us to regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, disgorgement of profits, a civil fine and criminal penalties. Other federal, state, or foreign governmental authorities also might take action if they consider our promotion, reimbursement or training materials to constitute promotion of an uncleared or unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement. For example, the government may take the position that off-label promotion resulted in inappropriate reimbursement for an off-label use in violation of the federal civil False Claims Act for which it might impose a civil fine and even pursue criminal action. In those possible events, our reputation could be damaged, and adoption of the product would be impaired.

We currently require limited training in the use of our product. If demand for our product continues to grow, less experienced physicians will likely use our products, potentially leading to more injury and an increased risk of product liability claims. The use or misuse of our product may in the future result in complications leading to product liability claims.

Although we will train our sales force not to promote our product for off-label uses, and our instructions for use in all markets specify that our product is not intended for use outside of those indications cleared or approved for use, the FDA or another regulatory agency could conclude that we have engaged in off-label promotion.

Our financial performance may be adversely affected by medical device tax provisions in the healthcare reform legislation.

The imposition of the 2.3% medical device excise tax enacted as part of the ACA could adversely affect our financial results. Although the suspension of the excise tax was extended to the end of 2019 by the 2018 Continuing Resolution, we do not know whether the suspension will continue beyond 2019. We may not be able to pass along the cost of the tax to our customers or offset the cost of the tax through higher sales volumes resulting from the expansion of health insurance coverage. Ongoing implementation of this legislation could have a material adverse effect on our business, financial condition, and results of operations.

Material modifications to our product may require new 510(k) clearances or pre-market approvals or may require us to recall or cease marketing our products until clearances or approvals are obtained.

Modifications that could significantly affect the safety and effectiveness of our product, such as changes to the intended use or technological characteristics of our product, will require new 510(k) clearances or PMAs or require us to recall or cease marketing the modified devices until these clearances or approvals are obtained. Based on FDA published guidelines, the FDA requires device manufacturers to initially make and document a determination of whether or not a modification requires a new approval, supplemental approval or clearance; however, the FDA can review a manufacturer’s decision. Any modification to an FDA-cleared device that could significantly affect its safety or efficacy or that would constitute a major change in its intended use would require a new 510(k) clearance or possibly a PMA, which could harm our operating results and require us to redesign such product. In these circumstances, we may be subject to significant enforcement actions.

Our employees, independent contractors, commercial partners, distributors, and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk that our employees, independent contractors, commercial partners, distributors, and vendors may engage in fraudulent or illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates: (i) the laws of the FDA and other similar foreign regulatory bodies, including those laws requiring the reporting of true, complete and accurate information to such regulators; (ii) manufacturing standards; (iii) healthcare fraud and abuse laws in the United States and similar foreign fraudulent misconduct laws; or (iv) laws that require the true, complete and accurate reporting of financial information or data. These laws may impact, among other things, future sales, marketing, and education programs. In particular, the promotion, sales and marketing of healthcare items and services, as well as certain business arrangements in the healthcare industry, are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing, and promotion, structuring and commissions, certain customer incentive programs and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of patient recruitment for clinical trials.

We will adopt a code of business conduct and ethics, but it is not always possible to identify and deter misconduct by our employees and other third parties, and the precautions we take to detect and prevent these activities may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us and we are not successful in defending ourselves or asserting our rights, those actions could result in the imposition of significant fines or other sanctions, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, disgorgement, individual imprisonment, additional integrity reporting and oversight obligations, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings and curtailment of operations, any of which could adversely affect our ability to operate our business and our results of operations. Whether or not we are successful in defending against any such actions or investigations, we could incur substantial costs, including legal fees, and divert the attention of management in defending ourselves against any of these claims or investigations, which could have a material adverse effect on our business, financial condition, and results of operations.

Environmental and health safety laws may result in liabilities, expenses, and restrictions on our operations. Failure to comply with environmental laws and regulations could subject us to significant liability.

Federal, state, local and foreign laws regarding environmental protection, hazardous substances and human health and safety may adversely affect our business. If our or our suppliers’ operations result in the contamination of the environment or expose individuals to hazardous substances, we could be liable for damages and fines, and any liability could significantly exceed our insurance coverage, if any is in force, and have a material adverse effect on our on our business, financial condition, and results of operations. Liability under environmental laws and regulations can be joint and several and without regard to fault or negligence. Compliance with environmental laws and regulations may be expensive, and non-compliance could result in substantial liabilities, fines and penalties, personal injury and third-party property damage claims and substantial investigation and remediation costs. Environmental laws and regulations could become more stringent over time, imposing greater compliance costs, and increasing risks and penalties associated with violations. We cannot assure you that violations of these laws and regulations will not occur in the future or have not occurred in the past as a result of human error, accidents, equipment failure or other causes. The expense associated with environmental regulation and remediation could harm our business, financial condition, and results of operation.

We face risks related to our collection and use of data, which could result in investigations, inquiries, litigation, fines, legislative and regulatory action and negative press about our privacy and data protection practices.

Our business processes personal data, including some data related to health. When conducting clinical trials, we face risks associated with collecting trial participants’ data, especially health data, in a manner consistent with applicable laws and regulations, such as the Common Rule, GCP guidelines, or FDA human subject protection regulations. We also face risks inherent in handling large volumes of data and in protecting the security of such data. We could be subject to attacks on our systems by outside parties or fraudulent or inappropriate behavior by our service providers or employees. Third parties may also gain access to users’ accounts using stolen or inferred credentials, computer malware, viruses, spamming, phishing attacks or other means, and may use such access to obtain users’ personal data or prevent use of their accounts. Data breaches could result in a violation of applicable U.S. and international privacy, data protection and other laws, and subject us to individual or consumer class action litigation and governmental investigations and proceedings by federal, state, and local regulatory entities in the United States and by international regulatory entities, resulting in exposure to material civil and/or criminal liability. Further, our general liability insurance and corporate risk program may not cover all potential claims to which we are exposed and may not be adequate to indemnify us for all liability that may be imposed.

This risk is enhanced in certain jurisdictions and, as we expand our operations domestically and internationally, we may be subject to additional laws in other jurisdictions. Any failure, or perceived failure, by us to comply with privacy and data protection laws, rules and regulations could result in proceedings or actions against us by governmental entities or others. These proceedings or actions may subject us to significant penalties and negative publicity, require us to change our business practices, increase our costs and severely disrupt our business. The GDPR became effective in May 2018. The GDPR applies extraterritorially and imposes several stringent requirements for controllers and processors of personal data, including, for example, higher standards for obtaining consent from individuals to process their personal data, more robust disclosures to individuals and a strengthened individual data rights regime, shortened timelines for data breach notifications, limitations on retention of information, increased requirements pertaining to special categories of personal data and pseudonymised (i.e., key-coded) data and additional obligations when we contract third-party processors in connection with the processing of the personal data. The GDPR provides that European Union (“EU”) member states may make their own laws and regulations limiting the (i) processing of personal data, including special categories of data (e.g., racial or ethnic origin, political opinions, religious or philosophical beliefs) and (ii) profiling and automated individual decision-making of individuals, which could limit our ability to use and share personal data or other data and could cause our costs to increase, harming our business and financial condition. Non-compliance with GDPR is subject to significant penalties, including fines of up to €20 million or 4% of total worldwide revenue. The interpretations of the GDPR by local data protection authorities in EU member states, along with the complexity of the new data protection regime itself, will leave the interpretation and enforcement of the law unclear in the near term, with potential inconsistencies across the EU member states. The implementation and enforcement of the GDPR may subject us to enforcement risk and requirements to change certain of our data collection, processing and other policies and practices. We could incur significant costs investigating and defending such claims and, if we are found liable, significant damages. If any of these events were to occur, our business and financial results could be adversely affected. Other jurisdictions outside the EU are similarly introducing or enhancing laws and regulations relating to privacy and data security, which enhances risks relating to compliance with such laws.

Additionally, we are subject to laws and regulations regarding cross-border transfers of personal data, including laws relating to transfer of personal data outside of the European Economic Area (“EEA”). We rely on transfer mechanisms permitted under these laws, including EU Standard Contract Clauses. Such mechanisms have received heightened regulatory and judicial scrutiny in recent years. If we cannot rely on existing mechanisms for transferring personal data from the EEA, the United Kingdom, or other jurisdictions, we could be prevented from transferring personal data of users or employees in those regions. This could adversely affect the manner in which we provide our services and thus materially affect our operations and financial results.

Legislative or regulatory reforms may make it more difficult and costly for us to obtain regulatory clearance or approval of any future products and to manufacture, market and distribute our products after clearance or approval is obtained.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the regulatory approval, manufacture and marketing of regulated products or the reimbursement thereof. In addition, FDA regulations and guidance are often revised or reinterpreted by the FDA in ways that may significantly affect our business and our product. Any new regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of planned or future products. It is impossible to predict whether legislative changes will be enacted or FDA regulations, guidance or interpretations changed, and what the impact of such changes, if any, may be.

Any change in the laws or regulations that govern the clearance and approval processes relating to our current product or any future products could make it more difficult and costly to obtain clearance or approval for new products or to produce, market and distribute existing products. Significant delays in receiving clearance or approval or the failure to receive clearance or approval for our new products would have an adverse effect on our ability to expand our business.

In the EU, on May 25, 2017, the new Medical Devices Regulation (“2017/745” or “MDR”) was adopted. Following its entry into application on May 26, 2020, the MDR will introduce substantial changes to the obligations with which medical device manufacturers must comply in the EU. High risk medical devices will be subject to additional scrutiny during the conformity assessment procedure.

Risks Related to Our Intellectual Property

If we are unable to obtain and maintain patent or other intellectual property protection for our product, or if the scope of the patent and other intellectual property protection obtained is not sufficiently broad, our competitors could develop and commercialize products and technology similar or identical to ours, and our ability to successfully commercialize any products we may develop, and our technology, may be adversely affected.

As with other medical device companies, our success depends in large part on our ability to maintain and solidify a proprietary position for our product, which will depend upon our success in obtaining effective patent claims that cover, and other intellectual property with respect to, such products, their manufacturing processes and their intended methods of use and enforcing those patent claims once granted as well as our other intellectual property. In some cases, we may not be able to obtain issued claims covering our technologies which are sufficient to prevent third parties, such as our competitors, from utilizing our technology. Any failure to obtain or maintain patent and other intellectual property protection with respect to our EB product and technologies or other aspects of our business could have a material adverse effect on our business, financial condition, and results of operations.

Changes in either the patent laws or their interpretation in the United States and other countries may diminish our ability to protect our inventions, obtain, maintain, and enforce our intellectual property rights and, more generally, could affect the value of our intellectual property or narrow the scope of our issued patents.

The patent prosecution process is expensive, time-consuming, and complex, and we may not be able to file, prosecute, maintain, enforce, or license all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output in time to obtain patent protection. Although we enter into non-disclosure and confidentiality agreements with parties who have access to confidential or patentable aspects of our research and development output, such as our employees, corporate collaborators, outside scientific collaborators, suppliers, consultants to 3rd parties, advisors and other third parties, any of these parties may breach the agreements and disclose such output before a patent application is filed, thereby jeopardizing our ability to seek patent protection. In addition, our ability to obtain and maintain valid and enforceable patents depends on whether the differences between our inventions and the prior art allow our inventions to be patentable over the prior art. Furthermore, the publication of discoveries in scientific literature often lags behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot be certain that we were the first to make the inventions claimed in any of our patents or pending patent applications, or that we were the first to file for patent protection of such inventions. Moreover, in some circumstances, we may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology that we license from or license to third parties and are therefore reliant on our licensors or licensees. Therefore, these and any of our patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of our business. Defects of form in the preparation or filing of our patents or patent applications may exist, or may arise in the future, for example, with respect to proper priority claims, inventorship and the like, although we are unaware of any such defects that we believe are of material importance. If we or any current or future licensors or licensees fail to establish, maintain, protect, or enforce such patents and other intellectual property rights, such rights may be reduced or eliminated. If any current or future licensors or licensees are not fully cooperative or disagree with us as to the prosecution, maintenance or enforcement of any patent rights, such patent rights could be compromised. If there are material defects in the form, preparation or prosecution of our patents or patent applications, such patents or applications may be invalid and unenforceable. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business.

The strength of patent rights generally, and particularly the patent position of medical device companies, involves complex legal and scientific questions and can be uncertain, and has been the subject of much litigation in recent years. This uncertainty includes changes to the patent laws through either legislative action to change statutory patent law or court action that may reinterpret existing law or rules in ways affecting the scope or validity of issued patents. Any successful challenge to our patents could deprive us of exclusive rights necessary for the successful commercialization of our products. Furthermore, even if they are unchallenged, our patents may not adequately protect our product, provide exclusivity for our product, or prevent others from designing around our claims. If the scope of any patent protection we obtain is not sufficiently broad, or if we lose any of our patent protection, our ability to prevent our competitors from commercializing similar or identical technology and products would be adversely affected. If the breadth or strength of protection provided by the patents we hold or pursue with respect to our product is challenged, it could dissuade companies from collaborating with us to develop, or threaten our ability to commercialize, our products.

Patents have a limited lifespan. In the United States, the natural expiration of a utility patent is generally 20 years after its effective filing date and the natural expiration of a design patent is generally 14 years after its issue date, unless the filing date occurred on or after May 13, 2015, in which case the natural expiration of a design patent is generally 15 years after its issue date. Various extensions may be available; however, the life of a patent, and the protection it affords, is limited. Without patent protection for our products and services, we may be open to competition. Further, if we encounter delays in our development efforts, the period of time during which we could market our product and services under patent protection would be reduced and, given the amount of time required for the development, testing and regulatory review of planned or future products, patents protecting such products might expire before or shortly after such products are commercialized. As a result, our intellectual property may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

Moreover, the coverage claimed in a patent application can be significantly reduced before the patent is issued, and its scope can be reinterpreted after issuance. Even if patent applications we license or own, currently or in the future, issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors or other third parties from competing with us, or otherwise provide us with any competitive advantage. Any patents that we own may be challenged, narrowed, circumvented, or invalidated by third parties. Consequently, we do not know whether our EB products and technologies will be protectable or remain protected by valid and enforceable patents. Our competitors or other third parties may be able to circumvent our patents by developing similar or alternative technologies or products in a non-infringing manner which could materially adversely affect our business, financial condition, and results of operations.

Patents covering our product could be found invalid or unenforceable if challenged in court or before administrative bodies in the United States or abroad.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our patents may be challenged in the courts or patent offices in the United States and abroad. We may be subject to a third-party pre-issuance submission of prior art to the U.S. Patent and Trademark Office (the “USPTO”), or become involved in opposition, derivation, revocation, reexamination, post-grant and inter partes review, or interference proceedings or other similar proceedings challenging our patent rights. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate or render unenforceable, our patent rights, allow third parties to commercialize our technology or product and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. Moreover, we may have to participate in interference proceedings declared by the USPTO to determine priority of invention or in post-grant challenge proceedings, such as oppositions in a foreign patent office, that challenge our priority of invention or other features of patentability with respect to our patents and patent applications. Such challenges may result in loss of patent rights, in loss of exclusivity or in patent claims being narrowed, invalidated, or held unenforceable, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology or product. Such proceedings also may result in substantial cost and require significant time from our management, even if the eventual outcome is favorable to us. Any of the foregoing could have a material adverse effect on our business, financial condition, and results of operations.

In addition, if we initiate legal proceedings against a third party to enforce a patent covering our product, the defendant could counterclaim that such patent is invalid or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO or made a misleading statement during prosecution. Third parties may also raise claims challenging the validity or enforceability of our patents before administrative bodies in the United States or abroad, even outside the context of litigation, including through re-examination, post-grant review, inter partes review, interference proceedings, derivation proceedings and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). Such proceedings could result in the revocation of, cancellation of or amendment to our patents in such a way that they no longer cover our products. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. If a third party were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on our product. Such a loss of patent protection would have a material adverse effect on our business, financial condition, and results of operations.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by government patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Obtaining and maintaining our patent protection depends on compliance with various procedural measures, document submissions, fee payments and other requirements imposed by government patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other government fees on patents and applications will be due to be paid to the USPTO and various government patent agencies outside of the United States over the lifetime of our patents and applications. The USPTO and various non-U.S. government agencies require compliance with several procedural, documentary, fee payment and other similar provisions during the patent application process. In some cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. There are situations, however, in which non-compliance can result in the abandonment or lapse of the patent or patent application, resulting in a partial or complete loss of patent rights in the relevant jurisdiction. In such an event, potential competitors might be able to enter the market with similar or identical products or technology, which could have a material adverse effect on our business, financial condition, and results of operations.

We may not be able to protect our intellectual property and proprietary rights throughout the world.

Third parties may attempt to commercialize competitive products or services in foreign countries where we do not have any patents or patent applications and/or where legal recourse may be limited. This may have a significant commercial impact on our foreign business operations.

Filing, prosecuting, and defending patents on our product in all countries throughout the world would be prohibitively expensive, and the laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our product, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our intellectual property and proprietary rights generally. Proceedings to enforce our intellectual property and proprietary rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly, could put our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property and proprietary rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition and results of operations may be adversely affected.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our product.

Changes in either the patent laws or interpretation of the patent laws in the United States could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. Assuming that other requirements for patentability are met, prior to March 2013, in the United States, the first to invent the claimed invention was entitled to the patent, while outside the United States, the first to file a patent application was entitled to the patent. After March 2013, under the Leahy-Smith America Invents Act (the “America Invents Act”), enacted in September 2011, the United States transitioned to a first inventor to file system in which, assuming that other requirements for patentability are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. A third party that files a patent application in the USPTO after March 2013, but before us could therefore be awarded a patent covering an invention of ours even if we had made the invention before it was made by such third party. This will require us to be cognizant of the time from invention to filing of a patent application. Since patent applications in the United States and most other countries are confidential for a period of time after filing or until issuance, we cannot be certain that we were the first to file any patent application related to our products or invent any of the inventions claimed in our patents or patent applications.

The America Invents Act also includes a number of significant changes that affect the way patent applications will be prosecuted and also may affect patent litigation. These include allowing third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, inter partes review and derivation proceedings. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in U.S. federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Therefore, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. In addition, future actions by the U.S. Congress, the federal courts and the USPTO could cause the laws and regulations governing patents to change in unpredictable ways. Any of the foregoing could have a material adverse effect on our business, financial condition, and results of operations.

Our reliance on third parties requires us to share our trade secrets, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed. If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to seeking patent protection for our products, we also rely upon unpatented trade secrets, know-how and continuing technological innovation to develop and maintain a competitive position. We seek to protect such proprietary information, in part, through confidentiality agreements with our employees, collaborators, contractors, advisors, and other third parties and invention assignment agreements with our employees. The confidentiality agreements are designed to protect our proprietary information and, in the case of agreements or clauses containing invention assignment, to grant us ownership of technologies that are developed through a relationship with employees or third parties.

We cannot guarantee that we have entered into such agreements with each party that has or may have had access to our trade secrets or proprietary information. Additionally, despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to, or independently developed by, a competitor or other third party, our competitive position would be materially and adversely harmed. Furthermore, we expect these trade secrets, know-how and proprietary information to over time be disseminated within the industry through independent development, the publication of journal articles describing the methodology and the movement of personnel from academic to industry scientific positions.

To the extent that our employees, contractors, or collaborators use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions, which could have a material adverse effect on our business, financial condition, and results of operations.

We may be subject to claims challenging the ownership or inventorship of our patents and other intellectual property and, if unsuccessful in any of these proceedings, we may be required to obtain licenses from third parties, which may not be available on commercially reasonable terms, or at all, or to cease the development, manufacture, and commercialization of our product.

We may be subject to claims that current or former employees, collaborators or other third parties have an interest in our patents, trade secrets or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of employees, or others who are involved in developing our products. Litigation may be necessary to defend against these and other claims challenging inventorship of our patents, trade secrets or other intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, intellectual property that is important to our products. If we were to lose exclusive ownership of such intellectual property, other owners may be able to license their rights to other third parties, including our competitors. We also may be required to obtain and maintain licenses from third parties, including parties involved in any such disputes. Such licenses may not be available on commercially reasonable terms, or at all, or may be non-exclusive. If we are unable to obtain and maintain such licenses, we may need to cease the development, manufacture, and commercialization of our product. The loss of exclusivity or the narrowing of our patent claims could limit our ability to stop others from using or commercializing similar or identical technology and products. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. Any of the foregoing could have a material adverse effect on our business, financial condition, and results of operations.

Third-party claims of intellectual property infringement, misappropriation or other violation against us or our collaborators may prevent or delay the sale and marketing of our product.

The medical device industry is highly competitive and dynamic. Due to the focused research and development that is taking place by several companies, including us and our competitors, in this field, the intellectual property landscape is in flux, and it may remain uncertain in the future. As such, we could become subject to significant intellectual property-related litigation and proceedings relating to our or third-party intellectual property and proprietary rights.

Our commercial success depends in part on our and any potential future collaborators’ ability to develop, manufacture, market and sell any products that we may develop and use our proprietary technologies without infringing, misappropriating and otherwise violating the patents and other intellectual property rights of third parties. It is uncertain whether the issuance of any third-party patent would require us or any potential collaborators to alter our development or commercial strategies, obtain licenses or cease certain activities. The medical device industry is characterized by extensive litigation regarding patents and other intellectual property rights, as well as administrative proceedings for challenging patents, including interference, inter partes or post-grant review, derivation and reexamination proceedings before the USPTO or oppositions and other comparable proceedings in foreign jurisdictions.

Third parties, including our competitors, may currently have patents or obtain patents in the future and claim that the manufacture, use or sale of our product infringes upon these patents. We have not conducted an extensive search of patents issued or assigned to other parties, including our competitors, and no assurance can be given that patents containing claims covering our product, parts of our product, technology or methods do not exist, have not been filed or could not be filed or issued. In addition, because patent applications can take many years to issue and because publication schedules for pending applications vary by jurisdiction, there may be applications now pending of which we are unaware and which may result in issued patents which our current or future products infringe. Also, because the claims of published patent applications can change between publication and patent grant, there may be published patent applications that may ultimately issue with claims that we infringe. As the number of competitors in our market grows and the number of patents issued in this area increases, the possibility of patent infringement claims against us escalates. Moreover, we may face claims from non-practicing entities (“NPEs”), which have no relevant product revenue and against whom our own patent portfolio may have no deterrent effect. Third parties, including NPEs, have claimed, and may in the future claim, that our product infringes or violates their patents or other intellectual property rights.

In the event that any third-party claims that we infringe their patents or that we are otherwise employing their proprietary technology without authorization and initiates litigation against us, even if we believe such claims are without merit, there is no assurance that a court would find in our favor on questions of infringement, validity, enforceability or priority. A court of competent jurisdiction could hold that these third-party patents are valid, enforceable, and infringed by our products. To successfully challenge the validity of any such U.S. patent in federal court, we would need to overcome a presumption of validity. As this burden is a high one requiring us to present clear and convincing evidence as to the invalidity of any such U.S. patent claim, there is no assurance that a court of competent jurisdiction would invalidate the claims of any such U.S. patent. If we are found to infringe third-party patents, and we are unsuccessful in demonstrating that such patents are invalid or unenforceable, such third parties may be able to block our ability to commercialize the applicable product or technology unless we obtain a license under the applicable patents, or until such patents expire or are finally determined to be held invalid or unenforceable. Such a license may not be available on commercially reasonable terms, or at all. Even if we are able to obtain a license, the license would likely obligate us to pay significant license fees and/or royalties, and the rights granted to us might be non-exclusive, which could result in our competitors gaining access to the same technology. If we are unable to obtain a necessary license to a third-party patent on commercially reasonable terms, or at all, we may be unable to commercialize our product, or such commercialization efforts may be significantly delayed, which could in turn significantly harm our business.

Defense of infringement claims, regardless of their merit or outcome, would involve substantial litigation expense and would be a substantial diversion of management and other employee resources from our business, and may impact our reputation. In the event of a successful claim of infringement against us, we may be enjoined from further developing or commercializing the infringing product and/or have to pay substantial damages for use of the asserted intellectual property, including treble damages and attorneys’ fees. We also might have to redesign our infringing product or technologies, which may be impossible or require substantial time and monetary expenditure.

Engaging in litigation to defend against third-party infringement claims is very expensive, particularly for a company of our size, and time-consuming. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on our common stock price. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing, or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of litigation or administrative proceedings more effectively than we can because of greater financial resources and more mature and developed intellectual property portfolios. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings against us could impair our ability to compete in the marketplace. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, or results of operations.

We may become involved in lawsuits to protect or enforce our patents and other intellectual property rights, which could be expensive, time-consuming, and unsuccessful.

Competitors may infringe our patents, or we may be required to defend against claims of infringement. In addition, our patents also may become involved in inventorship, priority or validity disputes. To counter or defend against such claims can be expensive and time-consuming. In an infringement proceeding, a court may decide that a patent owned by us is invalid or unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover such technology. An adverse result in any litigation proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during litigation.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our management and other personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on our common stock price. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing, or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources and more mature and developed intellectual property portfolios. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Any of the foregoing could have a material adverse effect on our business, financial condition, or results of operations.

We may not be successful in obtaining necessary rights to any product we may develop through acquisitions and in-licenses.

Many medical device companies and academic institutions are competing with us and filing patent applications potentially relevant to our business. We may find it necessary or prudent to obtain licenses from such third-party intellectual property holders. In addition, with respect to any patents we may in the future co-own with third parties, we may require licenses to such co-owners’ interest to such patents. However, we may be unable to secure such licenses or otherwise acquire or in-license any intellectual property rights from third parties that we identify as necessary for planned or future products. The licensing or acquisition of third-party intellectual property rights is a competitive area, and more established companies may pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources and greater commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment or at all. If we are unable to successfully obtain rights to required third-party intellectual property rights or maintain the existing intellectual property rights we have, we may have to abandon development of the relevant product, which could have a material adverse effect on our business, financial condition, and results of operations.

We may be subject to claims that our employees, or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers or claims asserting ownership of what we regard as our own intellectual property.

Our employees, and scientific advisors may be currently or previously employed or engaged at universities or other medical device or healthcare companies, including our competitors and potential competitors. Although we try to ensure that our employees, and advisors do not use the proprietary information or know-how of others in their work for us, we may in the future become subject to claims that we or these individuals have, inadvertently or otherwise, used or disclosed intellectual property, including trade secrets or other proprietary information, of their current or former employer. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, which could have a material adverse effect on our business, financial condition and results of operations. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

In addition, while it is our policy to require our employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. Such claims could have a material adverse effect on our business, financial condition, and results of operations.

Intellectual property rights do not necessarily address all potential threats.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business or permit us to maintain our competitive advantage. For example:

●	others may be able to make products that are similar to our product or utilize similar technology but that are not covered by the claims of our patents or that incorporate certain technology in our product that is in the public domain;

●	we, or our future licensors or collaborators, might not have been the first to make the inventions covered by the applicable issued patent or pending patent application that we own now or may own or license in the future;

●	we, or our future licensors or collaborators, might not have been the first to file patent applications covering our or their inventions;

●	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

●	issued patents that we hold rights to may be held invalid or unenforceable, including as a result of legal challenges by our competitors or other third parties;

●	our competitors or other third parties might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

●	we may not develop additional proprietary technologies that are patentable;

●	the patents of others may harm our business; and

●	we may choose not to file a patent to maintain certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property.

Any of the foregoing could have a material adverse effect on our business, financial condition, and results of operations.

Risks Related to Our Reliance on Third Parties

From time to time, we engage outside parties to perform services related to certain of our clinical studies and trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product.

From time to time, we may engage consultants to help design, monitor and analyze the results of certain of their clinical studies and trials. The consultants we may engage will interact with clinical investigators to enroll patients in their clinical trials. While we currently have no consultants we will depend on these consultants and clinical investigators to conduct clinical studies and trials and monitor and analyze data from these studies and trials under the investigational plan and protocol for the study or trial and in compliance with applicable regulations and standards, such as GCP guidelines, the Common Rule, and FDA human subject protection regulations. We may face delays in our regulatory approval process if these parties do not perform their obligations in a timely, compliant, or competent manner. If these third parties do not successfully carry out their duties or meet expected deadlines, or if the quality, completeness or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical trial protocols or for other reasons, our clinical studies or trials may be extended, delayed or terminated or may otherwise prove to be unsuccessful, and we may have to conduct additional studies, which would significantly increase our costs, to obtain the regulatory clearances or approvals that we need to commercialize our products

We need to depend on third parties to manufacture our product. If these manufacturers fail to meet our requirements and strict regulatory standards, we may be unable to develop, commercialize or market our product.

We depend upon third parties to manufacture our product. Reliance on a third-party manufacturer entails risks to which we would not be subject if we manufactured products ourselves, including:

●	reliance on the third party for regulatory compliance and quality assurance;

●	the possible breach of the manufacturing agreement by the third party because of factors beyond our control; and

●	the possibility of termination or nonrenewal of the agreement by the third party because of our breach of the manufacturing agreement or based on its own business priorities.

Any of these factors could cause delay or suspension of clinical trials, regulatory submissions, required approvals, commercialization or marketing of our product or cause us to incur higher costs. Furthermore, if our contract manufacturers fail to deliver the required commercial quantities of finished products on a timely basis and at commercially reasonable prices and we are unable to find one or more replacement manufacturers capable of production at a substantially equivalent cost, in substantially equivalent volumes and quality, and on a timely basis, we would likely be unable to meet demand for our product and we would lose potential revenue. Any difficulties in locating and hiring third-party manufacturers, or in the ability of third-party manufacturers to supply quantities of our product at the times and in the quantities needed, could have a material adverse effect on our business. It may take a significant amount of time to establish an alternative source of supply for our products and to have any such new source approved by the FDA.

We may seek strategic alliances or enter into licensing arrangements in the future and may not be successful in doing so, and even if we are, we may not realize the benefits or costs of such relationships.

We may form or seek strategic alliances, create joint ventures or collaborations, or enter into additional licensing arrangements with third parties that we believe will complement or augment our sales and marketing efforts with respect to our product and any planned or future products that we may develop. We may not be successful in our efforts to establish such collaborations for our products. Any of these relationships may require us to incur non-recurring and other charges, increase our near and long-term expenditures, issue securities that dilute our existing stockholders or disrupt our management and business. In addition, we face significant competition in seeking appropriate strategic partners and the negotiation process is time-consuming and complex. Moreover, we may not be successful in our efforts to establish a strategic partnership or other alternative arrangements for our product. We cannot be certain that, following a strategic transaction or license, we will achieve the revenue or specific net income that justifies such transaction. Any delays in entering into new strategic partnership agreements related to our product could delay the commercialization of our product in certain geographies for certain indications, which would harm our business prospects, financial condition, and results of operations.

In addition, any potential future collaborations may be terminable by our strategic partners, and we may not be able to adequately protect our rights under these agreements. Furthermore, strategic partners may negotiate for certain rights to control decisions regarding the development and commercialization of our product, if approved, and may not conduct those activities in the same manner as we do. Any termination of collaborations we enter into in the future, or any delay in entering into collaborations related to our products, could delay the development and commercialization of our product and reduce their competitiveness if they reach the market, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to This Offering and Ownership of Our Common Stock

An active, liquid, and orderly market for our common stock may not develop, and you may not be able to sell your common stock. The market price of our common stock may be highly volatile, and you may not be able to sell your shares.

Prior to this offering, there has not been a public market for our common stock. We cannot assure you that an active trading market for our common stock will develop following this offering. You may not be able to sell your shares quickly or at the market price if trading in our common stock is not active.

The trading price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including:

●	our failure to increase the sales of our product;

●	unanticipated serious safety concerns related to the use of our product;

●	introduction of new products or services offered by us or our competitors;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

●	announcements of technological or innovations in Exa-Breath technology;

●	our ability to effectively manage growth;

●	the size and growth of our target markets;

●	actual or anticipated quarterly variations in our or our competitors’ results of operations;

●	failure to meet estimates or recommendations by securities analysts who cover our stock;

●	failure to meet our own financial estimates;

●	accusations that we have violated a law or regulation;

●	recalls of our product;

●	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain, maintain, protect, and enforce patent protection and other intellectual property rights for our technology and products;

●	significant litigation, including stockholder litigation or litigation related to intellectual property;

●	our cash position;

●	any delay in any regulatory filings for our planned or future products and any adverse development or perceived adverse development with respect to the applicable regulatory authority’s review of such products;

●	adverse regulatory decisions, including failure to receive regulatory approval or clearance of our planned and future products or maintain regulatory approval or clearance for our existing products;

●	changes in laws or regulations applicable to our product;

●	adverse developments concerning our suppliers or distributors;

●	our inability to obtain adequate supplies of our product or inability to do so at acceptable prices;

●	our inability to establish and maintain collaborations if needed;

●	changes in the market valuations of similar companies;

●	overall performance of the equity markets;

●	sales of large blocks of our common stock, including sales by our executive officers, directors, and significant stockholders;

●	trading volume of our common stock;

●	additions or departures of key personnel;

●	changes in accounting principles;

●	ineffectiveness of our internal controls;

●	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors; and

●	other events or factors, many of which are beyond our control.

In addition, the stock market in general and the market for medical device companies in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially adversely affect our business, financial condition, and results of operations.

We do not intend to pay dividends on our common stock, so any returns will be limited to increases, if any, in our stock’s value. Your ability to achieve a return on your investment will depend on appreciation, if any, in the price of our common stock.

We currently anticipate that we will retain future earnings for the development, operations and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on, among other factors, our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Any return to stockholders will therefore be limited to the appreciation in the value of their stock, if any.

After this offering, our principal stockholders and management will own a significant percentage of our stock and will be able to exercise significant influence over matters subject to stockholder approval.

As of April 30, 2021, our executive officers, directors and 5% stockholders beneficially owned approximately 73.743% of the outstanding shares of capital stock, and, upon the closing of this offering, that same group will hold 73.743% of our outstanding shares of common stock Therefore, even after this offering, these stockholders will have the ability to influence us through this ownership position.

A significant portion of our outstanding shares of common stock is restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time, subject to lock-up periods under the lock-up agreements. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock. As of April 30, 2021, our directors, executive officers, and holders of 5% or more of our outstanding stock beneficially owned approximately 73.743% of our outstanding stock in the aggregate. If one or more of them were to sell a substantial portion of the shares they hold, it could cause our stock price to decline.

Sales of our common stock as restrictions end may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales also could cause the price of our common stock to fall and make it more difficult for you to sell shares of our common stock.

General Risk Factors

We are an emerging growth company, and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years following the year in which we complete this offering, although circumstances could cause us to lose that status earlier. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which requires the market value of our common stock that is held by non-affiliates to exceed $700.0 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company. We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which will require, among other things, that we file with the SEC, annual, quarterly, and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), as well as rules subsequently adopted by the SEC to implement provisions of the Sarbanes-Oxley Act, impose significant requirements on public companies, including requiring that we evaluate and determine the effectiveness of our internal control over financial reporting, beginning with our annual report for the year ending April 30 2019, which must be attested to by our independent registered public accounting firm to the extent we are no longer an “emerging growth company,” as defined by the JOBS Act, or a smaller reporting company under the Securities Act. Further, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), was enacted. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas such as “say on pay” and proxy access. Emerging growth companies are permitted to implement many of these requirements over a longer period and up to five years from this offering. We intend to take advantage of this legislation but cannot guarantee that we will not be required to implement these requirements sooner than anticipated or planned and thereby incur unexpected expenses. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.

We expect the rules and regulations applicable to public companies to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition, and results of operations. The increased costs will decrease our net income or increase our net loss and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees, or as executive officers.

If we have material weaknesses in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We are in the process of designing and implementing our internal control over financial reporting in which the process will be time-consuming, costly, and complicated. Until such time as we are no longer an “emerging growth company,” our auditors will not be required to attest as to our internal control over financial reporting. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, if we are unable to assert that our internal control over financial reporting is effective or, once required, if our independent registered public accounting firm is unable to attest that our internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could decrease. We could also become subject to stockholder or other third-party litigation, as well as investigations by any stock exchange on which our securities may trade, the SEC or other regulatory authorities, which could require additional financial and management resources and could result in fines, trading suspensions or other remedies.

We are at risk of securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because medical device companies have experienced significant stock price volatility in recent years. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading price for our stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Without obtaining adequate capital funding or improving our financial performance, we may not be able to continue as a going concern.

The report of our independent registered public accounting firm on our consolidated financial statements as of and for the year ended April 30, 2021 (See Note 2(c)), includes an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern. If we are unable to raise sufficient capital when needed, our business, financial condition and results of operations will be materially and adversely affected, and we will need to significantly modify our operational plans to continue as a going concern. The inclusion of a going concern explanatory paragraph by our auditors, our lack of cash resources and our potential inability to continue as a going concern may materially adversely affect our share price and our ability to raise new capital or to enter into critical contractual relations with third parties. If we are unable to continue as a going concern, we might have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements under the captions “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and in other sections of this prospectus that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies, and anticipated trends in our business. Forward-looking statements contained in this prospectus include, but are not limited to statements about:

●	our ability to design, develop, manufacture and market innovative products for the collection of samples for drug testing and any complimentary products,

●	our expected future growth, including growth in international sales,

●	the size and growth potential of the markets for our product, and our ability to serve those markets,

●	the rate and degree of market acceptance of our product,

●	coverage and reimbursement for using our product,

●	the performance of third parties in connection with the development of our product, including third-party suppliers,

●	regulatory developments in the United States and foreign countries,

●	our ability to obtain and maintain regulatory approval or clearance of our product on expected timelines,

●	our plans to research, develop and commercialize our product and any other approved or cleared product,

●	our ability to scale our organizational culture of cooperative product development and commercial execution,

●	the development, regulatory approval, efficacy, and commercialization of competing products,

●	the loss of key management personnel,

●	our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act,

●	our ability to develop and maintain our corporate infrastructure, including our internal controls,

●	our financial performance and capital requirements, and

●	our expectations regarding our ability to obtain and maintain intellectual property protection for our product, as well as our ability to operate our business without infringing the intellectual property rights of others.

These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed in the section titled “Risk Factors.” You should specifically consider the numerous risks outlined under “Risk Factors.”

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. We undertake no obligation to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

MARKET, INDUSTRY AND OTHER DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various third-party industry and research sources, on assumptions that we have made based on that data and other similar sources, and on our knowledge of the markets for our current and planned or future products. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

In addition, industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although we do not guarantee the accuracy or completeness of such information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. These and other factors could cause our actual results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling stockholders named in this prospectus. All proceeds from the resale of the shares of our common stock offered by this prospectus will belong to the selling stockholders identified in this prospectus under “Selling Securityholders.”

SELLING SECURITYHOLDERS

This prospectus includes 14,266,805 shares of Common Stock offered for resale by the selling stockholders identified below. For our selling stockholders the sales price to the public is fixed at $0.10 per share until our Common Stock is traded on a national exchange or the OTC Markets. Each shareholder acquired their shares during relying on the exemption from registration under Regulation S and Section 4(2) of the Securities Act of 1933, as amended. The shares of common stock covered hereby were issued by us in a private placement. See “Description of Private Placement.”

We are registering the shares to permit the selling stockholders and their pledgees, donees, transferees, and other successors-in-interest that receive their shares from a selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution”.

The following table 1.0 details the names of the selling stockholders, the number of common shares owned by the selling stockholders, and the number of common shares that may be offered by the selling stockholders for resale under this prospectus. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. Applicable percentage ownership is based on 47,295,183 shares of Common Stock outstanding as of April 30, 2021, together with securities exercisable or convertible into shares of Common Stock within 60 days of such date for the stockholder. Number and percentage owned after the offering assumes the sale of all or none of the shares offered under this prospectus. All shares of Common Stock offered under this prospectus are currently issued and outstanding. Not all of our shareholders have registered shares in this offering.

The selling stockholders may sell up to 14,266,805 shares of our Common Stock from time to time in one or more offerings under this prospectus. Because the selling stockholders may offer all, some, or none of the shares they hold, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by the selling stockholders after the offering can be provided. The following table has been prepared on the assumption that all or none of the shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholders. With the exception of Michael Doron; John Trainor; Erik Savenstrand; Jesper Ronald Petersen; Anders Olsson; Henrik Rammer and Niclas Kjellgren, none of the selling stockholders has been an officer or director of us or any of our predecessors or affiliates within the last three years, nor has any selling stockholder had a material relationship with us except as described in the footnotes below. Table 1.0 represents the common stock currently held by the shareholder and is based on 47,295,183 shares issued and outstanding.

Table 1.0

Name of Selling Security Holder	Shares Beneficially[1] Owned Prior to Offering	Number of Shares to be Registered	Maximum Number of Shares to be Sold	Amount of Securities Owned After the Offering[3]	Percentage of Securities Owned After the Offering[2,3]
ALW Equestrian Ranch LLC[4]	30.000	30,000	5,800	24,200	0.05
Mikael Andrea	95,915	95,915	5,800	90,115	0.19
Aurora Veronica Arph	75,012	75,012	5,800	69,212	0.15
Carl Peter Arph	100,016	100,016	5,800	94,216	0.20
Bohena AB5	1,387,322	5,800	5,800	1,381,522	2.92
Helena Broneus	182,529	182,529	5,800	176,729	0.37
Peter Carlsson	5,001	5,001	5,001	-0-	-0-
Chan Tsz King[6]	2,081,000	2,081,000	100,000	1,981,000	4.19
Chinese Investors Forex Fund LLC[14]	320,000	320,000	320,000	-0-	-0-
Elivagor AB11	773,824	773,824	5,800	768,024	1.62
Jonathan Ericsson	73,012	73,012	5,800	69,212	0.15
Claes de Geer	186,730	186,730	5,800	180,930	0.38
Andreas Gilbertsson	15,002	15,002	5,800	9,202	0.02
Stig H Hansen	182,529	182,529	5,800	176,729	0.37
Gibsonk Holding AB7	360,208	360,208	5,800	354,408	0.75
Mildh Holding AB8	18,253	18,253	5,800	12,453	0.03
Jonas Jalver	25,004	25,004	5,800	19,204	0.04
Christian Johansson	18,253	18,253	5,800	12,453	0.03
Magnus Johansson	75,012	75,012	5,800	69,212	0.15
Jacob Kaluski	18,253	18,253	5,800	12,453	0.03
KIPAX AB9	2,930,669	100,000	100,000	2,830,669	5.99
Carl Kjellberg	75,012	75,012	5,800	69,212	0.15
Peter Lee	250,000	250,000	220,000	30,000	0.06
Li Sze Tang	3,274,000	3,274,000	200,000	3,074,000	6.50
Mattias Lowing	50,008	50,008	5,800	44,208	0.09
Nei Pao Chin Gerry	488,000	488,000	40,000	448,000	0.95
Lars Olofsson	36,506	36,506	5,800	30,706	0.06
Mathias Pedersen	67,861	67,861	5,800	62,061	0.13
Pine Capital Asset Management Inc.[6]	2,716,000	2,716,000	200,000	2,516,000	5.32
Christian Rammer	1,059,019	5,800	5,800	1,053,219	2.23
David Rees	390,000	390,000	300,000	90,000	0.19
DD partner I Stocksund AB12	31,255	31,255	5,800	25,455	0.05
Starmount Capital[10]	2,081,000	2,081,000	100,000	1,981,000	4.19
Utvecklingspartner Bo Ahrenfelt AB	55,009	55,009	5,800	49,209	0.10
Neil Yman	5,001	5,001	5,001	-0-	-0-
TOTAL	19,502,215	14,266,805	1,729,202	17,803,013	37.65

(1)	Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling stockholder has the sole investment and voting power with respect to all shares of Common Stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in these footnotes.

(2)	As of April 30, 2021, there were 47,295,183 shares of our Common Stock issued and outstanding. In determining the percent of Common Stock beneficially owned by a selling stockholder as of April 30, 2021, (a) the numerator is the number of shares of Common Stock beneficially owned by such selling stockholder, and (b) the denominator is the sum of the 47,295,183 shares of Common Stock outstanding on April 30, 2021.

(3)	Represents the amount and percentage of shares in the event all of the securities are sold during the offering.

(4)	The beneficial owner, Managing Partner is Laing Williams who has voting and investment control over the shares.

(5)	The beneficial owner and Officer who has voting and investment control is Sten-Anders Fellman.

(6)	The beneficial owner, shareholder, Officer, Victor Lee has voting and investment control over the shares in Pine Capital Asset Management Inc.

(7)	The beneficial owners are Shakeel Arshad and Farrukh Akram, and the Office and Director is Lindsey Daniels. Each has voting and investment control over the shares.

(8)	The beneficial owner of Mildh Holding AB is Hakan Mildh Svennson who has voting and investment control.

(9)	The beneficial owner and Officer of KIPAX AB is Erik Krahbichler who has voting and investment control.

(10)	The beneficial owner, shareholder, Officer is Victor Lee who has voting and investment control over the shares.

(11)	The beneficial owner, shareholder, Officer is Lennert Sten who has voting and investment control over the shares.

(12)	The beneficial owner, shareholder, Officer is Dominika Andrae who has voting and investment control over the shares.

(13)	The beneficial owner, shareholder, Officer is Bo Ahrenfeldt who has voting and investment control over the shares.

(14)	The beneficial owner, shareholder, Officer is Wei Wang who has voting and investment control over the shares.

Table 2.0 below details the names of the selling stockholders that own Preferred Shares, the number of preferred shares owned, the voting power per share and the total of the voting power of the preferred shares for each owner, and the percentage of voting power of their common and preferred shares combined.

Table 2.0

Name of Selling Security Holder	Preferred Shares Beneficially Owned	Voting Power Of Each Preferred Share	Total Voting Power Of The Preferred Shares	Percentage Of Voting Power of The Preferred Shares	Percentage Of Voting Power Of Common and Preferred Shares Combined
John Trainor(1)	51,821	1,000	51,821,000	92.75%	59.85%
Michael Doron(2)	500	1,000	500,000	0.89%	4.02%
Jesper Petersen(3)	500	1,000	500,000	0.89%	3.77%
Erik Savenstrand(4)	500	1,000	500,000	0.89%	3.40%
Financial Buzz Media Networks LC(5)	1,500	1,000	1,500,000	2.68%	2.18%
CHINAINVESTORS.COM(6)	800	1,000	800,000	1.43%	0.78%
ALW Equestrian Ranch LLC(7)	250	1,000	250,000	.45%	0.27%

TOTAL	55,871	N/A	55,871,000	100%	N/A

(1)	President and a Director.

(2)	Chairman of the Board of Directors.

(3)	Director

(4)	Director

(5)	The beneficial owner, shareholder, Officer is Jiang Yu who has voting and investment control over the shares.

(6)	Chinainvestors.com is a company trading on the OTC. The CEO is King Fai Leung.

(7)	The beneficial owner, Managing Partner is Laing Williams who has voting and investment control over the shares.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have not agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act and (3) two years from the date of this prospectus.

DIVIDEND POLICY

We have never paid any dividends on our common stock. We currently anticipate that we will retain all available funds for use in the operation and expansion of our business, and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, restrictions under any future indebtedness and other factors the board of directors deems relevant.

CAPITALIZATION

The following table sets forth our cash and restricted cash held in trust and capitalization as of April 30, 2021, and 2020 on an actual basis. This table should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	Note	2021	2020
		US$	US$
ASSETS
Current Assets:
Cash	3 (c)	144,129	85,962
Restricted cash held in trust	3 (c)	555,648	-
Accounts receivable		583	-
Prepayments and other receivables	4	34,152	2,502
Total current assets		734,512	88,464
TOTAL ASSETS		734,512	88,464

LIABILITIES AND STOCKHOLDERS’ DEFIECIENCY
Current liabilities:
Accounts payable and accrued liabilities	5	378,421	451,808
Loans from third parties	6	89,838	101,536
Loans from related parties	8	101,377	45,703
Amount due to related parties	8	49,064	217,654
Total current liabilities		618,700	816,701

Non-current liabilities:
Long Term Payable	5	229,504	-
Total Liabilities		848,204	816,701

STOCKHOLDERS’ DEFICIENCY
Common stock, $0.01 par value, 250,000,000 authorized as at April 30, 2021, and April 30, 2020, respectively. Issued and outstanding common shares: 47,295,183 and 13,015,248 as of April 30, 2021, and April 30, 2020, respectively.	9	252,951	130,152
Class A Preferred stock, $0.001 par value, 5,000,000 authorized as at April 30, 2021, and April 30, 2020, respectively. Issued and outstanding shares: 24,371 and nil as at April 30, 2021, and April 30, 2020, respectively.	9	24	-
Class B Preferred Stock, $0.001 par value, 5,000,000 authorized as at April 30, 2021, and April 30, 2020, respectively. Issued and outstanding shares: 31,500 as at April 30, 2021, and Nil at April 30, 2020, respectively.	9	-	-
Shares to be issued (420,000 and nil common shares at April 30, 2021, and April 30, 2020, respectively)	9	27,300	-
Additional paid-in capital		3,948,919	2,519,267
Foreign currency translation reserves		(284,946)	(224,431)
Accumulated deficit		(3,583,385)	(2,758,187)
Total Equity (deficit) attributable to equity holders of the Company		360,863	(333,199)
Total deficit attributable to non-controlling interests		(823,298)	(762,384)
Legal reserve		348,743	367,346
Total deficit		(113,692)	(728,237)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY		734,512	88,464

The accompanying notes are an integral part of the consolidated financial statements.

The number of shares of our common stock issued and outstanding actual, in the table above is 47,295,183 shares as of April 30, 2021.

Common Stock

The holders of our Common Stock are entitled to one vote per share. In addition, the holders of our Common Stock will be entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our Common Stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our Common Stock will have no preemptive, subscription, redemption, or conversion rights. The holders of our Common Stock do not have cumulative rights in the election of directors. The rights, preferences, and privileges of holders of our Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Warrants

We have issued no warrants as of the date of this prospectus.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our articles of incorporation do not provide any provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our company or changing our board of directors and management. The holders of our common stock do not have cumulative voting rights in the election of our directors, which makes it more difficult for minority stockholders to be represented on the board. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger, or otherwise.

Our By-laws do not provide any provisions that may have anti-takeover effects.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record, a “resident domestic corporation,” from engaging in various “combination” transactions with any “interested stockholder” unless certain conditions are met or the corporation has elected in its articles of incorporation to not be subject to these provisions. We have not elected to opt out of these provisions and if we meet the definition of resident Domestic Corporation, now or in the future, our company will be subject to these provisions.

A “combination” is generally defined to include (a) a merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with the interested stockholder or affiliate or associate of the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, by the resident domestic corporation or any subsidiary of the resident domestic corporation to or with the interested stockholder or affiliate or associate of the interested stockholder having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the resident domestic corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the resident domestic corporation, or (iii) 10% or more of the earning power or net income of the resident domestic corporation; (c) the issuance or transfer in one transaction or series of transactions of shares of the resident domestic corporation or any subsidiary of the resident domestic corporation having an aggregate market value equal to 5% or more of the resident domestic corporation to the interested stockholder or affiliate or associate of the interested stockholder; and (d) certain other transactions with an interested stockholder or affiliate or associate of the interested stockholder.

An “interested stockholder” is generally defined as a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. An “affiliate” of the interested stockholder is any person that directly or indirectly through one or more intermediaries is controlled by or is under common control with the interested stockholder. An “associate” of an interested stockholder is any (a) corporation or organization of which the interested stockholder is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of voting shares of such corporation or organization; (b) trust or other estate in which the interested stockholder has a substantial beneficial interest or as to which the interested stockholder serves as trustee or in a similar fiduciary capacity; or (c) relative or spouse of the interested stockholder, or any relative of the spouse of the interested stockholder, who has the same home as the interested stockholder.

If applicable, the prohibition is for a period of two years after the date of the transaction in which the person became an interested stockholder, unless such transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders; and extends beyond the expiration of the two-year period, unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the transaction is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders at a meeting called for that purpose no earlier than two years after the date the person first became an interested stockholder; or (d) if the consideration to be paid to all stockholders other than the interested stockholder is, generally, at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus compounded interest and less dividends paid, (ii) the market value per share of common shares on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, plus compounded interest and less dividends paid, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, plus accrued dividends, if not included in the liquidation value. With respect to (i) and (ii) above, the interest is compounded at the rate for one-year United States Treasury obligations from time to time in effect.

Applicability of the Nevada business combination statute would discourage parties interested in taking control of our company if they cannot obtain the approval of our board of directors. These provisions could prohibit or delay a merger or other takeover or change in control attempt and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions.

The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of these provisions and will be subject to the control share provisions of the NRS if we meet the definition of an issuing corporation upon an acquiring person acquiring a controlling interest unless we later opt out of these provisions and the opt out is in effect on the 10th day following such occurrence.

The effect of the Nevada control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting of the stockholders. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company based on the following organizational structure.

DILUTION

If you purchase our common stock, you will not experience dilution in the net tangible book value of your shares of common stock. Dilution in net tangible book value represents the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock. The stock being offered in this registration is owned by the current stockholders.

As of April 30, 2021, we had a historical net tangible book deficit of $(113,692), or $(0.0024) per share of common stock, based on 47,295,183 shares of our common stock outstanding. Our historical net tangible book value per share represents the amount of our tangible assets, less liabilities, divided by the total number of shares of our common stock outstanding on April 30, 2021.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table summarizes our consolidated financial data. We have derived the summary consolidated statements of operations data for the years ended April 30, 2021, and 2020 from our audited consolidated financial statements included elsewhere in this prospectus. We have derived our balance sheet data as of April 30, 2021, and 2020 from our audited consolidated financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary consolidated financial data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Note	2021	2020
		US$	US$

Revenue		12,572	13,315

Expenses
General and administrative expense		(762,612)	(174,720)
Research and development expense		(120,038)	(100,400)
Total operating expenses		(882,650)	(275,120)
Operating loss		(870,078)	(261,805)

Finance costs		(24,673)	(13,725)
Other income (expenses), net		(1,565)	(1,063)
Net loss for the year		(896,316)	(276,593)
Less: net loss attributable to non-controlling interests		105,642	74,449
Net loss attributable to the company		(790,674)	(202,144)

Loss per share, basic and diluted		(0.05)	(0.02)

Weighted average number of common shares outstanding		15,792,612	12,439,479

The accompanying notes are an integral part of the consolidated financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes appearing elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks, uncertainties, and assumptions. You should read the “Special Notes Regarding Forward-Looking Statements” and “Risk Factors” sections of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Company Overview

We are a medical device company focused on developing, validating, and commercializing a product intended to transform the way biological samples are collected for analysis. We hope to establish a new technique for an exhaled breath collection system, which we refer to as Exa-Breath ® ‘EB’.

Our low cost and one-time-use EB specimen collection device, which leverages our EB technology, is a non-invasive, easy-to-use, and safe way to significantly improve the user experience and analytical outcomes. The EB device is being prepared for commercial deployment in Europe and N. America. A 510K application will be submitted for use in the U.S. There is no guarantee that the FDA will give clearance to market our EB device in the U.S. The FDA will determine that class under which we must file our 510K Application. We have ongoing pilot programs which, if successful, will allow us to expand the commercialization of our product into new applications and market segments worldwide.

We offer a new bio matrix sample collection methodology. This is a novel and proprietary procedure for the collection, extraction, and identification of non-volatile substances present in exhaled breath aerosols. This is not an instant screening type point of care test (POCT); instead, it is a highly accurate confirmatory and evidential grade, back-to-lab based technique, which has been developed into a complete end-to-end analytical platform for use in toxicology, pharmacology, and clinical biochemistry. It is called Exa-Breath (EB).

EB specimen collection is achieved using an electret membrane (electrostatic filter) and analysis is made using existing lab-based chromatographic-mass spectrometric (LC-MS/MS) analytical instrumentation and procedures. These are the same labs and instruments that currently analyze specimens of blood, urine, saliva, etc.

EB can detect a wide range of exogenous substances such as drugs of abuse and therapeutic drugs, as well as many other substances such as those prohibited in sport. Also, EB detects certain endogenous substances associated with the study of metabolomics and the determination of biomarkers. This includes the detection of SARS-CoV-2 RNA in breath using PCR type analysis.

We have obtained the grant of several core technology patents for key design features and functional elements of the EB sampling device, system, and method in target market segments across multiple countries/regions. The collection device will be FDA category Class 1 compliant. The first method validation for EB was published in March 2015 by the Karolinska Institute in Stockholm to detect multiple drugs of abuse. The EB device has been used extensively for workplace drug testing in Sweden.

There are multiple projects running across a range of application specific studies in areas such as law enforcement (cannabis breathalyzers), workplace drug testing, therapeutics, infectious disease testing, and sport anti-doping. Collaborative partnerships have been established in key areas and additional published data from ongoing studies and pilots is expected.

In early 2016, doping control in sport was identified as a ‘sweet spot’ for EB and prioritized as the target market. EB provides the anti-doping community with significant scientific, performance and logistical benefits at all stages of the process. EB offers athletes and doping control officers a quick, simple, hygienic, and non-intrusive collection procedure. It gives analytical labs and sport’s governing authorities the opportunity to enhance the accuracy and effectiveness of their anti-doping programs as well as reduce overall administrative and logistical support costs.

Also in 2016, as part of a global investment initiative in anti-doping research, the Partnership for Clean Competition (PCC) (www.cleancompetition.org/about/), funded a pilot study to assess the suitability and applicability of EB as an alternative bio matrix in anti-doping. This lab study was undertaken at the World Anti-Doping Agency (WADA) accredited lab in Cologne (Germany) by Dr Mario Thevis and his team. Dr Thevis is recognized as a leading world expert in the field of doping control. The Institute of Biochemistry of the German Sport University Cologne is one of the oldest doping laboratories in the world. The study’s results were positive, and the proof-of-concept data was published in May 2017.

During 2017, the PCC funded a second larger follow-on EB lab study, also performed by Dr Thevis. This study focused on substances prohibited for in-competition testing; it too was successful. The study’s data was presented to lab directors at the 36th International Workshop on Doping Analysis (Cologne, April 2018). Further PCC funded labs studies are ongoing.

Based on the positive method characterization and validation data from both of Dr Thevis’ studies, together with data from multiple other non-sport studies/trials performed over the last eight years by various research institutes such as the Karolinska in Sweden and the National Institute on Drug Abuse (NIDA) in Baltimore, the decision was made to proceed with an EB field study in sport.

The PCC initiated an IRB-approved field trial and user survey for in-competition testing of athletes to establish ease-of-use and athlete acceptance. A new anti-doping specific EB sample collection kit was designed, developed, and produced in quantity to support the field trial. This new device/kit was funded by the PCC.

The trial was undertaken by existing MLB partners. CDT doping control services based in Los Angeles, collected samples from 521 MiLB players across several US teams. SMRTL, a WADA-accredited lab in Salt Lake City, analyzed the samples (across 3 matrices). The trial’s data was presented to lab directors at the 37th International Workshop on Doping Analysis (Cologne, Feb. 2019). This field trial was funded by the PCC.

Expectations are high that EB is fit-for-purpose and will be widely adopted by sports organizations and readily accepted by athletes, especially as an alternative to the highly intrusive method of closely observed urine collection. This is particularly so for young adult athletes, where the threat from of prohibited substances may be higher.

US professional sports organizations have collective annual revenues of $60bn. Doping is arguably the single biggest threat to the integrity of professional and amateur sports in North America and worldwide. As the rewards for sporting success increase, so does the threat from doping. SensaSure, with ownership of the EB platform, is uniquely positioned, at this critical juncture of sport and technology, to provide the next level of technology driven protection and user-experience that clean athletes demand and sports organizations require.

EB can achieve this, for example, by providing a method which is ideally suited to new platforms that support physically unattended, while virtually observed, sample collections procedures. The COVID-19 crisis severely affected global anti-doping programs and demonstrated the need for dedicated secure platforms that support remote sample collection from players and athletes. This same platform, together with EB, may be used for wider applications such as telemedicine and remote health monitoring. This could include infection prevention and control precautions for COVID-19.

Supported by a wealth of peer reviewed published data from multiple independent lab studies and trials, together with close collaboration with our world class research partners and strategic sponsors, while protected by a portfolio with over 100 granted patents worldwide, we are preparing for entry into the global market of sports anti-doping as well as a wider range of applications in 2022 and beyond.

In 2021, we generated product revenue of $12,572, and a $896,316 net loss. The small decrease in our revenue was expected due to the concentration of our efforts on product modifications and less on sales. The increase of $587,892 in our general and administrative costs caused the large increase in our net loss. Our sales outside of the United States are denominated principally in Euros. As a result, we have foreign exchange exposure. We have not entered into any material foreign currency hedging contracts, although we may do so in the future.

Since inception, we have incurred significant net losses and expect to continue to incur net losses for the foreseeable future. Since our inception, our operations have been financed primarily by net proceeds from the sale of our common stock, indebtedness, and, to a lesser extent, product revenue. As of April 30, 2021, we had $699,777 in cash and restricted cash held in trust, and a total deficit of $113,692.

Our revenue in 2020 was $13,315 a net loss of $276,593. Our revenue remained relatively static due primarily to our attention directed to studies on the efficacy of the product and less on actual sales. Our operations were financed by additional private sales of stock as well as our officers contributing their efforts on the basis of stock compensation.

During 2020 we saw an increase in revenue from $11,048 in 2019 to $13,315 in 2020. The increase was not significant from 2019 and was directly attributable to our efforts in participating in studies regarding the use and efficacy of our product. Financing again was from the sale of common stock and our officers contributing their efforts for stock-based compensation.

Factors Affecting Our Business

There are a number of factors that have impacted, and we believe will continue to impact, our results of operations and growth. These factors include:

●	Market acceptance. The growth of our business depends on our ability to gain broader acceptance of our current product by continuing to make sporting and law enforcement aware of the benefits of our product to generate increased demand and frequency of use, and thus increase sales. Our ability to grow our business will also depend on our ability to expand our customer base in existing or new target end markets.

●	Regulatory approvals/clearances and timing and efficiency of new product introductions. We must successfully obtain timely approvals or clearances and introduce new products that gain acceptance with sports organizations, employers, and law enforcement agencies. For our sales to grow, we will also need to receive FDA approval for the use of our EB device and will need to obtain regulatory clearance. We believe that our EB device will be classified as a Class 1 medical device by the FDA. However, there is no assurance that we will be permitted to file as a Class 1 device nor whether we will receive clearance to sell our EB device in the U.S. Device classification depends on the intended use of the device and also upon indications for use. Class I includes devices with the lowest risk.

●	Sales force size and effectiveness. The rate at which we grow our sales force and the speed at which newly hired salespeople become effective can impact our revenue growth or our costs incurred in anticipation of such growth. We intend to continue to make significant investments in our sales and marketing organization by increasing the number of U.S. sales representatives and expanding our international marketing programs to help facilitate further adoption among our target market. While we are not following a traditional retail business model, we may still need local support resources. This could involve business development and/or project manager work with strategic/commercial/manufacturing partners or sponsors. These resources may be hired indirectly as consultants for the duration of a particular program.

●	Competition. Our industry is intensely competitive and, in particular, we compete with a number of large, well-capitalized companies. We must continue to successfully compete in light of our competitors’ existing and future products and related pricing and their resources to successfully market to the target markets who use our products. We have a portfolio of granted patents, which can serve to protect us from another party using our technology in the commercial market without our consent. However, there are always competitive threats. The main ones in our target market will come from the existing technologies and established solutions such as blood, urine, saliva testing. These methods are widely used and supported by many large companies compliant with recognized standards. Also, these methods are supported by established case law in the appropriate jurisdiction where they are in use. Companies providing test kids are Abbott, NMS Labs and LabCorp to mention a few.

●	Clinical results. Publications of clinical results by us, our competitors and other third parties can have a significant influence on whether, and the degree to which, our product is used by sports organizations, governing bodies for sports organizations and employers and law enforcement. We have published data; however, more data may be required in certain applications to enable wider adoption of our product.

While these factors may present significant opportunities for us, they also pose significant risks and challenges that we must address. See the section titled “Risk Factors” for more information.

Components of Our Results of Operations

Product revenue

Product revenue is from the sale of our EB device. Our EB device is only sold for research purposes to gather method validation data and is not approved or cleared for use in the United States or elsewhere.

In the future we will sell our product to sports organizations and their associated governing bodies, primarily through direct sales representatives, as well as through distributors in selected international markets. For product sold through direct sales representatives, control is transferred upon delivery to customers. For product to be sold to distributors internationally and certain customers that purchase stocking orders in the United States, control will be transferred upon shipment or delivery to the customer’s named location, based on the contractual shipping terms.

Cost of product revenue

Cost of product revenue consists primarily of the cost of components for use in our product, the materials and labor that are used to produce our product, the manufacturing overhead that directly supports production. We expect cost of product revenue to increase in absolute terms as our revenue grows.

Our gross margin has been and will continue to be affected by a variety of factors, primarily production volume, the cost of direct materials, product mix, geographic mix, discounting practices, manufacturing costs, product yields, headcount, and cost-reduction strategies. We expect our gross margin percentage to increase over the long term to the extent we are successful in increasing our sales volume and are therefore able to leverage our fixed costs. While we expect gross margin percentage to increase over the long term, it will likely fluctuate from quarter to quarter as we introduce new products.

Research and development expenses

Research and development (“R&D”) expenses consist of applicable personnel, consulting, materials, and clinical trial expenses. R&D expenses include:

●	certain personnel-related expenses, including salaries, benefits, bonus, travel, and stock-based compensation,

●	cost of clinical studies to support new products and product enhancements, including expenses for clinical research organizations (“CROs”) and site payments,

●	materials and supplies used for internal R&D and clinical activities,

●	allocated overhead including facilities and information technology expenses, and

●	cost of outside consultants who assist with technology development, regulatory affairs, clinical affairs, and quality assurance.

R&D costs are expensed as incurred. In the future, we expect R&D expenses to increase in absolute dollars as we continue to develop new products, enhance existing products and technologies, and perform activities related to obtaining additional regulatory approval.

Sales and marketing expenses

Sales and marketing expenses consist of personnel-related expenses, including salaries, benefits, sales commissions, travel, and stock-based compensation. Other sales and marketing expenses include marketing and promotional activities, including trade shows and market research. We expect to continue to grow our sales force and increase marketing efforts as we continue commercializing products based on our EB Technology. As a result, we expect sales and marketing expenses to increase in absolute dollars in future periods.

General and administrative expenses

General and administrative expenses consist of personnel-related expenses, including salaries, benefits, bonus, travel, and stock-based compensation. Other general and administrative expenses include professional services fees, including legal, audit and tax fees, insurance costs, cost of outside consultants and employee recruiting and training costs. Moreover, we expect to incur additional expenses associated with operating as a public company, including legal, accounting, insurance, exchange listing and SEC compliance and investor relations. As a result, we expect general and administrative expenses to increase in absolute dollars in future periods.

Other income, net

Other income consists primarily of interest earned on our cash equivalents and short-term investments.

Income tax provision

Income tax provision consists primarily of income taxes in certain foreign jurisdictions in which we conduct business.

Results of Operations

Comparison of the three months Ended July 31, 2021, and July 31 2020

	Note	July 31, 2021	July 31, 2020
		US$	US$

Revenue		-	3,455

Expenses
General and administrative expense		(156,054)	(32,674)
Research and development expense		(21,964)	(16,102)
Total operating expenses		(178,018)	(48,776)
Operating loss		(178,018)	(45,321)

Finance costs		(12,498)	(10,781)
Other income (expenses), net		(27)	(10)
Net loss for the year		(190,543)	(56,112)
Less: net loss attributable to non-controlling interests		32,089	15,103
Net loss attributable to the company		(158,454)	(41,009)

Loss per share, basic and diluted		(0.003)	(0.003)

Weighted average number of common shares outstanding		47,636,922	13,373,897

The accompanying notes are an integral part of the consolidated financial statements.

Revenue

Our revenue decreased by $3,455, or 100%, from $3,455 in 2020 to $-0- in the same period in 2021. The decrease was due to the company focusing on raising additional capital. In addition, the worldwide pandemic has reduced the ability of our key employees to be actively involved in sales of the product.

Operating expenses

Our total operating expenses increased by $129,242, or 265%, from $48,776 in 2020 to $178,018 in 2021. The increase was primarily due to an increase in our general and administrative costs. Our total operating expenses for the three months ended July 31, 2021 was $178,018.

Liquidity and Capital Resources

Sources of liquidity

Since our inception through July 31, 2021, our operations have been financed primarily by net proceeds from the sale of our common stock, indebtedness and, to a lesser extent, product revenue. As of July 31, 2021, we had $613,581 in cash and restricted cash held in trust and a total deficit of $264,637.

Funding requirements

Based on our planned operations, we do expect that our current cash and restricted cash held in trust, together with common stock sales, will be sufficient to fund our operations for at least 12 months. These conditions raise substantial doubt about our ability to continue as a going concern for a period in excess of one year from the date of the issuance of our most recent consolidated financial statements. Our ability to continue as a going concern is dependent upon our ability to successfully secure sources of financing and ultimately achieve profitable operations. However, based on our planned operations, we expect our cash and restricted cash held in trust, together with common stock sales, will be sufficient to fund our operating expenses for at least the next 12 months.

Comparison of the Years Ended April 30, 2021, and 2020

The following table shows our comprehensive loss for the years ended April 30, 2021, compared to April 30, 2020:

	Note	2021	2020	Change $	Change %
		US$	US$

Net loss for the year		(896,316)	(276,593)	(619,723)	224%
Foreign currency translation reserve		(77,982)	26,373	(104,355)	396%
Total comprehensive loss for the year		(974,298)	(250,220)	(724,078)	289%

Attributable to:
Common shareholders of the Company		(851,189)	(185,946)	(665,243)	358%
Non-controlling interests		(123,109)	(64,274)	(58,835)	92%
		(974,298)	(250,220)	(724,078)	289%

Revenue

Our revenue decreased by $743, or 5.58%, from $13,315 in 2020 to $12,572 in 2021. The decrease was due to a decrease in the number of customers purchasing the EB device for clinical trials. Revenue consisted of the sale of our EB device.

Operating expenses

Our operating expenses increased by $607,530, or 221%, from $275,120 in 2020 to $882,650 in 2021. The increase was primarily due to an increase in our general and administrative costs. Our total operating expenses for the year ended April 30, 2019, were a decrease of $51,800 from the year ended April 30, 2018. Our total operating expenses for the year ended April 30, 2020, were a decrease of $9,123 from the year ended April 30, 2019, or a 2.53% decrease.

Liquidity and Capital Resources

Sources of liquidity

Since our inception through April 30, 2021, our operations have been financed primarily by net proceeds from the sale of our common stock, indebtedness and, to a lesser extent, product revenue. As of April 30, 2021, we had $699,777 in cash and restricted cash held in trust and a total deficit of $113,692.

Funding requirements

Based on our planned operations, we do expect that our current cash and restricted cash held in trust, together with common stock sales, will be sufficient to fund our operations for at least 12 months. These conditions raise substantial doubt about our ability to continue as a going concern for a period in excess of one year from the date of the issuance of our most recent consolidated financial statements. Our ability to continue as a going concern is dependent upon our ability to successfully secure sources of financing and ultimately achieve profitable operations. However, based on our planned operations, we expect our cash and restricted cash held in trust, together with common stock sales, will be sufficient to fund our operating expenses for at least the next 12 months.

We have a number of ongoing clinical trials and expect to continue to make substantial investments in these trials and in additional clinical trials that are designed to provide clinical evidence of the safety and efficacy of our product. We intend to continue to make significant investments in our sales and marketing organization by increasing the number of U.S. sales representatives and expanding our international marketing programs to help facilitate further adoption of our product. We also expect to continue to make investments in research and development, regulatory affairs, and clinical studies to develop future generations of products based on our EB Technology, support regulatory submissions, and demonstrate the clinical efficacy of our product. Moreover, we expect to incur additional expenses associated with operating as a public company, including legal, accounting, insurance, exchange listing and SEC compliance, investor relations and other expenses. Because of these and other factors, we expect to continue to incur substantial net losses and negative cash flows from operations for the foreseeable future.

Our future capital requirements will depend on many factors, including:

●	the cost, timing and results of our clinical trials and regulatory reviews,

●	the cost and timing of establishing sales, marketing, and distribution capabilities,

●	the terms and timing of any other collaborative, licensing, and other arrangements that we may establish,

●	the timing, receipt, and amount of sales from our current and potential products,

●	the degree of success we experience in commercializing our product,

●	the emergence of competing or complementary technologies,

●	the cost of preparing, filing, prosecuting, maintaining, defending, and enforcing any patent claims and other intellectual property rights, and

●	the extent to which we acquire or invest in businesses, products, or technologies, although we currently have no commitments or agreements relating to any of these types of transactions.

We will require additional financing to fund working capital and pay our obligations. We may seek to raise any necessary additional capital through a combination of public or private equity offerings and/or debt financings. There can be no assurance that we will be successful in acquiring additional funding at levels sufficient to fund our operations or on terms favorable to us, if at all. If adequate funds are not available on acceptable terms when needed, we may be required to significantly reduce operating activities, which may have a material adverse effect on our business and/or results of operations and financial condition. If we do raise additional capital through public or private equity or convertible debt offerings, the ownership interest of our existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect our existing stockholders’ rights. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Additional capital may not be available on reasonable terms, or at all.

Cash Flows

The following table summarizes our cash flows for the three months ended July 31, 2021, and 2020:

	2021	2020
	US$	US$
Cash flows from operating activities:
Net loss	(190,543)	(56,112)
Adjustments for:
Issuance of common shares for service	25,131	-
Changes in:
Accounts receivables	578	-
Prepayments and other receivables	(3,013)	(1,709)
Accounts payable and accrued liabilities	(9,879)	11,357
Amount due to related parties	(44,838)	22,998
Long term payable to a related party	219,549	-
Net cash used in operating activities	(126,862)	(23,465)

Cash flows from financing activities:
Proceeds from issuance of shares	27,300	99,643
Proceeds from (repayment to) third party loans	-	(31)
Proceeds from (repayment to) related party loans	-	42,716
Net cash provided by financing activities	27,300	142,328

Effect of exchange rate changes on cash and restricted cash held in trust	13,366	18,937
Net (decrease) increase in cash and restricted cash held in trust	(86,196)	137,800
Cash and restricted cash held in trust at the beginning of period	699,777	85,962
Cash and restricted cash held in trust at the end of period	613,581	223,762

Supplemental cash flows information
Income tax paid	-	-
Interest paid	-	-

Operating activities

For the three months ended July 31, 2021 we had no cash provided by operating activities with a net loss of ($190,543) in cash flow. The net loss was primarily due to an increase in General and Administrative costs and an increase in research and development.

In 2021, cash provided by operating activities was ($-0-), with a net cash used in operating activities of ($126,862). The net loss was primarily due to an increase in General and Administrative costs and an increase in research and development.

Investing activities

In the three months ended July 31, 2021 and July 31, 2020, we did not generate cash from investing activities.

Financing activities

In 2020, cash provided by financing activities was $142,328, attributable to proceeds of the issuance of shares of common stock and proceeds from borrowings.

In 2021, cash provided by financing activities was $27,300, attributable to the issuance of shares of common stock and proceeds from borrowings.

The following table summarizes our cash flows for the periods ended April 30, 2021, and 2020:

	2021	2020
	US$	US$
Cash flows from operating activities:
Net loss	(893,316)	(276,593)
Adjustments for:
Issuance of common shares for service	-	-
Issuance of Class A preferred shares for service	360,795	-
Changes in:
Accounts receivables	(557)	747
Prepayments and other receivables	(3,742)	281
Accounts payable and accrued liabilities	202,029	42,135
Amount due to related parties	(197,578)	87,565
Other non-current liabilities	219,549	-
Net cash used in operating activities	(315,820)	(145,865)

Cash flows from financing activities:
Proceeds from issuance of shares	865,343	104,354
Proceeds from issuance of shares by subsidiary	27,671	17,471
Proceeds from (repayment to) third party loans	(28,125)	(2,192)
Proceeds from (repayment to) related party loans	45,638	92,064
Net cash provided by financing activities	910,527	211,697

Effect of exchange rate changes on cash and restricted cash held in trust	19,108	(310)
Net increase in cash and restricted cash held in trust	613,815	65,522
Cash at the beginning of year	85,962	20,440
Cash and restricted cash held in trust at the end of year	699,777	85,962

Supplemental cash flows information
Income tax paid	-	-
Interest paid	-	-

Our cash flow activity reflects our reliance on our financing activities, private stock sales.

Operating activities

In 2020, cash used in operating activities was $145,865, with a net loss of ($276,593). The net loss was primarily due to an increase in General and Administrative costs to $174,720 and an increase in research and development to $100,400.

In 2021, cash used in operating activities was ($315,820), with a net loss of ($893,316). The net loss was primarily due to an increase in General and Administrative costs to $762,612 and an increase in research and development to $120,038.

Investing activities

In the fiscal years ended April 30, 2021 and 2020 we did not generate cash from investing activities.

Financing activities

In 2020, cash provided by financing activities was $211,697, attributable to proceeds of the issuance of shares of common stock and proceeds from borrowings.

In 2021, cash provided by financing activities was $910,527 attributable to the issuance of shares of common stock and proceeds from borrowings.

Off-Balance Sheet Arrangements

During the periods presented, we did not have, nor do we currently have, any off-balance sheet arrangements as defined in the rules and regulations of the SEC.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of these consolidated financial statements requires us to make estimates and assumptions for the reported amounts of assets, liabilities, revenue, expenses, and related disclosures. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.

While our significant accounting policies are more fully described in Note 3 to our consolidated financial statements appearing elsewhere in this prospectus, we believe the following discussion addresses our most critical accounting policies, which are those that are most important to our financial condition and results of operations and require our most difficult, subjective, and complex judgments.

Revenue recognition

The Company adopted Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers” (“ASC 606”) on May 1, 2018. In accordance with ASC 606, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services by applying the core principles – 1) identify the contract with a customer, 2) identify the performance obligations in the contract, 3) determine the transaction price, 4) allocate the transaction price to performance obligations in the contract, and 5) recognize revenue as performance obligations are satisfied.

The Company sells devices with collection mechanism for biological samples based upon exhaled breath. Revenues was recognized upon delivery of device (at a point of time). In order to recognize revenue, management considers whether or not the following criteria are met: persuasive evidence of a commercial arrangement exists, and delivery has occurred or services have been rendered. For sales of devices, which are invoiced directly, additional revenue recognition criteria include that the price is fixed and determinable and collectability is reasonably assured.

We sell our product to organizations and employers that use drug testing, primarily through direct sales representatives, as well as through distributors in selected international markets. For products sold through direct sales representatives, control is transferred upon delivery to customers. For products sold to distributors internationally and certain customers that will in the future purchase stocking orders in the United States, control is transferred upon shipment or delivery to the customer’s named location, based on the contractual shipping terms.

Accrued research and development costs

We accrue liabilities for estimated costs of R&D activities conducted by our third-party service providers, which include the conduct of preclinical and clinical studies. We record the estimated costs of R&D activities based upon the estimated amount of services provided but not yet invoiced and include these costs in accrued liabilities on the consolidated balance sheet and within R&D expense on the consolidated statements of operations and comprehensive loss.

We accrue for these costs based on factors, such as estimates of the work completed and budget provided and in accordance with agreements established with our third-party service providers. We make significant judgments and estimates in determining the accrued liabilities balance in each reporting period. As actual costs become known, we adjust our accrued liabilities. We have not experienced any material differences between accrued costs and actual costs incurred since our inception.

Stock-based compensation

We will account for share-based payments at fair value. The fair value of stock is measured on a straight-line amortization over the length of the period of employment. For share-based awards that vest subject to the satisfaction of a service requirement, the fair value measurement date for stock-based compensation awards is the date of grant and the expense is recognized on a straight-line basis, over the vesting period. We will account for forfeitures as they occur.

The fair value of each stock option grant will be determined using the methods and assumptions discussed below (see “—Fair value of common stock”). Each of these inputs is subjective and generally requires significant judgment and estimation by management.

●	Expected Term—The expected term represents the period that stock-based awards are expected to be outstanding. Our historical share option exercise information is limited due to a lack of sufficient data points and does not provide a reasonable basis upon which to estimate an expected term. The expected term for option grants is therefore determined using the simplified method. The simplified method deems the expected term to be the midpoint between the vesting date and the contractual life of the stock-based awards.

●	Expected Volatility—The expected volatility was derived from the historical stock volatilities of comparable peer public companies within our industry that are considered to be comparable to our business over a period equivalent to the expected term of the stock-based awards, since there has been no trading history of our common stock.

●	Risk-Free Interest Rate—The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the date of grant for zero-coupon U.S. Treasury notes with maturities approximately equal to the stock-based awards’ expected term.

●	Expected Dividend Yield—The expected dividend yield is zero as we have not paid nor do we anticipate paying any dividends on our common stock in the foreseeable future.

Emerging Growth Company Status

In April 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Therefore, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards, and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326) - Measurement of Credit Losses on Financial Instruments.” This pronouncement, along with subsequent ASUs issued to clarify provisions of ASU 2016-13, changes the impairment model for most financial assets and will require the use of an “expected loss” model for instruments measured at amortized cost. Under this model, entities will be required to estimate the lifetime expected credit loss on such instruments and record an allowance to offset the amortized cost basis of the financial asset, resulting in a net presentation of the amount expected to be collected on the financial asset. In developing the estimate for lifetime expected credit loss, entities must incorporate historical experience, current conditions, and reasonable and supportable forecasts. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. On November 19, 2019, the FASB issued ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), finalized various effective date delays for private companies, not-for-profit organizations, and certain smaller reporting companies applying the credit losses (CECL), the revised effective date is January 2023.

In July 2019, the FASB issued ASU 2019-07, Codification Updates to SEC Sections. This ASU amends various SEC paragraphs pursuant to the issuance of SEC Final Rule Releases No. 33-10532, Disclosure Update and Simplification, and Nos. 33-10231 and 33-10442, Investment Company Reporting Modernization. One of the changes in the ASU requires a presentation of changes in stockholders’ equity in the form of a reconciliation, either as a separate financial statement or in the notes to the financial statements, for the current and comparative year-to-date interim periods. The Company presented changes in stockholders’ equity as separate financial statements for the current and comparative year-to-date interim periods beginning on April 1, 2019. The additional elements of the ASU did not have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company is currently evaluating the impacts of the provisions of ASU 2019-12 on its financial condition, results of operations, and cash flows.

In March 2020, the FASB issued ASU No. 2030-20 Codification Improvements to Financial Instruments, An Amendment of the FASB Accounting Standards Codification: a)in ASU No. 2016-01, b) in Subtopic 820-10, c) for depository and lending institutions clarification in disclosure requirements, d) in Subtopic 470-50, e) in Subtopic 820-10, f) Interaction of Topic 842 and Topic 326, g) Interaction of the guidance in Topic 326 and Subtopic 860-20.The amendments in this Update represent changes to clarify or improve the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. For public business entities updates under the following paragraphs: a), b), d) and e) are effective upon issuance of this final update. The effective date for c) is for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company has adopted this ASU for the year ended April 30, 2021.

In April 2021, The FASB issued ASU 2021-04 to codify the final consensus reached by the Emerging Issues Task Force (EITF) on how an issuer should account for modifications made to equity-classified written call options (hereafter referred to as a warrant to purchase the issuer’s common stock). The guidance in the ASU requires the issuer to treat a modification of an equity-classified warrant that does not cause the warrant to become liability-classified as an exchange of the original warrant for a new warrant. This guidance applies whether the modification is structured as an amendment to the terms and conditions of the warrant or as termination of the original warrant and issuance of a new warrant. The Company does not expect that the new guidance will significantly impact its consolidated financial statements.

See Note 3 to our consolidated financial statements included elsewhere in this prospectus for more information.

Quantitative and Qualitative Disclosures About Market Risk

Interest rate risk

Our cash and restricted cash held in trust as of April 30, 2021, consisted of bank deposits and money market funds. Such interest-earning instruments carry a degree of interest rate risk. The goals of our investment policy are liquidity and capital preservation, we do not enter into investments for trading or speculative purposes and have not used any derivative financial instruments to manage our interest rate exposure. We believe that we do not have any material exposure to changes in the fair value of these assets as a result of changes in interest rates due to the short-term nature of our cash and restricted cash held in trust.

Foreign currency exchange risk

As we expand internationally, our results of operations and cash flows may become increasingly subject to fluctuations due to changes in foreign currency exchange rates. Our revenue is denominated in U.S. dollars. As our operations in countries outside of the United States grow, our results of operations and cash flows may be subject to fluctuations due to changes in foreign currency exchange rates, which could harm our business in the future. To date, we have not entered into any material foreign currency hedging contracts, although we may do so in the future.

BUSINESS

Company Overview

SensaSure is a medical technology or “MedTech”, company supplying a simple device and validated method to collect a breath sample for lab-based analysis. Exhaled breath contains aerosols which originate from the lungs and blood. These aerosols contain revealing information for analytics, diagnostics, and therapeutics. SensaSure’s patented method is called Exa-Breath (EB) and it can collect, extract, detect and identify non-volatile compounds present in every exhaled breath by utilizing existing lab-based testing infrastructure and procedures. EB is applicable in toxicology, pharmacology, and clinical biochemistry. Our EB device has not received any approval from a government agency in the European Union nor from the FDA. We can provide no assurance that any government regulatory body will clear our EB device for commercial use.

EB enhances the overall user experience in a wide range of applications and markets such as workplace drug testing, anti-doping in sport, law enforcement, e-health, and telemedicine. In the case of anti-doping, EB immediately and substantially reduces the time, cost, and overall burden that drug programs place on athletes, other participants, and the wider stakeholders such as leagues and associations. EB significantly improves the user experience for both donors and collectors during sample collection process.

Drug control programs represent significant market segments due to the necessity of testing in most sports, industries, law enforcement agencies, ministries, police forces, criminal justice systems and by many employers for the insurance industry.

We believe that our business model will follow a methodology to try to reduce risks, transfer the manufacturing costs to third parties to reduce capital investment which we hope will provide relatively higher margin business based upon our EB collection device to improve user acceptability and analytical credibility in areas such as anti-doping in sport. This will increase the credibility and perceived value of doping control programs resulting in a stronger deterrence factor and better protection for the integrity of sport.

The global device market in drug testing is estimated to be nearly $4.5 billion in 2020 and is estimated to reach $10 billion by 2025 (According to BCC Research, Drug Testing Market Report 2019). The estimates provided here are based on varying estimates from research companies and actual numbers may vary significantly. While there are several basic types of drug tests, the most common method is urine testing. We believe that our EB method is superior in user-experience, reliability, and validity.

Current Challenges

The current challenges facing the drug testing industry are many and varied. Increasing the overall effectiveness and accuracy of drug control program remains a priority. However, reducing the burden imposed upon participants in terms of time, cost, inconvenience, and intrusiveness are also important.

Our intent is to significantly improve the user experience for donors and collectors during the sample collection process as well as simplify and reduce the costs of sample preparation, packaging, and transportation to the labs. The EB method can lead to improved overall detection accuracy thus reducing the incidence of false positives and avoid legal outcomes.

There are independent researchers that are testing our EB device and they have found our EB device is quicker to use and provides more predictable sample collection times to enable more samples to be planned and collected. The EB device can enable new sample collection formats and work patterns (i.e., youth testing, remote collection, and monitoring by video). We believe our EB device can fulfil the unmet analytical need for a recent cannabis use and impairment test. The EB device provides a solution platform that is flexible and responsive in a wide range of applications.

Our Solution

We are in an omics revolution, and breathomics is anticipated to offer one of the most significant opportunities to healthcare. SensaSure owns what we believe is the lowest cost, data-proven and transformative breath-based technology. EB has the potential to:

1.	ensure cleaner sports competition

2.	help to make schools, roads, and workplaces safer

3.	facilitate the detection and diagnosis of diseases earlier

Exhaled breath contains aerosols which originate from lungs and blood. These aerosols contain revealing information for diagnostics, therapeutics, and analytics. SensaSure owns the core IP for the design of a collection device as well as the validated methodology to collect, extract and detect the non-volatile substances present within these aerosols using a simple electret-based filter technology. This technology called Exa-Breath (EB) is intended to offer a credible alternative to blood, urine and oral fluid collection processes in many situations because it is significantly more convenient, reliable, stable, and less costly.

SensaSure’s testing methodology is a non-invasive way to collect chemicals in breath, for disease detection, exposure monitoring, and drug metabolism. We believe that SensaSure’s core technology will be a major asset for medical research, healthcare, law enforcement, workplace drug testing and professional sports organizations.

Our Products and Ongoing Development

The different methods of biological sample collection for drug testing are diversified and can be expensive. The EB device was developed to fill the void of a one sample collection fits all needs. The validity data for our device has been collected by universities and hospitals which provides us with independent research some of which has been published in journals related to drug testing. Our EB device has four main characteristics:

●	breath offers a new lower cost and non-invasive sampling methodology.

●	breath sampling has been found to be an extremely sensitive, accurate and confirmatory, back-to-lab based technique, which has been developed into a complete end-to-end analytical platform for use in toxicology, pharmacology and clinical biochemistry that can provide improvements to analyses, diagnostics, and therapies. Independent studies confirm our approach for a back-to-lab technique.

●	EB can detect a wide range of exogenous substances, such as drugs of abuse (narcotics), therapeutic drugs (antibiotics) and performance enhancing drugs used in sports (stimulants) as well as many other compounds.

●	EB can detect a wide range of endogenous substances associated with the study of metabolomics and the determination of biomarkers. These may be used to provide health monitoring and diagnostics support. This may make EB a useful tool for breathomics and biomarker discovery.

Since 2010, we have indirectly participated in more than 30 studies/trials worldwide conducted by:

Organization	Country	Areas of Testing with EB Device
UC San Diego	United States	Drugs of Abuse
NIH NIDA	United States	Drugs of Abuse
German Sports University	Germany	Sports Anti-Doping, Drugs of Abuse
Jena University Hospital	Germany	Therapeutic Drugs
University of Gent	Belgium	Drugs of Abuse, Therapeutic Drugs
Karolinska University Hospital	Sweden	Biomarkers, Drug of Abuse
University Hospital Schleswig-Holstein	Germany	Infectious Diseases COVID-19 (SARS-CoV-2 RNA)
ABF Labs	Germany	Biomarkers
Atomic Energy Commission	France	Biomarkers

with an additional 20 or more trials ongoing across a range of application specific areas. So far 80 substances have been detected across 25 categories using a commercial grade electrostatic filter membrane. A great amount of work and effort has been performed in the field of drug testing and anti-doping through collaborative partnerships with key industry players. Further work is planned to gather validation data and increase the IP portfolio. Our area of interest has been expanded to include more projects in the field of biomarker discovery.

The distribution of our product is limited to research organizations therefore distribution is relatively easy as the product is sent to only a few locations. We are developing a production and delivery system whereby the research organization or company that is seeking to use the product production will targeted specifically to the needs and design capability and the user will pay for the manufacturing to their specific needs and will be drop shipped by the manufacturer.

While we believe that, from a technological and/or medical perspective, there are no material disadvantages to the use of our product in comparison to other commercially available alternative products. Our product is relatively new, and we currently have limited commercialization, sales and marketing experience. Our product will compete against alternative products that are well-established and are widely accepted. Many of our competitors are large, well-capitalized companies such as Abbott, NMS Labs and LabCorp, with significantly greater market share and resources than we have. Our success will depend in part on our ability to increase adoption of our product, expand existing relationships with our potential customers, obtain regulatory clearances or approvals for our product, where necessary. We cannot provide any assurance that our EB device will receive any regulatory approvals to sell the product commercially.

Why Exa-Breath?

We believe that Exa-Breath is Safe - Simple - Effective

●	EB testing is ideal for drug testing such as anti-doping in sport.

●	EB is the quickest, easiest, and most non-intrusive collection process.

●	EB is a one-time-use device to prevent cross-contamination.

●	EB is less expensive to collect than other matrices.

●	Unlike urine, the detection window of EB closely mimics that of blood so EB is a better indication of recent use, which is likely to cause impairment (driving) or enhancement (sport).

Based upon our research, we believe that the statements we have made above are accurate. It will be up to regulatory agencies such as the FDA that will conduct an analysis regarding the accuracy of these statements. There is no assurance that any regulatory body will approve or clear our EB device for use.

Our Growth Strategy

Our mission is to provide a safe, effective, low cost, and easy-to-use device to support and improve outcomes for drug testing. We believe the following strategies will advance our mission and will contribute to our future success and growth.

●	Expand strategic partnership engagements.

●	Advance our EB device as a common method for collection of samples for drug testing.

●	Grow our specialized sales force across geographies to foster deeper relationships with partners, third party vendors and drive revenue growth.

●	Execute on our business model to expand and build an application specific EB device for the collection of samples for different applications and market sectors.

●	Leverage our EB Technology to develop new products that satisfy significant unmet testing needs such as biomarker discovery.

●

Drive profitability by scaling our business operations to achieve cost and production efficiencies.

At the present time any partnership that we have regarding the study of our device is on a study by study basis.  We do not have any specific relationships that require us to perform any of the functions that are being performed by the independent research organization. As we move forward we will work to develop strategic relationships that will be beneficial to both parties.  We provide the number of units requested by the research organization and bill them for the same. We do not provide any services during the clinical or pre-clinical study.

The Opportunity

We are in an omics revolution, and breathomics (exhaled breath) may offer one of the biggest opportunities to healthcare. SensaSure owns the most novel, data-proven, and transformative breath-based technology that can:

1.	detect and diagnose diseases earlier,

2.	make roads and workplaces safer, and

3.	ensure cleaner sport

Exhaled breath contains aerosols which originate from lungs and blood. These aerosols contain revealing information for diagnostics, therapeutics, and analytics. SensaSure owns the core IP for the design of a collection device and the validated methodology to collect, extract and detect the non-volatile substances present within these aerosols using electret-based filter technology. This technology called Exa-Breath (EB) will displace blood, urine, and oral fluid collection processes in many situations because it is significantly more convenient, reliable, and less costly.

SensaSure’s testing methodology is a non-invasive way to measure chemicals in breath, for disease detection, exposure monitoring, and drug metabolism. Our core technology could be a major asset for medical research, healthcare, law enforcement, workplace drug testing and professional sport organizations. Through our subsidiary there are several patents that we hope will protect our device. The table under Intellectual Property/Patents, below, provides information regarding our patents.

Our EB device has not received any approval from a government agency in the European Union nor from the FDA. We can provide no assurance that any government regulatory body will clear our EB device for commercial use.

Intellectual property

Our success depends in part on our ability to obtain, maintain, protect and enforce our proprietary technology and intellectual property rights, in particular, our patent rights, preserve the confidentiality of our trade secrets, and operate without infringing the valid and enforceable patents and other proprietary rights of third parties. We rely on a combination of patent, trademark, trade secret, copyright and other intellectual property rights and measures to protect the intellectual property rights that we consider important to our business. We also rely on know-how and continuing technological innovation to develop and maintain our competitive position.

We seek to protect our proprietary rights through a variety of methods, including confidentiality agreements and proprietary information agreements with suppliers, employees, and others who may have access to our proprietary information. However, trade secrets and proprietary information can be difficult to protect. While we have confidence in the measures we take to protect and preserve our trade secrets and proprietary information, such measures can be breached, and we may not have adequate remedies for any such breach. In addition, our trade secrets and proprietary information may otherwise become known or be independently discovered by competitors.

As of September 1, 2021, we own 4 issued U.S. patents with 2 currently being published and 105 issued foreign patents, relating to our current EB Technology.

The term of individual patents depends upon the legal term for patents in the countries in which they are granted. In most countries, including the United States, the patent term is 20 years from the earliest claimed filing date of a non-provisional patent application in the applicable country. In the United States, a patent’s term may, in certain cases, be lengthened by patent term adjustment, which compensates a patentee for administrative delays by the United States Patent and Trademark Office in examining and granting a patent or may be shortened if a patent is terminally disclaimed over a commonly owned patent or a patent naming a common inventor and having an earlier expiration date. We cannot be sure that our pending patent applications that we have filed or may file in the future will result in issued patents, and we can give no assurance that any patents that have issued or might issue in the future will protect our current or future products, will provide us with any competitive advantage, and will not be challenged, invalidated, or circumvented.

For more information regarding the risks related to our intellectual property, including the above referenced inter partes reviews, please see the section titled “Risk Factors— Risks Related to Our Intellectual Property.”

Our patents

Our patents applicable to our breath sampling device, both registered and pending, are listed in the following table (does not include trademarks and design rights):

#	COUNTRY	PATENT OR APPLICATION NO.	STATUS	EXPIRATION DATE (day/month/year)	DESIGN SUBMISSION
1	Australia	AU2010294183B2	Registered/Granted	09/09/2030	Drug detection in exhaled breath
2	Austria	EP2361387A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
3	Austria	EP2765420A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
4	Austria	EP2684043B1	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
5	Austria	EP2823300A1	Registered/Granted	08/03/2033	Portable sampling device and method for detection of biomarkers in exhaled breath
6	Austria	EP2895855B1	Registered/Granted	11/09/2033	System and method for eluting and testing substance from exhaled aerosol sample
7	Belgium	EP2361387A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
8	Belgium	EP2765420A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
9	Belgium	EP2684043B1	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
10	Belgium	EP2895855B1	Registered/Granted	11/09/2033	System and method for eluting and testing substance from exhaled aerosol sample

#	COUNTRY	PATENT OR APPLICATION NO.	STATUS	EXPIRATION DATE (day/month/year)	DESIGN SUBMISSION
11	Brazil	BR112012005198A2	Pending/Published	Pending	Drug detection in exhaled breath
12	Brazil	BR112013022982	Pending/Published	Pending	Portable sampling device and method for drug testing from exhaled breath
13	Canada	CA2771830C	Registered/Granted	09/09/2030	Drug detection in exhaled breath
14	Canada	CA3029712A1	Pending/Published	Pending	Drug detection in exhaled breath
15	Canada	CA2924107A1	Pending/Published	Pending	System and method for eluting and testing substance from exhaled aerosol sample
16	China	CN102498398A	Registered/Granted	09/09/2030	Drug detection in exhaled breath
17	China	CN103814294	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
18	China	CN105929145	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
19	China	CN102498398B	Registered/Granted	09/09/2030	System and method for drug detection in exhaled breath
20	Columbia	CO6870013A2	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
21	Denmark	DK2765420T3	Registered/Granted	09/09/2030	Drug detection in exhaled breath
22	Eurasian Patent Org.	EA023922B1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
23	Eurasian Patent Org.	EA028862B1	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
24	European Patent Office	EP2765420B1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
25	European Patent Office	EP 2361387	Registered/Granted	09/03/2032	Drug detection in exhaled breath
26	European Patent Office	EP2684043B1	Registered/Granted	09/03/2031	Portable sampling device and method for sampling drug substances from exhaled breath
27	European Patent Office	EP2518499A1	Registered/Granted	09/03/2031	Portable sampling device and method for drug detection from exhaled breath
28	European Patent Office	EP3667317A1	Pending/Published	08/03/2033	Portable sampling device and method for detection of biomarkers in exhaled breath
29	European Patent Office	EP2823300	Registered/Granted	08/03/2023	Portable sampling device and method for detection of biomarkers in exhaled breath
30	European Patent Office	EP3336543A1	Pending/Published	11/09/2033	Drug detection in exhaled breath

#	COUNTRY	PATENT OR APPLICATION NO.	STATUS	EXPIRATION DATE (day/month/year)	DESIGN SUBMISSION
31	European Patent Office	EP2895855B1	Registered/Granted	09/09/2030	System and method for eluting and testing substance from exhaled aerosol sample
32	Finland	EP2765420A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
33	Finland	EP2684043B1	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
34	Finland	EP2895855B1	Registered/Granted	11/09/2033	System and method for eluting and testing substance from exhaled aerosol sample
35	France	EP2361387A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
36	France	EP2765420A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
37	France	EP2518499A1	Registered/Granted	09/03/2031	Portable sampling device and method for drug detection from exhaled breath
38	France	EP2895855B1	Registered/Granted	11/09/2033	System and method for eluting and testing substance from exhaled aerosol sample
39	France	EP2684043B1	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
40	France	EP2823300A1	Registered/Granted	08/03/2033	Portable sampling device and method for detection of biomarkers in exhaled breath
41	Germany	EP2361387A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
42	Germany	EP2765420A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
43	Germany	EP2518499A1	Registered/Granted	09/03/2031	Portable sampling device and method for drug detection from exhaled breath
44	Germany	EP2684043B1	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
45	Germany	EP2823300A1	Registered/Granted	08/03/2033	Portable sampling device and method for detection of biomarkers in exhaled breath
46	Germany	EP2895855B1	Registered/Granted	11/09/2033	System and method for eluting and testing substance from exhaled aerosol sample
47	Greece	EP2684043B1	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
48	Greece	EP2895855B1	Registered/Granted	11/09/2033	System and method for eluting and testing substance from exhaled aerosol sample
49	Hungary	EP2765420A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
50	Hungary	EP2361387A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath

#	COUNTRY	PATENT OR APPLICATION NO.	STATUS	EXPIRATION DATE (day/month/year)	DESIGN SUBMISSION
51	India	IN3168/CHENP/2012A	Pending	Pending	System and method for drug detection in exhaled breath
52	India	IN7561/CHENP/2013A	Pending	Pending	Portable sampling device and method for sampling drug substances from exhaled breath
53	Indonesia	ID2012/03568A	Registered/Granted	09/09/2030	Drug detection in exhaled breath
54	Indonesia	ID2014/04051	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
55	Ireland	EP2361387A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
56	Ireland	EP2765420A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
57	Italy	EP2361387A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
58	Italy	EP2765420A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
59	Italy	EP2684043B1	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
60	Italy	EP2895855B1	Registered/Granted	11/09/2033	System and method for eluting and testing substance from exhaled aerosol sample
61	Japan	JP5992328B2	Registered/Granted	09/09/2030	Drug detection in exhaled breath
62	Japan	JP6332597B2	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
63	Mexico	MX2012002976A	Registered/Granted	09/09/2030	Drug detection in exhaled breath
64	Mexico	MX2013010242A	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
65	Netherlands	EP2361387A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
66	Netherlands	EP2765420A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
67	Netherlands	EP2518499A1	Registered/Granted	09/03/2031	Portable sampling device and method for drug detection from exhaled breath
68	Netherlands	EP2684043B1	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
69	Netherlands	EP2823300A1	Registered/Granted	08/03/2033	Portable sampling device and method for detection of biomarkers in exhaled breath
70	Netherlands	EP2895855B1	Registered/Granted	11/09/2033	System and method for eluting and testing substance from exhaled aerosol sample

#	COUNTRY	PATENT OR APPLICATION NO.	STATUS	EXPIRATION DATE (day/month/year)	DESIGN SUBMISSION
71	Norway	EP2765420A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
72	Norway	EP2895855B1	Registered/Granted	11/09/2033	System and method for eluting and testing substance from exhaled aerosol sample
73	Norway	EP2684043B1	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
74	Poland	PL2684043T3	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
75	Poland	PL2895855T3	Registered/Granted	11/09/2033	System and method for eluting and testing substance from exhaled aerosol sample
76	Portugal	PT2684043T	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
77	Portugal	PT2895855T	Registered/Granted	09/03/2032	System and method for eluting and testing substance from exhaled aerosol sample
78	Romania	EP2684043B1	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
79	Romania	EP2895855B1	Registered/Granted	11/09/2033	System and method for eluting and testing substance from exhaled aerosol sample
80	South Africa	ZA201201304B	Registered/Granted	09/09/2030	Drug detection in exhaled breath
81	Spain	ES2659738T3	Registered/Granted	09/09/2030	Drug detection in exhaled breath
82	Spain	ES2484515T3	Registered/Granted	09/09/2030	Drug detection in exhaled breath
83	Spain	ES2613088T3	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
84	Spain	ES2627090T3	Registered/Granted	11/09/2033	System and method for eluting and testing substance from exhaled aerosol sample
85	Sweden	EP2361387A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
86	Sweden	EP2765420A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
87	Sweden	EP2823300A1	Registered/Granted	08/03/2033	Portable sampling device and method for detection of biomarkers in exhaled breath
88	Sweden	EP2895855B1	Registered/Granted	11/09/2033	System and method for eluting and testing substance from exhaled aerosol sample
89	Sweden	EP2518499A1	Registered/Granted	09/03/2031	Portable sampling device and method for drug detection from exhaled breath
90	Sweden	EP2684043B1	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath

#	COUNTRY	PATENT OR APPLICATION NO.	STATUS	EXPIRATION DATE (day/month/year)	DESIGN SUBMISSION
91	Switzerland	EP2361387A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
92	Switzerland	EP2765420A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
93	Switzerland	EP2518499A1	Registered/Granted	09/03/2031	Portable sampling device and method for drug detection from exhaled breath
94	Switzerland	EP2684043B1	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
95	Switzerland	EP2895855B1	Registered/Granted	11/09/2033	System and method for eluting and testing substance from exhaled aerosol sample
96	Thailand	TH149794A	Registered/Granted	09/09/2030	System and method for drug detection in exhaled breath
97	Turkey	EP2765420A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
98	Turkey	EP2684043B1	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
99	Turkey	EP2895855B1	Registered/Granted	11/09/2033	System and method for eluting and testing substance from exhaled aerosol sample
100	United Kingdom	EP2361387A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
101	United Kingdom	EP2765420A1	Registered/Granted	09/09/2030	Drug detection in exhaled breath
102	United Kingdom	EP2518499A1	Registered/Granted	09/03/2031	Portable sampling device and method for drug detection from exhaled breath
103	United Kingdom	EP2684043B1	Registered/Granted	09/03/2032	Portable sampling device and method for sampling drug substances from exhaled breath
104	United Kingdom	EP2823300A1	Registered/Granted	08/03/2033	Portable sampling device and method for detection of biomarkers in exhaled breath
105	United Kingdom	EP2895855B1	Registered/Granted	11/09/2033	System and method for eluting and testing substance from exhaled aerosol sample
106	United States	US9429564B2	Registered/Granted	11/09/2033	System and method for eluting and testing substance from exhaled aerosol sample
107	United States	US9977011B2	Registered/Granted	01/02/2035	Portable sampling device and method for sampling drug substances from exhaled breath
108	United States	US20180306775A1	Pending/Published	Pending	Portable sampling device and method for sampling drug substances from exhaled breath
109	United States	US10520439B2	Registered/Granted	15/12/2031	System and method for drug detection in exhaled breath
110	United States	US10359417B2	Registered/Granted	25/03/2033	Portable sampling device and method for detection of biomarkers in exhaled breath
111	United States	US20200109630A1	Pending/Published	Pending	System and method for drug detection in exhaled breath

Unless otherwise noted, patent in multiple countries through the European Patent Organization.

WIPO – World Intellectual Property Organization (https://www.wipo.int/portal/en/)

USPTO – United States Patent and Trademark Office (uspto.gov)

EPO – European Patent Organization (espacenet.com)

DIP – Department of Intellectual Property, Thailand (patentsearch.ipthailand.go.th/DIP2013/simplesearch.php)

Competition

The medical device industry is intensely competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. We compete or plan to compete with manufacturers and distributors of biologic chemical testing medical devices. Our most notable competitors in the highly competitive field include Draeger, Respiratory Research Inc., Hound Labs and Cannabix Technologies Inc. Some competitors are large, well-capitalized companies with significantly greater market share and resources than we have. As a consequence, they are able to spend more on product development, marketing, sales and other product initiatives than we can. We also compete with smaller medical device companies that have single products or a limited range of products. Some of our competitors have:

●	significantly greater name recognition;

●	broader or deeper relations with healthcare professionals, customers and third-party payors;

●	more established distribution networks;

●	additional lines of products and the ability to offer rebates or bundle products to offer greater discounts or other incentives to gain a competitive advantage;

●	greater experience in conducting research and development, manufacturing, clinical trials, marketing and obtaining regulatory clearance or approval for products; and

●	greater financial and human resources for product development, sales and marketing and patent prosecution

Management considers the competition for SensaSure’s EB technique to consist of two main components. The first originates from the existing base of established biological specimen collection procedures. This includes sample collection types such as blood, urine, oral fluid, hair, etc. In certain applications some of these methods have been established for many decades and each offers certain advantages and disadvantages depending on the specific requirements needed. There is a vast number of companies who supply the collection kits for these matrices and many labs who have the validated procedures and assays to analyze multiple specimen types. Since the EB method is a back-to-lab type test, SensaSure will rely upon this existing lab infrastructure for breath testing analysis in areas such as in forensic toxicology, pharmacology (pharmacokinetics), and clinical biochemistry. We know this is a practical consideration since the EB method has already been validated is multiple labs worldwide with data published in peer reviewed technical papers. SensaSure may engage with manufacturing partners who also produce collection kits for other matrices.

The second type of competition consists of suppliers offering other breath sample collection procedures and kits. Some of these are new ‘breathalyzer’ type instruments for detection of drugs such as cannabis in exhaled breath. These are screening devices. Results from lab-based analysis are considered confirmatory. Other types of devices are for capturing biomarkers in breath and are primarily aimed at the collection of volatiles. Some of these devices are active, complicated, bulky, and costly. Also, there is limited data to support the effectiveness, applicability, and reproducibility of these newer method types and equipment. SensaSure’s method was designed to overcome all these shortcomings. Data that supports this has been published by independent labs. None of the research, studies, and field trials that supports this published data was funded by SensaSure.

Studies and Clinical Trials

The first method validation for EB was published in March 2015 by the Karolinska Institute in Stockholm to detect multiple drugs of abuse. The EB device has been used extensively for workplace drug testing in Sweden.

There are multiple projects running across a range of application specific studies in areas such as law enforcement (cannabis breathalyzers), workplace drug testing, therapeutics, infectious disease testing, and sport anti-doping. Collaborative partnerships have been established in key areas and additional published data from ongoing studies and pilots is expected.

In early 2016, doping control in sport was identified as a ‘sweet spot’ for EB and prioritized as the target market. EB provides the anti-doping community with significant scientific, performance and logistical benefits at all stages of the process. EB offers athletes and doping control officers a quick, simple, hygienic, and non-intrusive collection procedure. It gives analytical labs and sports governing authorities the opportunity to enhance the accuracy and effectiveness of their anti-doping programs as well as reduce overall administrative and logistical support costs.

Also in 2016, as part of a global investment initiative in anti-doping research, the Partnership for Clean Competition (PCC) (www.cleancompetition.org/about/), funded a pilot study to assess the suitability and applicability of EB as an alternative bio matrix in anti-doping. This lab study was undertaken at the World Anti-Doping Agency (WADA) accredited lab in Cologne (Germany) by Dr Mario Thevis and his team. Dr Thevis is recognized as a leading world expert in the field of doping control. The Institute of Biochemistry of the German Sport University Cologne is one of the oldest doping laboratories in the world. The study’s results were positive, and the proof-of-concept data was published in May 2017.

During 2017, the PCC funded a second larger follow-on EB lab study, also performed by Dr Thevis. This study focused on substances prohibited for in-competition testing; it too was successful. The study’s data was presented to lab directors at the 36th International Workshop on Doping Analysis (Cologne, April 2018). Further PCC funded labs studies are ongoing.

Based on the positive method characterization and validation data from both of Dr Thevis’ studies, together with data from multiple other non-sport studies/trials performed over the last eight years by various research institutes such as the Karolinska in Sweden and the National Institute on Drug Abuse (NIDA) in Baltimore, the decision was made to proceed with an EB field study in sport.

The PCC initiated an IRB-approved field trial and user survey for in-competition testing of athletes to establish ease-of-use and athlete acceptance. A new anti-doping specific EB sample collection kit was designed, developed, and produced in quantity to support the field trial. This new device/kit was funded by the PCC.

The trial was undertaken by existing MLB partners. CDT doping control services based in Los Angeles, collected samples from 521 MiLB players across several US teams. SMRTL, a WADA-accredited lab in Salt Lake City, analyzed the samples (across 3 matrices). The trial’s data was presented to lab directors at the 37th International Workshop on Doping Analysis (Cologne, Feb. 2019). This field trial was funded by the PCC.

The following table provides the name of the organization and at least four of the main areas in which they tested our EB device and published their positive results:

Organization	Country	Areas of Testing with EB Device
UC San Diego	United States	Drugs of Abuse
NIH NIDA	United States	Drugs of Abuse
German Sports University	Germany	Sports Anti-Doping, Drugs of Abuse
Jena University Hospital	Germany	Therapeutic Drugs
University of Gent	Belgium	Drugs of Abuse, Therapeutic Drugs
Karolinska University Hospital	Sweden	Biomarkers, Drug of Abuse
University Hospital Schleswig-Holstein	Germany	Infectious Diseases COVID-19 (SARS-CoV-2 RNA)
ABF Labs	Germany	Biomarkers
Atomic Energy Commission	France	Biomarkers

Government Regulation

United States

Our products are medical devices subject to extensive and ongoing regulation by the FDA under the Federal Food, Drug, and Cosmetic Act (“FD&C Act”) and its implementing regulations, as well as other federal and state regulatory bodies in the United States and comparable authorities in other countries under other statutes and regulations. The laws and regulations govern, among other things, product design and development, preclinical and clinical testing, manufacturing, packaging, labeling, storage, recordkeeping and reporting, clearance or approval, marketing, distribution, promotion, import and export and post-marketing surveillance. Failure to comply with applicable requirements may subject a device and/or its manufacturer to a variety of administrative sanctions, such as issuance of warning letters, import detentions, civil monetary penalties and/or judicial sanctions, such as product seizures, injunctions and criminal prosecution.

FDA’s Pre-market Clearance and Approval Requirements

Each medical device we seek to commercially distribute in the United States will require either a prior 510(k) clearance, unless it is exempt, or a pre-market approval from the FDA. Generally, if a new device has a predicate that is already on the market under a 510(k) clearance, the FDA will allow that new device to be marketed under a 510(k) clearance; otherwise, a PMA is required. Medical devices are classified into one of three classes—Class I, Class II or Class III—depending on the degree of risk associated with each medical device and the extent of control needed to provide reasonable assurance of safety and effectiveness. Class I devices are deemed to be low risk and are subject to the general controls of the FD&C Act, such as provisions that relate to: adulteration; misbranding; registration and listing; notification, including repair, replacement, or refund; records and reports; and good manufacturing practices. Most Class I devices are classified as exempt from pre-market notification under section 510(k) of the FD&C Act, and therefore may be commercially distributed without obtaining 510(k) clearance from the FDA. Class II devices are subject to both general controls and special controls to provide reasonable assurance of safety and effectiveness. Special controls include performance standards, post market surveillance, patient registries and guidance documents. A manufacturer may be required to submit to the FDA a pre-market notification requesting permission to commercially distribute some Class II devices. Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously cleared 510(k) device, are placed in Class III. A Class III device cannot be marketed in the United States unless the FDA approves the device after submission of a PMA. However, there are some Class III devices for which FDA has not yet called for a PMA. For these devices, the manufacturer must submit a pre-market notification and obtain 510(k) clearance in orders to commercially distribute these devices. The FDA can also impose sales, marketing or other restrictions on devices in order to assure that they are used in a safe and effective manner.

510(k) Clearance Pathway

When a 510(k) clearance is required, we must submit a pre-market notification to the FDA demonstrating that our proposed device is substantially equivalent to a predicate device, which is a previously cleared and legally marketed 510(k) device or a device that was in commercial distribution before May 28, 1976. By regulation, a pre-market notification must be submitted to the FDA at least 90 days before we intend to distribute a device. As a practical matter, clearance often takes significantly longer. To demonstrate substantial equivalence, the manufacturer must show that the proposed device has the same intended use as the predicate device, and it either has the same technological characteristics, or different technological characteristics and the information in the pre-market notification demonstrates that the device is equally safe and effective and does not raise different questions of safety and effectiveness. The FDA may require further information, including clinical data, to make a determination regarding substantial equivalence. If the FDA determines that the device, or its intended use, is not substantially equivalent to a previously cleared device or use, the FDA will place the device into Class III.

There are three types of 510(k)s: traditional; special; and abbreviated. Special 510(k)s are for devices that are modified and the modification needs a new 510(k) but does not affect the intended use or alter the fundamental scientific technology of the device. Abbreviated 510(k)s are for devices that conform to a recognized standard. The special and abbreviated 510(k)s are intended to streamline review, and the FDA intends to process special 510(k)s within 30 days of receipt.

De Novo Classification

Medical device types that the FDA has not previously classified as Class I, II or III are automatically classified into Class III regardless of the level of risk they pose. The Food and Drug Administration Modernization Act of 1997 established a new route to market for low to moderate risk medical devices that are automatically placed into Class III due to the absence of a predicate device, called the “Request for Evaluation of Automatic Class III Designation,” or the de novo classification procedure.

This procedure allows a manufacturer whose novel device is automatically classified into Class III to request down-classification of its medical device into Class I or Class II on the basis that the device presents low or moderate risk, rather than requiring the submission and approval of a PMA application. Prior to the enactment of the Food and Drug Administration Safety and Innovation Act of 2012 (“FDASIA”), a medical device could only be eligible for de novo classification if the manufacturer first submitted a 510(k) pre-market notification and received a determination from the FDA that the device was not substantially equivalent. FDASIA streamlined the de novo classification pathway by permitting manufacturers to request de novo classification directly without first submitting a 510(k) pre-market notification to the FDA and receiving a not substantially equivalent determination. Under FDASIA, the FDA is required to classify the device within 120 days following receipt of the de novo application. If the manufacturer seeks reclassification into Class II, the manufacturer must include a draft proposal for special controls that are necessary to provide a reasonable assurance of the safety and effectiveness of the medical device. In addition, the FDA may reject the reclassification petition if it identifies a legally marketed predicate device that would be appropriate for a 510(k) or determines that the device is not low to moderate risk or that general controls would be inadequate to control the risks and special controls cannot be developed.

Pre-market Approval Pathway

A pre-market approval application must be submitted to the FDA for Class III devices for which the FDA has required a PMA. The pre-market approval application process is much more demanding than the 510(k) pre-market notification process. A pre-market approval application must be supported by extensive data, including but not limited to technical, preclinical, clinical trials, manufacturing and labeling to demonstrate to the FDA’s satisfaction reasonable evidence of safety and effectiveness of the device.

After a pre-market approval application is submitted, the FDA has 45 days to determine whether the application is sufficiently complete to permit a substantive review and thus whether the FDA will file the application for review. The FDA has 180 days to review a filed pre-market approval application, although the review of an application generally occurs over a significantly longer period of time and can take up to several years. During this review period, the FDA may request additional information or clarification of the information already provided. Also, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device.

Although the FDA is not bound by the advisory panel decision, the panel’s recommendations are important to the FDA’s overall decision-making process. In addition, the FDA may conduct a preapproval inspection of the manufacturing facility to ensure compliance with the Quality System Regulation (“QSR”). The agency also may inspect one or more clinical sites to assure compliance with FDA’s regulations.

Upon completion of the PMA review, the FDA may: (i) approve the PMA which authorizes commercial marketing with specific prescribing information for one or more indications, which can be more limited than those originally sought; (ii) issue an approvable letter which indicates the FDA’s belief that the PMA is approvable and states what additional information the FDA requires, or the post-approval commitments that must be agreed to prior to approval; (iii) issue a not approvable letter which outlines steps required for approval, but which are typically more onerous than those in an approvable letter, and may require additional clinical trials that are often expensive and time consuming and can delay approval for months or even years; or (iv) deny the application. If the FDA issues an approvable or not approvable letter, the applicant has 180 days to respond, after which the FDA’s review clock is reset.

Clinical Trials

Clinical trials are almost always required to support pre-market approval and are sometimes required for 510(k) clearance. In the United States, for significant risk devices, these trials require submission of an application for an IDE to the FDA. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE must be approved in advance by the FDA for a specific number of patients at specified study sites. During the trial, the sponsor must comply with the FDA’s IDE requirements for investigator selection, trial monitoring, reporting and recordkeeping. The investigators must obtain patient informed consent, rigorously follow the investigational plan and study protocol, control the disposition of investigational devices and comply with all reporting and recordkeeping requirements. Clinical trials for significant risk devices may not begin until the IDE application is approved by the FDA and the appropriate institutional review boards (“IRBs”) at the clinical trial sites. An IRB is an appropriately constituted group that has been formally designated to review and monitor medical research involving subjects and which has the authority to approve, require modifications in, or disapprove research to protect the rights, safety and welfare of human research subjects. A nonsignificant risk device does not require FDA approval of an IDE; however, the clinical trial must still be conducted in compliance with various requirements of FDA’s IDE regulations and be approved by an IRB at the clinical trials sites. The FDA or the IRB at each site at which a clinical trial is being performed may withdraw approval of a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the benefits or a failure to comply with FDA or IRB requirements. Even if a trial is completed, the results of clinical testing may not demonstrate the safety and effectiveness of the device, may be equivocal or may otherwise not be sufficient to obtain approval or clearance of the product.

Sponsors of clinical trials of devices are required to register with clinicaltrials.gov, a public database of clinical trial information. Information related to the device, patient population, phase of investigation, study sites and investigators and other aspects of the clinical trial is made public as part of the registration.

Ongoing Regulation by the FDA

Even after a device receives clearance or approval and is placed on the market, numerous regulatory requirements apply. These include:

●	establishment registration and device listing;

●	the QSR, which requires manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process;

●	labeling regulations and the FDA prohibitions against the promotion of products for uncleared, unapproved or “off-label” uses, and other requirements related to promotional activities;

●	medical device reporting regulations, which require that manufactures report to the FDA if their device may have caused or contributed to a death or serious injury, or if their device malfunctioned and the device or a similar device marketed by the manufacturer would be likely to cause or contribute to a death or serious injury if the malfunction were to recur;

●	corrections and removal reporting regulations, which require that manufactures report to the FDA field corrections or removals if undertaken to reduce a risk to health posed by a device or to remedy a violation of the FD&C Act that may present a risk to health; and

●	post market surveillance regulations, which apply to certain Class II or III devices when necessary to protect the public health or to provide additional safety and effectiveness data for the device.

After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, will require a new clearance or possibly a pre-market approval. The FDA requires each manufacturer to make this determination initially, but the FDA can review any such decision and can disagree with a manufacturer’s determination. If the FDA disagrees with our determination not to seek a new 510(k) clearance, the FDA may retroactively require us to seek 510(k) clearance or possibly a pre-market approval. The FDA could also require us to cease marketing and distribution and/or recall the modified device until 510(k) clearance or pre-market approval is obtained. Also, in these circumstances, we may be subject to significant regulatory fines and penalties.

Some changes to an approved PMA device, including changes in indications, labeling or manufacturing processes or facilities, require submission and FDA approval of a new PMA or PMA supplement, as appropriate, before the change can be implemented. Supplements to a PMA often require the submission of the same type of information required for an original PMA, except that the supplement is generally limited to that information needed to support the proposed change from the device covered by the original PMA. The FDA uses the same procedures and actions in reviewing PMA supplements as it does in reviewing original PMAs.

FDA regulations require us to register as a medical device manufacturer with the FDA. Additionally, the California Department of Health Services (“CDHS”), requires us to register as a medical device manufacturer within the state. Because of this, the FDA and the CDHS inspect us on a routine basis for compliance with the QSR. These regulations require that we manufacture our products and maintain related documentation in a prescribed manner with respect to manufacturing, testing and control activities. Further, the FDA requires us to comply with various FDA regulations regarding labeling. Failure by us or by our suppliers to comply with applicable regulatory requirements can result in enforcement action by the FDA or state authorities, which may include any of the following sanctions:

●	warning or untitled letters, fines, injunctions, consent decrees and civil penalties;

●	customer notifications, voluntary or mandatory recall or seizure of our products;

●	operating restrictions, partial suspension or total shutdown of production;

●	delay in processing submissions or applications for new products or modifications to existing products;

●	withdrawing approvals that have already been granted; and

●	criminal prosecution.

The Medical Device Reporting laws and regulations require us to provide information to the FDA when we receive or otherwise become aware of information that reasonably suggests our device may have caused or contributed to a death or serious injury as well as a device malfunction that likely would cause or contribute to death or serious injury if the malfunction were to recur. In addition, the FDA prohibits an approved device from being marketed for off-label use. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability, including substantial monetary penalties and criminal prosecution.

Newly discovered or developed safety or effectiveness data may require changes to a product’s labeling, including the addition of new warnings and contraindications, and also may require the implementation of other risk management measures. Also, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could delay or prevent regulatory clearance or approval of our products under development.

We are also subject to other federal, state and local laws and regulations relating to safe working conditions, laboratory and manufacturing practices.

European Union

Our products are regulated in the European Union as medical devices per the European Union Directive (93/42/EEC), also known as the Medical Device Directive. An authorized third party, Notified Body, must approve products for CE marking. The CE Mark is contingent upon continued compliance to the applicable regulations and the quality system requirements of the ISO 13485 standard.

Other Regions

Most major markets have different levels of regulatory requirements for medical devices. Modifications to the cleared or approved products may require a new regulatory submission in all major markets. The regulatory requirements, and the review time, vary significantly from country to country. Products can also be marketed in other countries that have minimal requirements for medical devices.

Fraud and Abuse and Other Healthcare Regulations

Federal and state governmental agencies and equivalent foreign authorities subject the healthcare industry to intense regulatory scrutiny, including heightened civil and criminal enforcement efforts. These laws constrain the sales, marketing and other promotional activities of medical device manufacturers by limiting the kinds of financial arrangements we may have with hospitals, physicians and other potential purchasers of our products. Federal healthcare fraud and abuse laws apply to our business when a customer submits a claim for an item or service that is reimbursed under Medicare, Medicaid or other federally funded healthcare programs. Patient privacy statutes and regulations by foreign, federal and state governments may also apply in the locations in which we do business. Descriptions of some of the U.S. laws and regulations that may affect our ability to operate follows.

Federal Healthcare Anti-Kickback Statute

The federal healthcare Anti-Kickback Statute (“Anti-Kickback Statute”) prohibits, among other things, persons or entities from knowingly and willfully soliciting, offering, receiving or paying any remuneration, directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchasing, leasing, ordering, or arranging for or recommending the purchase, lease, or order of any good or service for which payment may be made, in whole or in part, by federal healthcare programs, such as the Medicare and Medicaid programs. The term “remuneration” has been broadly interpreted to include anything of value, and the government can establish a violation of the Anti-Kickback Statute without proving that a person or entity had actual knowledge of the law or a specific intent to violate it. In addition, the government may assert that a claim, including items or services resulting from a violation of the Anti-Kickback Statute, constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act. The Anti-Kickback Statute is subject to evolving interpretations and has been applied by government enforcement officials to a number of common business arrangements in the medical device industry. There are a number of statutory exceptions and regulatory safe harbors protecting certain business arrangements from prosecution under the Anti-Kickback Statute; however, those exceptions and safe harbors are drawn narrowly, and there is no exception or safe harbor for many common business activities, such as reimbursement support programs, educational and research grants or charitable donations. The failure of a transaction or arrangement to fit precisely within one or more applicable statutory exceptions or regulatory safe harbors does not necessarily mean that it is illegal or that prosecution will be pursued. However, conduct and business arrangements that do not fully satisfy all requirements of an applicable safe harbor may result in increased scrutiny by government enforcement authorities and will be evaluated on a case-by-case basis based on a cumulative review of all facts and circumstances.

Federal Civil False Claims Act

The federal civil False Claims Act prohibits, among other things, persons or entities from knowingly presenting, or causing to be presented, a false or fraudulent claim for payment of government funds, or knowingly making, using or causing to be made or used a false record or statement material to a false or fraudulent claim to avoid, decrease or conceal an obligation to pay money to the federal government. A claim including items or services resulting from a violation of the Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act. Actions under the federal civil False Claims Act may be brought by the government or as a qui tam action by a private individual in the name of the government. These individuals, sometimes known as “relators” or, more commonly, as “whistleblowers,” may share in any amounts paid by the entity to the government in fines or settlement. The number of filings of qui tam actions has increased significantly in recent years. Qui tam actions are filed under seal and impose a mandatory duty on the U.S. Department of Justice to investigate such allegations. Most private citizen actions are declined by the Department of Justice or dismissed by federal courts. However, the investigation costs for a company can be significant and material even if the allegations are without merit. Various states have adopted laws similar to the federal civil False Claims Act, and many of these state laws are broader in scope and apply to all payors, and therefore, are not limited to only those claims submitted to the federal government. Medical device manufacturers and other healthcare companies also are subject to other federal false claims laws, including, among others, federal criminal healthcare fraud and false statement statutes that extend to non-government health benefit programs.

Healthcare Fraud Statute

The federal Health Insurance Portability and Accountability Act (“HIPAA”) and its implementing regulations created federal criminal statutes that prohibit, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement or representation, or making or using any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry, in connection with the delivery of or payment for healthcare benefits, items or services.

Sunshine Act

The federal Physician Payments Sunshine Act requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program to report annually with certain exceptions to CMS information related to payments or other transfers of value made to a physician or teaching hospital, or to a third party at the request of a physician or teaching hospital, and requires applicable manufacturers and group purchasing organizations to report annually to CMS ownership and investment interests held by physicians and their immediate family members. Beginning in 2022, applicable manufacturers also will be required to report information regarding payments and transfers of value provided to physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists and certified nurse-midwives.

Patient Data Privacy

HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH Act”), and their implementing regulations impose obligations on covered entities, such as health plans, healthcare clearinghouses and certain healthcare providers, as well as business associates that provide services involving the use or disclosure of personal health information to or on behalf of covered entities. These obligations, such as mandatory contractual terms, relate to safeguarding the privacy and security of protected health information. Many states also have laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA.

Other State Laws

Certain states also mandate implementation of commercial compliance programs, impose restrictions on device manufacturer marketing practices and/or require tracking and reporting of gifts, compensation and other remuneration to healthcare professionals and entities.

State and federal regulatory and enforcement agencies continue to actively investigate violations of healthcare laws and regulations, and the U.S. Congress continues to strengthen the arsenal of enforcement tools. Most recently, the Bipartisan Budget Act of 2018 (“BBA”) increased the criminal and civil penalties that can be imposed for violating certain federal healthcare laws, including the Anti-Kickback Statute. Enforcement agencies also continue to pursue novel theories of liability under these laws. In particular, government agencies recently have increased regulatory scrutiny and enforcement activity with respect to manufacturer reimbursement support activities and other patient support programs, including bringing criminal charges or civil enforcement actions under the Anti-Kickback Statute, federal civil False Claims Act and violations of healthcare fraud and HIPAA privacy provisions.

Enforcement and Penalties for Noncompliance with Fraud and Abuse Laws and Regulations

Compliance with these federal and state laws and regulations requires substantial resources. If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, imprisonment, disgorgement, exclusion from participation in government healthcare programs such as the Medicare and Medicaid programs, reputational harm, administrative burdens, diminished profits and future earnings, and the curtailment or restructuring of our operations. Companies settling federal civil False Claims Act, Anti-Kickback Statute and other fraud and abuse cases also may be required to enter into a Corporate Integrity Agreement with the U.S. Department of Health and Human Services Office of Inspector General in order to avoid exclusion from participation (i.e., loss of coverage for their products) in federal healthcare programs such as Medicare and Medicaid. Corporate Integrity Agreements typically impose substantial costs on companies to ensure compliance.

For additional information regarding obligations under federal healthcare statues and regulations, please see the section titled “Risk Factors—If we fail to comply with U.S. federal and state fraud and abuse laws and regulations, including those relating to kickbacks and false claims for reimbursement, we could face substantial penalties and our business operations and financial condition could be adversely affected.

United States Healthcare Reform

There have been and continue to be proposals by the federal government, state governments, regulators and third-party payors to control or manage the increased costs of healthcare and, more generally, to reform the U.S. healthcare system.

For example, in the United States, in March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education and Reconciliation Act (collectively, the “ACA”), was enacted. The ACA contains a number of significant provisions, including those governing enrollment in federal healthcare programs, reimbursement changes and fraud and abuse measures, all of which will impact existing government healthcare programs and will result in the development of new programs. The ACA, among other things, imposes an excise tax of 2.3% on the sale of most medical devices.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. On August 2, 2011, the Budget Control Act of 2011 was signed into law, which, among other things, includes reductions to Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013, and, due to subsequent legislative amendments to the statute, including the BBA, will remain in effect through 2027 unless additional Congressional action is taken. On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, reduced Medicare payments to several providers, including hospitals, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

Further, recently there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several U.S. Congressional inquiries and proposed, and enacted federal and state legislation designed to bring transparency to product pricing and reduce the cost of products and services under government healthcare programs. Congress and the Trump administration have each indicated that it will continue to seek new legislative and/or administrative measures to control product costs. Additionally, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what products to purchase, and which suppliers will be included in their healthcare programs.

Employees

As of August 1, 2021, we had 2 employees worldwide. Neither of our employees are represented by a collective bargaining agreement and we have never experienced difficulties with our employees. We believe our employee relations are good.

Facilities

We do not produce our EB devices. We rely upon specialist manufacturing partners. EB devices are currently not in manufacture as we hold an inventory able to support rapid high-volume shipments worldwide. Our first-generation devices were made for Sensa Bues AB by a manufacturer in Sweden. In total about 50,000 devices have been sourced and an inventory is held in Europe. These first-generation devices are our reference design for evaluation purposes and to support sales activities. The storage of our inventory is at the home-office of our President and Director John Trainor.

Our second-generation device is similar to the first-generation device but with additional features and functionality incorporated into the design at the request of our sports anti-doping partners. These application specific units, used in a large field trial for sport by Major League Baseball, were designed and manufactured in the USA.

Manufacturing of the 2nd gen EB device can be re-started if more units are required. This would involve an approximate 8-week lead-time. Alternatively, if a modified version of the EB device is required, the lead time for this unit would be heavily dependent upon the new specification.

Legal Proceedings

We may be subject to legal proceedings and claims in the ordinary course of business. As of the date of this filing management has no knowledge of any current or foreseeable legal proceedings.

Raw materials

We use outside manufacturing for all of our product. The plastic and membranes used in our product are plentiful. We do not expect to experience any shortage in raw materials used by our manufacturing partner.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information regarding our executive officers and directors. Each individual listed in the table is currently serving in their respective position:

Name	Age	Position
Michael Doron	60	Chairman of the Board
John Trainor	60	President & Director
Erik Savenstrand	47	Director
Jesper Ronald Petersen	54	Director
Anders Olsson	39	Director

Executive Officers and Directors

Michael Doron. Mr. Doron has served as our President and Chairman of the Board of Directors since December 2020. He has served on Boards for public for profit companies both public and private and non-profit organizations. While serving on numerous boards he has been a part of Audit, Governance & Nomination and Compensation Committees.

01/2013 to 01/2015 Mr. Doron served as the Chief Executive Officer Gase Energy Inc. Kiev, Ukraine. While his accomplishments at Gase were many and varied the increased company revenue by 34% within first year was a significant milestone.

02/2009 to 07/2018 Mr. Doron was the Lead Independent Director, Chair Compensation Committee, Audit, Governance and Nomination Committees at Muscle Pharm Inc. Denver, CO/Los Angeles, CA USA. As one of the original investors, he helped the company go through a successful reverse merger, provided financing, and eventually joined their board.

July 2019 – Current. In addition, Mr. Doron brings a unique blend of experience serving on the advisory Board of Mother’s Ball Inc., New York, NY, USA, Celebrating the contributions and achievements of women in society, business, education, and philanthropy.

The Mothers Ball is an unprecedented assembly of influential women and their mentors from a universe of vocations. For the first time ever, women from all walks of life will be brought together to acknowledge and honor the feminine nurturing energy and its vital role in transforming society, business, and philanthropy. The Mother’s Ball event/brand will be promoted in several key cities such as New York, Stockholm, Tokyo, Seoul, and Paris. The event will be featured in over 20 countries during the next few years, with live coverage (NBC) and name brand sponsors, civic and business leaders, top athletes, and performers.

He assisted the CEO as a senior advisor with strategic partnerships and financial planning, as well as planning the event’s third global showcase in Stockholm in June 2020.

Prior to beginning his diverse career, he received a Bachelor of Science: Industrial and Organizational Psychology from the University of Maryland - College Park, MD, USA.

John Trainor. Mr. Trainor has served as our Chief Executive Officer and as a member of the board of directors since May 2015. He has been responsible for establishing a strategic direction to leverage our highly innovative technology and enabling core IP. He has identified, qualified, and achieved method validation in multiple market segments and regions. He has increased the commercial partner engagements and the supporting lab partnerships to address target market segments and new application areas thru collaborative agreements with translational sponsors.

Previously, Mr. Trainor served in VP Sales/Marketing type roles at several US corporations and US start-ups. Mr. Trainor’s expertise and experience has been gained is in the areas of developing marketing strategies and building sales operations for technology-based businesses worldwide. He spent 15 years of his career in various managerial positions in the telecommunications industry for AT&T and Lucent Technologies (formerly AT&T). Mr. Trainor received an BS in Electronic Engineering from Univ of Surrey, UNITED KINGDOM.

Erik Savenstrand. Mr. Savenstrand has served as a Director since December of 2020. Prior to joining SensaSure Technologies, from 2019 to the present Mr. Savenstrand is the founder and CEO of ESS VC and is an independent consultant of Saven Advisory AB. From 2014 to the present. Mr. Savenstrand served as the CFO for Nyhem Bostad AB, responsible for financing and controlling of the Nyhem group of companies as well as structuring and financing of the company’s property development projects.

Mr. Savenstrand’s education credentials provide the basis for his accomplishments.

1994 - 1998 Stockholm School of Economics, Master of Science, Business and Administration

●	Major: Finance and Economics

●	Master thesis: An Assessment of Time-Variation in Expected Returns in an International Asset Pricing Model.

1995 – April 1999 Stockholm University, Master of Laws

Master Thesis: A Critical Assessment of the Mandatory Bid Rule

Aug 1998 – Jan 1999 University of Surrey Guildford, England

●	Introduction to English Law

●	Economic and Legal Translation

Jesper Ronald Petersen. Mr. Petersen has served as a Non-Executive Director since December 2020. Prior to joining the Board at SensaSure Technologies, Mr. Petersen has extensive experience at multiple companies. From 1986 to 2018, he has served as a Global Financial Services Executive with experience in Capital Markets, Trading & Risk, FICC, FinTech & Digital transformation, Corporate & Financial Institutions, General Management, Regulation & Governance. Mr. Petersen has gained diverse experience from global organizations, Advisory Boards, and main Boards.

Mr. Petersen currently provides his services to the following companies:

●	NED GC Exchange, UK 2020- (previously advisor)

●	NED SensaSure, USA 2020- (in progress)

●	Chair ROOBI, Live, UK 2019-

●	NED Sensa Bues AB, Sweden 2019-

●	Chair FORE Cph, DK 2018-

●	NED Danske Bank, Rus 2016-18

●	Senior Advisor BIZ Travel, USA 2021-

●	Senior Advisor FIMATIX, UK 2020-

●	Senior Advisor Opsmatix, UK 2019-

●	Senior Advisor MYVER.us, DK 2019-

●	Ambassador CPH FinTech Hub 2018-20

●	Advisory Board Capdesk, DK/UK 2018-

●	Founder JEROPE Cap, DK 2018-

●	Advisory Board CITI Bank, USA 2017-18

●	Global Head of Financial Institutions Danske Bank 2016-18

●	Head of Markets UK & Ireland Danske Bank 2010-18

●	Deputy General Manager, UK Danske Bank 2010-18

●	Global Head FX, MM, E-trade & Com Danske Bank 2005-10

●	Senior roles Banking, Trading, Management Danske Bank 1986-18

CPH Business School

ACI World, PWC Scale FinTech, Danish Banking Academy

Anders Olsson. Mr. Olsson has served as a member of our board of directors since December 2020. Mr. Olsson is a tech entrepreneur, engineer, and investor with extensive international management consulting experience. In 2019 he created a New York City based multi-asset quantitative data analysis trading company called Snoflinga. Snoflinga conducts high frequency trades on public securities on U.S. markets based on algorithms created by Anders.

Prior to Snoflinga, from 2007 to 2019 Mr. Olsson was VP and head of Business Sweden, the Swedish Trade, and Invest Council, in New York. Business Sweden is owned by the Swedish Government and the Swedish industry, a partnership that provides access to contacts and networks at all levels in 50 markets around the world. Business Sweden helps Swedish companies grow global sales and international companies invest and expand in Sweden. For Swedish corporate and governmental clients, the organization provides strategic advice, sales execution, and operational support to grow international revenues. For international companies Business Sweden ensures knowledge, experience, and extensive networks to identify new business opportunities and to achieve an accelerated return on investment. Anders was responsible for leading the organizations’ information and communication technology industry practice as well as the strategy consulting sales team in North America. As such, Anders was a top ten global sales performer of strategy consulting services and chosen as one of eight global strategy performers to assist the CEO with the organizations’ internal strategy development. Anders has worked with strategy for the portfolio companies of numerous private equity and venture capital firms to guide them in their U.S. market entry and growth. He has also worked with several technology mergers and acquisitions. Before moving to New York, Anders helped to open the Silicon Valley office where he also guided technology companies for a number of years.

Prior to Business Sweden, Anders co-founded Betfriends, a high-growth gaming company, which was ultimately acquired by Betsson, one of the largest global players in the igaming industry. Anders has also been CTO of the publicly traded retail-tech company Motion Display and worked as a technology consultant.

Anders holds an MSc degree in Information Technology from the Royal Institute of Technology including studies at Stanford University and an Executive MBA degree from the Stockholm School of Economics including studies at Stanford University and the Hong Kong University of Science and Technology.

Anders was part of creating the Nordic Innovation House in New York - a scaling platform to assist Nordic start-ups to interact with the New York start-up ecosystem.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Structure and Compensation of Directors

Our board of directors currently consists of five members. Our Board members are not compensated through cash payments. The members are compensated through stock awards.

Director Independence

As of the date of the filing of this registration statement we have no directors that qualify as independent directors.

Compensation of Directors

Upon the closing of this offering, directors who are also full-time officers or employees of our company will receive no additional compensation for serving as directors, and directors who are not full-time officers or employees of our company (“non-employee directors”) will receive compensation that will be developed in accordance with PCAOB guidelines.

Board Committees

As of the date of the filing of this registration statement we have not established any audit, compensation or nominating and governance committees.

Code of Ethics

In connection with this offering, our board of directors will adopt a code of ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. Upon completion of this offering, the full text of our code of business conduct and ethics will be posted on the investor relations section of our website. We intend to disclose future amendments to our code of business conduct and ethics, or any waivers of such code, on our website or in public filings.

Limitation of Liability and Indemnification

Our articles of incorporation, which will be in effect upon the completion of this offering, contains no provision that limits the liability of our directors for monetary damages to the fullest extent permitted by Nevada law. Consequently, our directors may be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, for:

●	any breach of the director’s duty of loyalty to us or our stockholders,

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law,

●	unlawful payments of dividends or unlawful stock repurchases or redemptions, or

●	any transaction from which the director derived an improper personal benefit.

Our articles of incorporation to be in effect upon the completion of this offering do not provide for indemnification of our directors and officers. Our bylaws to be in effect upon the completion of this offering will provide that we are obligated to indemnify our directors and officers to the fullest extent permitted by Nevada law and advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Nevada law. We believe these limitations of liability provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

A stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by indemnification provisions in our by-laws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation paid to our principal executive officer, and our two other most highly compensated executive officers during our fiscal year ended April 30, 2021 and 2020. Our President and Director John Trainor earned $100,855 from May 2019 to April 30, 2020 and $137,974 from May 2020 to April 30, 2021. These amounts were earned however they have not been paid.

2021 and 2020 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael Doron, Chairman of the Board	2021	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

John Trainor President and Director	2021	-0-	-0-	353,393	-0-	-0-	-0-	-0-	353,393
	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Erik Savenstrand, Director	2021	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Anders Olsson, Director	2021	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Jesper Petersen, Director	2021	-0-	-0-	7,402	-0-	-0-	-0-	-0-	7,402
	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	Our President and Director John Trainor earned $100,855 from May 2019 to April 30, 2020 and $137,974 from May 2020 to April 30, 2021. These amounts were earned however they have not been paid.

Executive Officer Employment Arrangements

We have entered into employment agreements with each of our named executive officers and each of our directors, the key terms of which are described herein. As a condition of employment each of our named executive officers has agreed to our standard, at-will employment, confidential information, invention assignment and arbitration agreement. Under these agreements, each officer has made a covenant not to solicit our employees, both during the officer/director’s employment and for the 12-month period following termination of employment for any reason.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unexercised options, stock that has not vested and equity incentive plan awards for the executive officers named in the Summary Compensation Table as of the end of our fiscal year ended April 30, 2021.

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR END

Option Awards
Name	Grant Date	Numbers of Securities Underlying Unexercised Options (1) Exercisable	Numbers of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Michael Doron	-0-	-0-	-0-	-0-	-0-	-0-
John Trainor	-0-	-0-	-0-	-0-	-0-	-0-
Erik Savenstrand	-0-	-0-	-0-	-0-	-0-	-0-
Anders Olsson	-0-	-0-	-0-	-0-	-0-	-0-
Jesper Petersen	-0-	-0-	-0-	-0-	-0-	-0-

DIRECTOR COMPENSATION

We have not historically provided any compensation to any member of our board of directors who has been designated to serve on our board by one of our significant investors. Our directors have not been granted stock or option awards for service on our board of directors. We will, however, reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending board of directors and committee meetings.

Mr. Doron, our Chairman of the Board, did not receive additional compensation for his services as a director. For more information on Mr. Doron’s compensation as an officer, see the section titled “Executive Compensation.”

Mr. Trainor, our President and Director, did not receive additional compensation for his services as a director. For more information on Mr. Trainor’s compensation as an officer, see the section titled “Executive Compensation.”

The following table presents the total compensation for each person who served as a non-employee director of the Company during the fiscal year ended April 30, 2021.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
John Trainor	-0-	-0-	-0-	-0-	-0-
Michael Doron	-0-	-0-	-0-	-0-	-0-
Erik Savenstrand	-0-	-0-	-0-	-0-	-0-
Jesper Ronald Petersen	-0-	-0-	-0-	-0-	-0-
Anders Olsson	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, during our last two fiscal years or currently proposed, to which we were a party or will be a party, in which:

●	the amounts involved exceeds $120,000, and

●	any of our directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

The Company had the following balances and transaction with related parties for years ended April 30, 2021 and April 30, 2020:

(a)	Amounts due to related parties

At April 30, 2021 and April 30, 2020, salary payable to John Trainor our President and a Director of the company who is also a director of SensaBues included in amounts due to related parties was $45,350 and $216,133 respectively.

On March 31, 2021, the Company, SensaBues and John Trainor our President and a Director of the Company who is also a director of SensaBues reached an agreement to settle an account payable in the amount of $326,337 by issuing options to purchase common shares of SensaBues with a guarantee of subscription of the Company’s common shares upon exercise of the option by the optionee. The agreement allows the Director to subscribe an aggregated 3,400 common shares of SensaBues. The term of the Agreement is for thirty-six months from March 31, 2021. The Company guaranteed that it shall purchase shares of the optionee during the term.

(b)	Payables and interest accrual to a related party

As of April 30, 2020, the accounts payable balance related to professional services provided by a vendor (KIPA) that is controlled by a former Director of SensaBues was $271,387.

As of April 30, 2020, the interest accrual balance related to overdue invoices from the related party vendor (KIPA) was $123,533.

As of April 30, 2020, the total accounts payable and accrued liabilities to the related party (KIPA) was $394,920.

For the year ended April 30, 2020, the interest expense was $5,211.

For the year ended April 30, 2020, the total purchase from the related party (KIPA) and included represented the research and development expense was $100,400.

On March 30, 2021, SensaBues, through a settlement agreement with the vendor, modified the payment term of accounts payable balance related to professional services provided in the amount of $333,744 (SEK2,798,280), and the parties agreed to settle the accounts payable balance in seven installments and the last payment date was extended to August 2023. Management has evaluated the terms of the agreement in accordance with the guidance provided by ASC 470 and concluded that there is no extinguishment accounting applicable to the modification. The payment modification did not include overdue invoices related interest accruals. At April 30, 2021, the accounts payable balance related to professional services provided by the related party vendor (KIPA) that was not included in the above settlement was $6,677. At April 30, 2021, the current portion of the modified payable balance was $104,240 (SEK874,000) and the long term portion was $229,504 (SEK1,924,280).

The future commitments for long term payable are as below:

For year ended April 30,	$
2023	208,480
2024	21,024
Total	229,504

As of April 30, 2021, the interest accrual balance related to overdue invoices from the related party vendor (KIPA) was $138,483 and was included in accounts payable and accrued liabilities to KIPA.

As at April 30, 2021, the total accounts payable and accrued liabilities to the related party (KIPA) was $249,400.

For the year ended April 30, 2021, the interest expense was $13,066.

For the year ended April 30, 2021, the total purchase from the related party (KIPA) and included represented the research and development expense was in amount of $120,038.

Director and Officer Indemnification

We have not entered into an indemnification agreement with any of our directors and executive officers. Neither our certificate of incorporation or our bylaws provide for the indemnification of our directors and officers

Policies and Procedures for Related Party Transactions

Our board of directors will adopt a written related party transaction policy, to be effective upon the completion of this offering, setting forth the policies and procedures for the review and approval or ratification of related-party transactions. This policy will cover any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant and a related party had or will have a direct or indirect material interest, as determined by the audit committee of our board of directors, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, and indebtedness, guarantees of indebtedness or employment by us of a related party.

All related party transactions described in this section occurred prior to adoption of this policy and as such, these transactions were not subject to the approval and review procedures set forth in the policy. However, these transactions were reviewed and approved by our board of directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of April 30, 2021, by:

●	each person whom we know to own beneficially more than 5% of our common stock,

●	each of our directors and named executive officers individually, and

●	all of our directors and executive officers as a group.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of April 30, 2021. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person. The number of shares of common stock outstanding after this offering includes 14,266,805 shares of common stock being offered for sale by the selling stockholders. The percentage ownership of our common stock in the “Shares Beneficially Owned Before the Offering” column in the table is based on 47,295,183 shares of our common stock issued and outstanding as of April 30, 2021. The percentage ownership of our common stock in the “Shares Beneficially Owned After the Offering” column in the table is based on 47,295,183 shares of our common stock issued and outstanding as of April 30, 2021. See Table 1.0 below.

Unless otherwise indicated, the address for each listed stockholder is c/o SensaSure Technologies, Inc., 505 Park Avenue, 4th Floor, New York, New York 10022. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

Table 1.0

Name of Beneficial Owner	Common Shares Beneficially Owned Before the Offering		Common Shares Beneficially Owned After the Offering
	Number	Percent*	Number	Percent*
Greater than 5% Stockholders:
John Trainor(1)(6)	9,922,209	20.98%	9,922,209	20.98%
Michael Doron(2)	3,650,000	7.72%	3,650,000	7.72%
Erik Savenstrand(3)	3,080,000	6.51%	3,080,000	6.51%
Jesper Ronald Petersen(4)	3,392,800	7.17%	3,392,800	7.17%
Anders Olsson(5)	3,080,000	6.51%	3,080,000	6.51%
KIPAX AB(7)	2,930,000	6.20%	2,830,000	5.98%
Li Sze Tang(7)	3,274,000	6.92%	3,074,000	6.50%
Pine Capital Asset Management Inc.	2,716,000	5.74%	2,516,000	5.32%

Greater than 5% Stockholders as a Group (8 persons)	32,045,000	67.76%	31,545,000	66.70%

Directors and Named Executive Officers:
John Trainor(1)	9,922,209	20.98%	9,922,209	20.98%
Michael Doron(2)	3,650,000	7.72%	3,650,000	7.72%
Erik Savenstrand(3)	3,080,000	6.51%	3,080,000	6.51%
Jesper Ronald Petersen(4)	3,392,800	7.17%	3,392,800	7.17%
Anders Olsson(5)	3,080,000	6.51%	3,080,000	6.51%
Directors and Officers as a Group (5 persons)	23,125,009	48.90%	23,125,009	48.90%

*	Represents the beneficial ownership percentage of the outstanding common stock. Preferred voting power not included.

(1)	President and a Director

(2)	Chairman of the Board

(3)	Non-Executive Director

(4)	Non-Executive Director

(6)	Includes all shares converted to common stock.

(7)	Non Officer or Director

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation, amended and restated bylaws, the amended and restated investor rights agreement to which we and certain of our stockholders are parties and of the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation, amended and restated bylaws and amended and restated investor rights agreement, copies of which have been filed as exhibits to the registration statement of which this prospectus is part.

Common Stock

Common stock outstanding. As of April 30, 2021, there were 47,295,183 shares of common stock outstanding which were held of record by 47 stockholders. No shares of common stock have been issued since April 30, 2021. All outstanding shares of common stock are fully paid and non-assessable.

Voting rights. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.

Dividend rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors, out of funds legally available therefor. See the section titled “Dividend Policy.”

Rights upon liquidation. In the event of liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Other rights. The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Preferred stock outstanding as of April 30,2021 is 55,871 shares. At present, we have no plans to issue any additional shares of the preferred stock following consummation of this offering. The Preferred Stock does not pay a dividend and has no liquidation preference per share over the Common Stock.

The Preferred Shares do carry voting rights of one (1) Preferred Share equals one thousand Common Shares. The table below provides the names of each person or entity that has Preferred Shares and the number of shares with a total of the voting rights attached to those shares. The combination of the Common Stock and the Preferred Shares voting power provides 103,166,183 shares with voting power on all issues permitted by the laws of the State of Nevada. Our President John Trainor holds 61,743,209 voting shares or 59.85% of the voting shares.

Name of Beneficial Owner	Preferred Shares Held		Total Voting Rights of the Preferred Shares
	Number	Percent	Number	Percent
John Trainor(1)(6)	51,821	92.75%	51,821,000	92.75%
Michael Doron(2)	500	0.86%	500,000	0.89%
Erik Savenstrand(3)	500	0.86%	500,000	0.89%
Jesper Ronald Petersen(4)	500	0.86%	500,000	0.89%
CHINAINVESTORS.COM(5)	800	1.38%	800,000	0.143%
Financial Buzz Media Networks LLC(6)	1,500	2.59%	1,500,000	0.268%
ALW Equestrian Ranch LLC(7)	250	0.43%	250,000	0.0045%

Preferred Stockholders as a Group (7 persons)	55,871	100%	55,871,000	100%

(1)	President and a Director

(2)	Chairman of the Board

(3)	Non-Executive Director

(4)	Non-Executive Director

(5)	The beneficial owner, shareholder, Officer is Wei Wang who has voting and investment control over the shares.

(6)	The beneficial owner, shareholder, Officer is Jiang Yu who has voting and investment control over the shares.

(7)	The beneficial owner, shareholder, Officer is Liang Williams who has voting and investment control over the shares.

(8)	Includes all preferred shares with voting power.

Common Stock Warrants

As of April 30, 2021, we had no common stock warrants outstanding.

Preferred Stock Warrants

As of April 30, 2021, we had no outstanding preferred stock warrants outstanding.

Common Stock Options

As of April 30, 2021, we had no outstanding options to purchase shares of our common stock.

Registration Rights

No holders of our common stock are or will be entitled to rights with respect to the registration of their shares under the Securities Act.

Demand Registration Rights

No holders of our common stock have or will have any demand registration rights.

Piggyback Registration Rights

No holders of our common stock have or will have any piggyback registration rights.

Listing and Stock Symbol

Our common stock is not listed on any exchange or traded on any of the OTC Markets. We will apply for the stock trading symbol of “SESU”

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Vstock Transfer LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York NY 11598.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF COMMON STOCK

The following are the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock acquired in this offering by a “Non-U.S. Holder” that does not own, and has not owned, actually or constructively, more than 5% of our common stock. You are a Non-U.S. Holder if for U.S. federal income tax purposes, you are a beneficial owner of our common stock that is:

●	a nonresident alien individual,

●	a foreign corporation, or

●	a foreign estate or trust.

You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition, or if you are a former citizen or former resident of the United States for U.S. federal income tax purposes. If you are such a person, you should consult your tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of our common stock.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and your activities.

This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and final, temporary, and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences and does not address any aspect of state, local or non-U.S. taxation, or any taxes other than income and estate taxes. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Dividends

As discussed under “Dividend Policy” above, we do not currently expect to make distributions on our common stock. In the event that we do make distributions of cash or other property, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital, which will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock, as described below under “—Gain on Disposition of Our Common Stock.”

Dividends paid to you generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. To obtain a reduced rate of withholding (subject to the discussion below under “—FATCA”), you will be required to provide a properly executed applicable Internal Revenue Service (“IRS”) Form W-8 certifying your entitlement to benefits under a treaty.

If dividends paid to you are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on the dividends in the same manner as a U.S. person. In this case, you will be exempt from the withholding tax discussed in the preceding paragraph, although you will be required to provide a properly executed IRS Form W-8ECI to claim an exemption from withholding. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Gain on Disposition of Our Common Stock

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of our common stock unless:

●	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), or

●	we are or have been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and our common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.

If you recognize gain on a sale or other disposition of our common stock that is effectively connected with your conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on such gain in the same manner as a U.S. person. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with payments of dividends on our common stock. Unless you comply with certification procedures to establish that you are not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock. You may be subject to backup withholding on payments on our common stock or on the proceeds from a sale or other disposition of our common stock unless you comply with certification procedures to establish that you are not a U.S. person or otherwise establish an exemption. Your provision of a properly executed applicable IRS Form W-8 certifying your non-U.S. status will permit you to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of dividends on our common stock, as well as, subject to the discussion of certain proposed U.S. Treasury regulations below, of gross proceeds of dispositions occurring after April 30, 2018 of our common stock, to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). The U.S. Treasury recently released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. You should consult your tax adviser regarding the effects of FATCA on your investment in our common stock, and the possible impact of these rules on the entities through which you hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax.

Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, our common stock will be treated as U.S.-situs property subject to U.S. federal estate tax.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no market for our common stock. Future sales of substantial amounts of our common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our common stock in the public market after the restrictions lapse. This may adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have 47,295,183 shares of common stock outstanding, 14,266,805 which will have been registered in this offering. All shares, if any, that are sold in this offering will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one of our existing “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining shares of common stock existing are “restricted shares” as defined in Rule 144. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144 or 701 of the Securities Act. As a result of the contractual lock-up periods described below and the provisions of Rules 144 and 701, these shares will be available for sale in the public market as follows:

Number of Shares	Date
0	On the date of this prospectus.
14,266,805	The Lock-Up Period permits the sale of a percentage of the holder’s securities at certain intervals: immediately upon being quoted on OTC, 6 months post NASDAQ listing, 18 months post NASDAQ listing, 24 post NASDAQ listing and 60 months post NASDAQ listing.
Any sale of the Securities for twelve months following the end of the Lock-Up Period shall be subject to the volume restrictions of Rule 144.

Rule 144

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell such securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately—shares immediately after this offering, assuming no exercise of the underwriters’ over-allotment option, or

●	the average weekly trading volume of our common stock on the Nasdaq Global Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale,

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale and current public information and notice provisions of Rule 144 to the extent applicable.

Rule 701

In general, under Rule 701, any of our employees, directors, officers, consultants, or advisors who purchases shares from us in connection with a compensatory stock or option plan or other written agreement before the effective date of this offering is entitled to resell such shares 90 days after the effective date of this offering in reliance on Rule 144, without having to comply with the holding period requirements or other restrictions contained in Rule 701.

The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after the date of this prospectus. Securities issued in reliance on Rule 701 are restricted securities and, subject to the contractual restrictions described above, beginning 90 days after the date of this prospectus, may be sold by persons other than “affiliates,” as defined in Rule 144, subject only to the manner of sale provisions of Rule 144 and by “affiliates” under Rule 144 without compliance with its one-year minimum holding period requirement.

Registration Rights

Upon completion of this offering, the holders of 14,266,805 shares of common stock will be entitled to various rights with respect to the registration of these shares under the Securities Act. Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration, except for shares purchased by affiliates.

Lock-up Agreements

All of our directors, executive officers and substantially all of the other holders of our equity securities have agreed, subject to certain exceptions, to not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any of the securities or any securities convertible into, exercisable or exchangeable for or that represent the right to receive shares of Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the holder in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise and further agrees that any sale of the Securities for twelve months following the end of the Lock-Up Period shall be subject to the volume restrictions of Rule 144. The Lock-Up Period permits the sale of a percentage of the holder’s securities at certain intervals: immediately upon being quoted on OTC, 6 months post NASDAQ listing, if any, 18 months post NASDAQ listing 24 post NASDAQ listing and 60 months post NASDAQ listing.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive:

a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive,

b)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

Each underwriter has represented and agreed that:

a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 or the “FSMA” received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us, and

b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, us, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take into account the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate for their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

New Zealand

The shares of common stock offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

a)	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money, or

b)	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public, or

c)	to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer), or

d)	in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or re-enactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

Hong Kong

The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issuance, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the FIEL, has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of common stock.

Accordingly, the shares of common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors, or QII

Please note that the solicitation for newly issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred en bloc without subdivision to a single investor.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of common stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA,

b)	where no consideration is or will be given for the transfer,

c)	where the transfer is by operation of law, or

d)	as specified in Section 276(7) of the SFA.

In connection with Section 309B of the SFA and the Capital Markets Products (the “CMP”) Regulations 2018, the shares of common stock are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154.

EXPERTS

The consolidated financial statements of SensaSure Technologies, Inc. (the “Company”) as of April 30, 2021 and 2020, and for the years then ended, included in this Prospectus and Registration Statement have been audited by SRCO a Professional Corporation, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the company and its common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.

As a result of the offering, we will be required to file periodic reports and other information with the SEC. We also maintain an Internet site at www.sensasure.com. Our website and the information contained therein or accessible therefrom shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

SENSASURE TECHNOLOGIES, INC.

CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED APRIL 30, 2021, AND 2020

SRCO, C.P.A., Professional Corporation Certified Public Accountants 14 Wynngate Lane Amherst, NY 14221 U.S.A.
Tel: 716 574 1802, 416 428 1391 & 416 671 7292 Fax: 905 882 9580 Email: info@srco.ca www.srco.ca

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of SensaSure Technologies Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of SensaSure Technologies, Inc. and its subsidiary (the Company) as of April 30, 2021 and 2020 and the related consolidated statements of loss, comprehensive loss, stockholders’ deficiency, and cash flows for each of the two years in the period ended April 30, 2021 and related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2021 and 2020 and the results of its operations and its cash flows for each of the two years in the period ended April 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty related to Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 2(c) to the financial statements, the Company has incurred recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2(c). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the board of directors and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Reverse recapitalization

As described further in Notes 1 and 3 to the financial statements, the Company determined that the share exchange transaction completed required to be accounted for as a reverse recapitalization. The shares and net loss per common share, prior to the reverse recapitalization, have been retrospectively restated as shares reflecting the exchange ratio established in the reverse recapitalization. The net assets of acquired entity were recorded at historical costs, with no goodwill or other intangible assets recorded.

How the Critical Audit Matter was Addressed in the Audit

To ensure the accounting treatment in compliance with accounting principles generally accepted in the United States of America, our audit procedures included, among others, reviewing the share exchange agreement, and the ownership interests in both the acquirer and acquiree, in connection with the transaction, evaluating the appropriateness of measurement of the net assets acquired, presentation of the capital structure stated and results. We have also evaluated the financial statement disclosures related to these matters.

Valuation of shares issued for services

Critical Audit Matter Description

As described further in Note 9 to the financial statements, the Company determined that shares issued for services are required to be measured at fair value upon issuance. Valuation of these shares require valuation techniques that may include complex models and non-observable inputs which require management’s estimation and judgment. The Company determined that these shares issued and vested are required to be expensed when incurred and those shares issued but unvested shall be amortized to earnings upon vesting conditions being satisfied in subsequent periods.

How the Critical Audit Matter was Addressed in the Audit

To test the valuation of the shares issued, our audit procedures included, among others, reviewing the terms of the underlying instruments, testing management’s process for developing the fair value measurement, evaluating the appropriateness of the methodologies used in the valuation model and testing the reasonableness of the significant assumptions and inputs used. We have also evaluated the financial statement presentation and disclosures related to these issuances and valuation.

We have served as the Company’s auditor since 2021 Amherst, NY October 4, 2021	/s/ SRCO, C.P.A., Professional Corporation SRCO, C.P.A., Professional Corporation CERTIFIED PUBLIC ACCOUNTANTS

SENSASURE TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS AT APRIL 30, 2021 AND 2020

	Note	As at April 30, 2021	As at April 30, 2020
		$	$
ASSETS
CURRENT ASSETS
Cash	3 (b)	144,129	85,962
Restricted cash held in trust	3 (b)	555,648	-
Accounts receivable		583	-
Subscription receivable	4, 9 (b)	27,300	-
Prepayments and other receivables		6,852	2,502
TOTAL CURRENT ASSETS		734,512	88,464
TOTAL ASSETS		734,512	88,464

LIABILITIES AND STOCKHOLDERS’ DEFIECIENCY
CURRENT LIABILITIES
Accounts payable and accrued liabilities to third parties	5	129,021	56,888
Accounts payable and accrued liabilities to a related party	8 (c)	249,400	394,920
Demand loans	6	89,838	101,536
Loans from related parties	8 (b)	101,377	45,703
Amounts due to related parties	8 (a)	49,064	217,654
TOTAL CURRENT LIABILITIES		618,700	816,701

Long term payable to a related party	8 (c)	229,504	-
TOTAL LIABILITIES		848,204	816,701

STOCKHOLDERS’ DEFICIECY
Class A Preferred stock, $0.001 par value, 5,000,000 authorized as at April 30, 2021 and April 30, 2020, respectively. Issued and outstanding shares: 24,371 and nil as at April 30, 2021 and April 30, 2020, respectively.	9	24	-
Class B Preferred Stock, $0.001 par value, 5,000,000 authorized as at April 30, 2021 and April 30, 2020, respectively. Issued and outstanding shares: 31,500 as at April 30, 2021 and nil as at April 30, 2020, respectively.	9	-	-
Common stock, $0.01 par value, 250,000,000 authorized as at April 30, 2021 and April 30, 2020, respectively. Issued and outstanding common shares: 47,295,183 and 13,015,248 as at April 30, 2021 and April 30, 2020, respectively.	9	252,951	130,152
Shares to be issued (420,000 and nil common shares at April 30, 2021 and April 30, 2020, respectively)	9	27,300	-
Additional paid-in capital		3,948,919	2,519,267
Accumulated other comprehensive loss		(284,946)	(224,431)
Accumulated deficit		(3,583,385)	(2,758,187)
TOTAL EQUITY (DEFICIT) ATTRIBUTABLE TO COMNON SHAREHOLDERS OF THE COMPANY		360,863	(333,199)
TOTAL DEFICIT ATTRIBUTABLE TO NON-CONTROLLING INTERESTS		(823,298)	(762,384)
LEGAL RESERVE		348,743	367,346
TOTAL DEFICIT		(113,692)	(728,237)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY		734,512	88,464

Reverse Capitalization (Note 1)

Contingency (Note 10)

Subsequent events (Note 11)

The accompanying notes are an integral part of the consolidated financial statements.

SENSASURE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF LOSS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

	Note	Year Ended April 30, 2021	Year Ended April 30, 2020
		$	$
REVENUE		12,572	13,315

EXPENSES
General and administrative expense	9 (b)	(762,612)	(174,720)
Research and development expense	8 (c)	(120,038)	(100,400)
TOTAL OPERATING EXPENSES		(882,650)	(275,120)

Interest expenses, net	8	(24,673)	(13,725)
Other expenses		(1,565)	(1,063)
NET LOSS BEFORE INCOME TAXES		(896,316)	(276,593)
Income taxes	7	-	-
NET LOSS		(896,316)	(276,593)
LESS: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS		105,642	74,449
NET LOSS ATTRIBUTABLE TO THE COMPANY		(790,674)	(202,144)

LOSS PER SHARE, BASIC AND DILUTED		(0.05)	(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING		15,792,612	12,439,479

See effect of reverse capitalization (Note 1)

The accompanying notes are an integral part of the consolidated financial statements

SENSASURE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

	Note	Year Ended April 30, 2021	Year Ended April 30, 2020
		$	$
NET LOSS FOR THE YEAR	2	(896,316)	(276,593)
Foreign currency translation adjustments		(77,982)	26,373
TOTAL COMPREHENSIVE LOSS FOR THE YEAR		(974,298)	(250,220)

Attributable to:
COMMON SHAREHOLDERS OF THE COMPANY		(851,189)	(185,946)
NON-CONTROLLING INTERESTS		(123,109)	(64,274)
		(974,298)	(250,220)

The accompanying notes are an integral part of the consolidated financial statements.

.

SENSASURE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

	Common Stock		Class A Preferred Stock		Class B Preferred Stock		Shares to be issued		Additional paid-in Capital	Accumulated Other Comprehensive loss	Accumulated deficit	Equity (Deficit)	Non- controlling interests	Legal Reserve	Total
	Shares	US$	Shares	US$	Shares	US$	Shares	US$	US$	US$	US$	US$	US$	US$	US$
Balance at May 1, 2019	12,258,847	122,588	-	-	-	-	-	-	2,361,541	(240,629)	(2,523,778)	(280,278)	(747,846)	371,748	(656,376)
Issuance of shares pursuant to private placement (Note 9 (b))	756,401	7,564	-	-	-	-	-	-	157,726	-	-	165,290	-	-	165,290
Subsidiary issuance of shares pursuant to private placement (Note 9 (b))	-	-	-	-	-	-	-	-	-	-	-	-	17,471	-	17,471
Loss for the year	-	-	-	-	-	-	-	-	-	-	(202,144)	(202,144)	(74,449)	(4,402)	(280,995)
Foreign translation adjustment	-	-	-	-	-	-	-	-	-	16,198	-	16,198	10,175	-	26,373
Effect of dilution of non-controlling interests (Note 9 (c))	-	-	-	-	-	-	-	-	-	-	(32,265)	(32,265)	32,265	-	-
Balance at April 30, 2020	13,015,248	130,152	-	-	-	-	-	-	2,519,267	(224,431)	(2,758,187)	(333,199)	(762,384)	367,346	(728,237)
Issuance of shares pursuant to private placement (Note 9 (b))	499,935	4,999	-	-	-	-	-	-	94,644	-	-	99,643	-	-	99,643
Subsidiary issuance of shares pursuant to private placement (Note 9 (b))	-	-	-	-	-	-	-	-	-	-	-	-	27,671		27,671
Issuance of shares pursuant to private placement (Note 9 (b))	11,780,000	117,800	-	-	-	-	-	-	647,900	-	-	765,700	-	-	765,700
Share subscription receivable shares pursuant to private placement (Note 4, Note 9 (b) and Note 11)	-	-	-	-	-	-	420,000	27,300	-	-	-	27,300	-	-	27,300
Issuance of shares for services to be rendered (Note 9 (b))	22,000,000	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Issuance of shares for services (Note 9 (b))	-	-	24,371	24		-	-	-	360,771	-	-	360,795	-	-	360,795
Issuance of shares for services to be rendered (Note 9 (b))	-	-	-	-	31,500	-	-	-	-	-	-	-	-	-	-
Issuance of stock options to settle debts by subsidiary (Note 8 (a) and Note 9 (b))	-	-	-	-		-	-	-	326,337	-	-	326,337	-	-	326,337
Loss for the year	-	-	-	-	-	-	-	-	-	-	(790,674)	(790,674)	(105,642)	(18,603)	(914,919)
Foreign translation adjustment	-	-	-	-	-	-	-	-	-	(60,515)	-	(60,515)	(17,467)	-	(77,982)
Effect of dilution of non-controlling interests (Note 9 (c))	-	-	-	-	-	-	-	-		-	(34,524)	(34,524)	34,524	-	-
Balance at April 30, 2021	47,295,183	252,951	24,371	24	31,500	-	420,000	27,300	3,948,919	(284,946)	(3,583,385)	360,863	(823,298)	348,743	(113,692)

*See effects of reverse capitalization (Note 1)

The accompanying notes are an integral part of the consolidated financial statements.

SENSASURE TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

	Year Ended April 30, 2021	Year Ended April 30, 2020
	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(896,316)	(276,593)
Adjustments for:
Issuance of Class A preferred shares for service (Note 9 (b))	360,795	-
Changes in:
Accounts receivable	(557)	747
Prepayments and other receivables	(3,742)	281
Accounts payable and accrued liabilities – third parties and a related party	202,029	42,135
Amounts due to related parties	(197,578)	87,565
Long term payable to a related party	219,549	-
Net cash used in operating activities	(315,820)	(145,865)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares (Note 9 (b))	865,343	104,354
Proceeds from subsidiary issuance of shares to noncontrolling interests (Note 9 (b))	27,671	17,471
Repayment to demand loans	(28,125)	(2,192)
Proceeds from related party loans	45,638	92,064
Net cash provided by financing activities	910,527	211,697

Effect of exchange rate changes on cash and restricted cash held in trust	19,108	(310)
Net increase in cash and restrict cash held in trust	613,815	65,522
Cash at the beginning of year	85,962	20,440
Cash and restricted cash held in trust at the end of year	699,777	85,962

Supplemental cash flows information
Income tax paid	-	-
Interest paid	-	-
Non cash transaction
Loans from related parties converted to common shares	-	60,937
Stock option issued by Subsidiary to settle accounts payable	326,337	-

The accompanying notes are an integral part of the consolidated financial statements.

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

1.	DESCRIPTION OF BUSINESS

SensaSure Technologies, Inc. (“SensaSure” or “Company”) was incorporated on September 8, 2020 under the laws of the State of Nevada with an authorized share capital of 250,000,000 common shares, 5,000,000 of Class A and 5,000,000 Class B preferred shares. The Company did not issue any number of common shares, Class A and Class B preferred shares before December 21, 2020.

Sensa Bues AB (“Sensa Bues”) was incorporated in the Kingdom of Sweden in November 2009. Sensa Bues AB owns the core intellectual properties for the design of sample collection devices and the validated methodologies to collect, extract and detect the non-volatile substances presented within aerosols in exhaled breath. These aerosols, which originate from the lungs and blood, are captured using electret-based filter technologies.  This non-invasive breath-based biological sample collection and testing methodology is called Exa-Breath (“EB”) technology.

Sensa Bues AB performs medical device design and research focusing on developing and commercializing EB for disease detection, exposure monitoring, and drug metabolism.

On December 21, 2020, the Company completed a reverse recapitalization via a share exchange agreement with Sensa Bues AB and the shareholders who owned 270,339 common shares that represented 72.82% of the total issued and outstanding common shares in Sensa Bues AB. Under the share exchange agreement, the shareholders of Sensa Bues AB, agreed to exchange their shares of Sensa Bues AB for common shares of SensaSure at an exchange ratio of approximate 1:49.99. Pursuant to the share exchange transactions (see share exchange agreement noted above), SensaSure issued a total of 13,515,183 common shares and the then-shareholders of Sensa Bues AB hold their ownership of Sensa Bues AB through SensaSure (Note 9 (b)). Upon completion of the share exchange transaction, SensaSure became the controlling shareholder that owned 74.82% the total issued and outstanding common shares in Sensa Bues AB and parent company of Sensa Bues AB (“Subsidiary”). No goodwill or other intangible assets were recorded during the reverse capitalization. The historical financial statements of Sensa Bues AB became the historical financial statements of the combined entities that are disclosed in registrant’s future periodic reports to be filed with the Securities and Exchange Commission (“SEC”). As noted earlier, this transaction has been accounted for reverse acquisition, the operating results included in this discussion reflect the historical operating results of Sensa Bues AB prior to the reverse capitalization transaction.

During April 2021, the Company increased its ownership interest in Sensa Bues AB pursuant to private placements completed by Sensa Bues AB where 277,296 common shares and 93,032 common shares were issued to the Company and noncontrolling interests respectively. (Note 9 (b) (c)).

On April 30, 2021, the Company owned 74% (73% - 2020) of the total issued and outstanding common shares in Sensa Bues AB (Note 9 (c)).

2.	BASIS OF PRESENTATION, MEASUREMENT AND CONSOLIDATION

(a)	Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in United States dollars (“USD”).

The consolidated financial statements include the accounts of the Company and its less wholly owned subsidiary, Sensa Bues AB. All intercompany accounts and transactions have been eliminated.

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

(continued)

(b)	Basis of Consolidation

Sensa Bues AB and SensaSure were deemed to be under common control. Accordingly, the combination of the two entities has been accounted for as a reorganization of entities under common control in accordance with ASC 805 guidelines, whereby the resulting controlling entity, namely, SensaSure recognized the assets and liabilities of the Sensa Bues AB transferred at their carrying amounts with a carry-over basis. The reorganization of entities under common control was retrospectively applied to the financial statements of all prior periods when the financial statements are issued for a period that includes the date the share exchange transaction occurred.

Equity interests in Sensa Bues AB held by parties other than SensaSure are presented as non-controlling interests in equity.

(c)	Liquidity and going concern

The Company is in the early stages of commercializing its product and in the process of its initial public offering. It is concurrently in development mode, operating research and development programs in order to develop an ecosystem of technologies and commercialize other proposed products. The Company has incurred recurring losses from operations, and as at April 30, 2021 and April 30, 2020, had an accumulated deficit of $3,583,385 and $2,758,187 respectively, a working capital surplus of $115,812 and working capital deficiency of $728,237 respectively. The Company, during year ended April 30, 2021 and April 30, 2020, through several private placements, raised $893,014 and $121,825 respectively (Note 9 (b)). On March 30, 2021, Sensa Bues AB, through an agreement with a vendor that is controlled by a then-director of Sensa Bues AB, modified the payment term of payable balance in the amount of $333,744 to settle the payable balance in seven installments (Note 5 and Note 8 (c)). During the year ended April 30, 2021, the Company, Sensa Bues AB and a director of the Company reached an agreement to settle account payable in the amount of $326,337 by issuing options to purchase common shares of Sensa Bues AB with a guarantee of subscription of the Company’s common shares upon exercise of the option by the optionee (Note 8 (a) and Note 9 (b)).

The Company’s operating plan is predicated on a variety of assumptions including, but not limited to, the level of product demand, cost estimates, its ability to continue to raise additional financing and the state of the general economic environment in which the Company operates. There can be no assurance that these assumptions will prove to be accurate in all material respects, or that the Company will be able to successfully execute its operating plan. In the absence of additional appropriate financing, the Company may have to modify its operating plan or slow down the pace of development and commercialization of its proposed products.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated.

These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance their future operations primarily through cash flow from capital contributions from the shareholders of the Company. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the shareholders of the Company indicated the intent and ability to provide additional equity financing.

In December 2019, a novel strain of coronavirus (COVID-19) emerged. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally.

During 2020, as a result of COVID-19 infections having been reported throughout both the United States and Sweden, certain national, provincial, state and local governmental issued proclamations and/or directives aimed at minimizing the spread of COVID-19. Due to the disruption of the COVID-19 crisis, the Company’s business activities might be subject to certain level of adverse impact. To the date of the issuance of these consolidated financial statements, the Company is still assessing the impact on its business, results of operations, financial position and cash flows, which will be accounted for when the reliable estimates will become available.

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

(continued)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Revenue recognition

The Company adopted Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers” (“ASC 606”) on May 1, 2018. In accordance with ASC 606, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services by applying the core principles – 1) identify the contract with a customer, 2) identify the performance obligations in the contract, 3) determine the transaction price, 4) allocate the transaction price to performance obligations in the contract, and 5) recognize revenue as performance obligations are satisfied.

The Company sells devices with collection mechanism for biological samples based upon exhaled breath. Revenue is recognized upon delivery of devices (at a point in time). In order to recognize revenue, management considers whether or not the following criteria are met: persuasive evidence of a commercial arrangement exists, price is fixed and determinable and collectability is reasonably assured and delivery has occurred.

(b)	Cash and restricted cash held in trust

Cash includes cash on hand and balances with banks. Restricted cash includes proceeds from private placements completed by the Company during year ended April 30, 2021 that are held in an escrow account. As per the share subscription agreements from January to April 2021, and the Escrow Agreement dated January 26, 2021, restricted cash can only be used for expenses related to listing process and for professional expenses of the first eighteen months’ statutory filings from the date the Company successfully completes the listing process.

(c)	Non-controlling interests

The non-controlling interests represent the portion of the equity (net assets) in the subsidiary not directly or indirectly attributable to the Company. Non-controlling interests are presented as a separate component of equity on the consolidated balance sheets, statements of loss, statements of comprehensive loss and statements of stockholders’ deficiency attributed to controlling and non-controlling interests.

(d)	Critical management judgment and use of estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas involving significant estimates and assumptions include: deferred income tax assets and related valuation allowance, accruals, stock options, principles of consolidation and reverse recapitalization and assumptions used in the going concern assessment. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

(e)	Accounts receivable

Accounts receivable consists of amounts due to the Company from research institutions. Accounts receivable is reported on the balance sheets net of an estimated allowance for doubtful accounts. The Company establishes an allowance for doubtful accounts for estimated uncollectible receivables based on historical experience, assessment of specific risk, review of outstanding invoices, and various assumptions and estimates that are believed to be reasonable under the circumstances, and recognizes the provision as a component of selling, general and administrative expenses. Uncollectible accounts are written off against the allowance after appropriate collection efforts have been exhausted and when it is deemed that a balance is uncollectible.

(f)	Research and development

Research and development and patent related expenses are charged to operations as incurred.

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

(continued)

(g)	Stock based compensation

The Company accounts for share-based payments in accordance with the provision of ASC 718, which requires that all share-based payments issued to acquire and compensate for goods or services received, including grants of employee shares, be recognized in the statement of loss based on their fair values, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Compensation expense related to share-based awards is recognized over the requisite service period, which is generally the vesting period.

The Company accounts for stock-based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable. The Company issues compensatory shares for services including, but not limited to, executive, management, operations, corporate communication, finance and administrative consulting services.

(h)	Foreign Currency Translation

The functional currency of the Company’s Swedish-based subsidiary is the Swedish Krona (“SEK”) and the US-based parent is the U.S. dollar (“USD”). Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities are translated using the historical rate on the date of the transaction. All exchange gains or losses arising from translation of these foreign currency transactions are included in net loss for the reporting period. In translating the financial statements of the Company’s Swedish subsidiary from their functional currency into the Company’s reporting currency of USD, balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using an average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in accumulated other comprehensive loss in equity. The Company has not, to the date of these consolidated financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

(i)	Fair Value of financial instruments

The Company’s financial instruments consist primarily of cash and restricted cash held in trust, accounts receivable, subscription receivable, other receivables, accounts payable and accrued liabilities, demand loans, loans from related parties, amounts due to related parties. The carrying amounts of these balances approximate their fair values due to the short-term maturities of these instruments. The carrying value of long term payable to a related party approximates its fair values due to current market rate on such debt.

ASC 820 defines fair value, establishes a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

●	Level 1 – Valuation based on quoted market prices in active markets for identical assets or liabilities.

●	Level 2 – Valuation based on quoted market prices for similar assets and liabilities in active markets.

●	Level 3 – Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

(continued)

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments or interest rates that are comparable to market rates. These financial instruments include cash and restricted cash held in trust, accounts receivable, subscription receivable, other receivables, accounts payable and accrued liabilities, demand loans, loans from related parties, amounts due to related parties and long term payable to a related party. The Company’s cash and restricted cash held in trust, which are carried at fair values, are classified as Level 1. The Company’s bank accounts are maintained with financial institutions of reputable credit, therefore, bear minimal credit risk.

(j)	Income Taxes

Income taxes are computed under the asset and liability method reflecting both current and deferred taxes, which reflect the tax impact of all events included in the financial statements. The balance sheet approach (i) reflects a current tax liability or asset recognized for estimated taxes payable or refundable on tax returns for the current and prior years, (ii) reflects a deferred tax liability or asset recognized for the estimated future tax effects attributable to temporary differences and carry forwards, (iii) measures current and deferred tax liabilities and assets using the enacted tax rate of which the effects of future changes in tax laws or rates are not anticipated, and (iv) reduces deferred tax assets, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. The Company recognizes deferred tax assets only to the extent that management concludes these assets are more-likely-than-not to be realized. Significant judgement is required in assessing and estimating the more-likely-than-not tax consequences of the events included in the financial statements. Management considers all available positive and negative evidence, including future reversals of existing temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. Eos records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (i) management determines whether it is more likely- than-not that the tax position will be sustained on the technical merits of the position and (ii) for those tax positions that meet the more likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

(k)	Loss per share

The Company has adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 260-10 which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings (loss) per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflect the potential dilution of securities that could share in the earnings of an entity. Diluted earnings per share exclude all potentially dilutive shares if their effect is anti-dilutive. There were no potentially dilutive shares outstanding as at April 30, 2021 and 2020.

(l)	Operating Segments

Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. All revenues are currently earned in Sweden and significantly all of the assets of the Company are used for the Company’s medical device design and research and distribution activities that is carried out in Sweden. The Company has one reportable segment and operating segment: Medical device design and research and distribution.

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

(continued)

(m)	Recently issued accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326) - Measurement of Credit Losses on Financial Instruments.” This pronouncement, along with subsequent ASUs issued to clarify provisions of ASU 2016-13, changes the impairment model for most financial assets and will require the use of an “expected loss” model for instruments measured at amortized cost. Under this model, entities will be required to estimate the lifetime expected credit loss on such instruments and record an allowance to offset the amortized cost basis of the financial asset, resulting in a net presentation of the amount expected to be collected on the financial asset. In developing the estimate for lifetime expected credit loss, entities must incorporate historical experience, current conditions, and reasonable and supportable forecasts. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. On November 19, 2019, the FASB issued ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), finalized various effective date delays for private companies, not-for-profit organizations, and certain smaller reporting companies applying the credit losses (CECL), the revised effective date is January 2023.

In July 2019, the FASB issued ASU 2019-07, Codification Updates to SEC Sections. This ASU amends various SEC paragraphs pursuant to the issuance of SEC Final Rule Releases No. 33-10532, Disclosure Update and Simplification, and Nos. 33-10231 and 33-10442, Investment Company Reporting Modernization. One of the changes in the ASU requires a presentation of changes in stockholders’ equity in the form of a reconciliation, either as a separate financial statement or in the notes to the financial statements, for the current and comparative year-to-date interim periods. The Company presented changes in stockholders’ equity as separate financial statements for the current and comparative year-to-date interim periods beginning on April 1, 2019. The additional elements of the ASU did not have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company is currently evaluating the impacts of the provisions of ASU 2019-12 on its financial condition, results of operations, and cash flows.

In March 2020, the FASB issued ASU No. 2030-20 Codification Improvements to Financial Instruments, An Amendment of the FASB Accounting Standards Codification: a)in ASU No. 2016-01, b) in Subtopic 820-10, c) for depository and lending institutions clarification in disclosure requirements, d) in Subtopic 470-50, e) in Subtopic 820-10, f) Interaction of Topic 842 and Topic 326, g) Interaction of the guidance in Topic 326 and Subtopic 860-20.The amendments in this Update represent changes to clarify or improve the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. For public business entities updates under the following paragraphs: a), b), d) and e) are effective upon issuance of this final update. The effective date for c) is for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company has adopted this ASU for the year ended April 30, 2021.

In April 2021, The FASB issued ASU 2021-04 to codify the final consensus reached by the Emerging Issues Task Force (EITF) on how an issuer should account for modifications made to equity-classified written call options (hereafter referred to as a warrant to purchase the issuer’s common stock). The guidance in the ASU requires the issuer to treat a modification of an equity-classified warrant that does not cause the warrant to become liability-classified as an exchange of the original warrant for a new warrant. This guidance applies whether the modification is structured as an amendment to the terms and conditions of the warrant or as termination of the original warrant and issuance of a new warrant. The Company does not expect that the new guidance will significantly impact its consolidated financial statements.

4.	SUBSCRIPTION RECEIVABLE

During the year ended April 30, 2021, SensaSure, via several private placements with proceeds of $793,000 for 12,200,000 common shares subscribed, issued 11,780,000 common shares. The proceeds received was reflected as an increase in common stock in amount of $117,800 and additional paid-in capital in amount of $647,900 respectively. The Company recognized a subscription receivable and shares to be issued in amount of $27,300 at April 30, 2021. The number of shares to be issued was 420,000. Subsequent to the year end the Company received the subscription proceeds and issued 420,000 common shares accordingly (Note 9 (b) and Note 11).

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

(continued)

5.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES TO THIRD PARTIES

	As of April 30,
	2021	2020
Accounts payable	$56,555	$37,545
Accrued liabilities	72,466	19,343
	$129,021	$56,888

6.	DEMAND LOANS

At April 30, 2021 and April 30, 2020, the Company had a balance in demand loan from a third party of $nil and $25,036, respectively. The loan had an interest rate of 9.26% per annum. The loan was fully paid during year ended April 30, 2021. For the years ended April 30, 2021 and 2020, interest expense was $4,372 and $1,834, respectively.

At April 30, 2021 and April 30, 2020, the Company had balances in demand loans from several noncontrolling interests in Sensa Bues AB and a shareholder totaling $34,945 and $29,757, respectively. The loans had an interest rate is 20% per annum. For the years ended April 30, 2021 and 2020, interest expense was $6,686 and $2,027, respectively.

At April 30, 2021 and April 30, 2020, the Company had balance in demand loans from a party who has a noncontrolling interests in Sensa Bues AB of $54,893 and $46,743, respectively. The loans had an interest rate is 2% per annum. For the years ended April 30, 2021 and 2020, interest expense was $1,050 and $977, respectively.

7.	INCOME TAXES

The provision for income taxes differs from that computed at combined corporate tax rate of approximately 21.18% and 21.40% for year ended April 30, 2021 and 2020 as follows:

Income tax recovery

	For year ended April 30, 2021	For year ended April 30, 2020
	$	$
Net loss before income taxes	(896,316)	(276,593)
Tax rate	21.18%	21.40%
Income tax recoverable	(189,852)	(59,191)
Non-deductible items and others*	75,767	206
Rate change and others	(24,666)	(41,000)
Unrecognized deferred tax assets	138,751	99,985
Income tax expenses	-	-

*	The non-deductible items and others for year ended April 30, 2021 represented share-based compensation expense recognized during the year pursuant to issuance of Class A Preferred Shares. (Note 9 (b)).

Deferred tax items

	As At April 30, 2021	As At April 30, 2020
	$	$
Net operating losses carried forward	665,675	554,062
Valuation allowance	(665,675)	(554,062)
	-	-

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

(continued)

At April 30, 2021 and April 30, 2020, the Company decided that a valuation allowance relating to the above deferred tax assets of the Company was necessary, largely based on the negative evidence represented by losses incurred and a determination that it is not more likely than not to realize these assets, such that, a corresponding valuation allowance, for each respective period, was recorded to offset deferred tax assets.

At April 30, 2021 and April 30, 2020, the Company has approximately $3,113,044 and $2,589,075 respectively, of net operating loss and non-capital losses available to offset future taxable income. These losses will expire between 2031 to 2041.

As of April 30, 2021, and 2020 the Company is not subject to any uncertain tax positions.

8.	RELATED PARTIES TRANSACTIONS

The Company had the following balances and transaction with related parties except disclosed in other notes.:

(a)	Amounts due to related parties

At April 30, 2021 and April 30, 2020, salary payable to CEO of the Company who is also a director of Sensa Bues AB included in amounts due to related parties was $45,350 and $216,133, respectively.

On March 31, 2021, the Company, Sensa Bues AB and CEO of the Company who is also a director of Sensa Bues AB reached an agreement to settle account payable in the amount of $326,337 by issuing options to purchase common shares of Sensa Bues AB with a guarantee of subscription of the Company’s common shares upon exercise of the option by the optionee (Note 2 (c) and Note 9 (b)). The agreement allows the director to subscribe aggregated 3,400 common shares of Sensa Bues AB. The term of the Agreement is for thirty-six months from March 31, 2021. The Company guaranteed that it shall purchase shares of the optionee during the term of the agreement based on the formula of 50 common shares of the Company for each one shares the optionee subscribed of Sensa Bues AB.

At April 30, 2021 and April 30, 2020, expenses paid on behalf of the Company by two former directors of Sensa Bues AB included in amounts due to related parties was $3,001 and $914, respectively.

At April 30, 2021 and April 30, 2020, amounts payable to a former director of Sensa Bues AB included in amounts due to related parties was $713 and $607, respectively.

(b)	Loans from related parties

At April 30, 2021 and April 30, 2020, balances of loan from a former director of SensaSure were $65,597 (SEK550,000) and $15,234 (SEK150,000), respectively. The loan is unsecured, bearing interest at 2% per annum and due on demand. The interest expense was $1,103 and $311 for year ended April 30, 2021 and April 30, 2020, respectively. During the year ended April 30, 2020, pursuant to a private placement transaction completed by Sensa Bues AB, loan balance in amount of $30,468 (SEK300,000) was converted to 3,125 common shares of Sensa Bues AB (Note 9 (b)).

At April 30, 2021 and April 30, 2020, balances of loan from a former director of SensaSure were $35,780 (SEK300,000) and $30,469 (SEK300,000), respectively. The loan is unsecured, bearing interest at 2% per annum and due on demand. The interest expense was $742 and $623 for year ended April 30, 2021 and April 30, 2020, respectively. During the year ended April 30, 2020, pursuant to a private placement transaction completed by Sensa Bues AB, loan balance in amount of $30,468 (SEK300,000) was converted to 3,125 common shares of Sensa Bues AB (Note 9 (b)).

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

(continued)

(c)	Payables and interest accrual to a related party

As at April 30, 2020, the accounts payable balance related to professional services provided by a vendor that is controlled by a then-director of Sensa Bues AB was $271,387.

As at April 30, 2020, the interest accrual balance related to overdue invoices from the related party vendor was $123,533.

As at April 30, 2020, the total accounts payable and accrued liabilities to the related party was $394,920.

For the year ended April 30, 2020, the interest expense was $5,211.

For the year ended April 30, 2020, the total purchase from the related party representing the research and development and patent related expenses was in amount of $100,400.

On March 30, 2021, Sensa Bues AB, through a settlement agreement with the vendor, modified the payment term of accounts payable balance related to professional services provided in the amount of $333,744 (SEK2,798,280), and the parties agreed to settle the accounts payable balance in seven installments (Note 2 (c)) and the last payment date was extended to August 2023. Management has evaluated the terms of the agreement in accordance with the guidance provided by ASC 470 and concluded that there is no extinguishment accounting applicable to the modification. The payment modification did not include overdue invoices related interest accruals. At April 30, 2021, the accounts payable balance related to professional services provided by the related party vendor that was not included in the above settlement was $6,677. At April 30, 2021, the current portion of the modified payable balance was $104,240 (SEK874,000) and the long term portion was $229,504 (SEK1,924,280).

The future commitments for long term payable are as below:

For year ended April 30,	$
2023	208,480
2024	21,024
Total	229,504

As at April 30, 2021, the interest accrual balance related to overdue invoices from the related party vendor was $138,483 and was included in accounts payable and accrued liabilities to a related party.

As at April 30, 2021, the total accounts payable and accrued liabilities to the related party was $249,400.

For the year ended April 30, 2021, the interest expense was $13,066.

For the year ended April 30, 2021, the total purchase from the related party representing the research and development and patent expenses was in amount of $120,038.

9.	STOCKHOLDERS’ DEFICIENCY

(a)	Authorized and Issued Stock

As at April 30, 2021, the Company is authorized to issue 250,000,000 (April 30, 2020 – 250,000,000) shares of common stock ($0.01 par value).

As at April 30, 2021, the Company is authorized to issue 5,000,000 (April 30, 2020 – 5,000,000) shares of Class A preferred stock ($0.001 par value). Class A preferred stock has a conversion rate of 1 to 1,000 common shares and such conversion can occur subject to various performance condition, service conditions and lock up period that will vary for each of the issuances. When conversion is available it shall be at the discretion of the preferred shareholder. Sale of the converted shares shall not occur until sixty (60) months after a NASDAQ listing. There shall be no dividend rights assigned to the Class B preferred shares. There shall be no registration rights attached to the converted shares. Voting rights per preferred share are 1,000 common shares.

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

(continued)

As at April 30, 2021, the Company is authorized to issue 5,000,000 (April 30, 2020 – 5,000,000) shares of Class B preferred stock ($0.001 par value). Class B preferred stock has a conversion rate of 1 to 1,000 common shares and such conversion can occur subject to various performance condition, service conditions and lock up period that will vary for each of the issuances. There shall be no dividend rights assigned to the Class B preferred shares. There shall be no registration rights attached to the converted shares. Vested common shares may become free trading when certain conditions are met.

Each consultant to be advised of their specific conditions that must be met. Voting rights per share are equal to 1,000 common votes for each preferred share.

At April 30, 2021, common shares issued and outstanding totaled 47,295,183 (2020 – 13,015,248) shares (Note 9 (b)).

At April 30, 2021, there were 24,371 Class A shares of Preferred Stock that were issued and outstanding (2020 – NIL) (Note 9 (b)).

At April 30, 2021, there were 31,500 Class B shares of Preferred Stock that were issued and outstanding (2020 – NIL) (Note 9 (b)).

(b)	Share issuance

Share issuance during the year ended April 30, 2020

During the year ended April 30, 2020, Sensa Bues AB, via a private placement for proceeds of $165,920, issued 15,130 common shares to SensaSure (Note 9 (c)). SensaSure’s common stock has been adjusted retrospectively to give effect for the exchange ratio upon the issuance and resulted in an issuance of 756,401 shares of common stock of SensaSure. Two directors of Sensa Bues AB participated in the private placement converted loan balances in amount of $60,936 (SEK 600,000) into 6,250 common shares of Sensa Bues AB (Note 8 (b)) and resulted in net proceeds of $104,353. The total consideration received was reflected as an increase in common stock in amount of $7,564 and additional paid-in capital in amount of $157,276 respectively.

During the year ended April 30, 2020, Sensa Bues AB, via several private placements for proceeds of $17,471, issued 1,283 common shares (Note 9 (c)) to noncontrolling interests. The proceeds were reflected as an increase of $17,471 in noncontrolling interests.

Share issuance during the year ended April 30, 2021

During the year ended April 30, 2021, Sensa Bues AB, via a private placement for proceeds of $99,643, issued 10,000 common shares to SensaSure. SensaSure’s common stock has been adjusted retroactively to give effect for the exchange ratio upon the issuance and resulted in issuance of 499,935 shares of common stock of SensaSure. The proceeds received was reflected as an increase in common stock in amount of $4,999 and additional paid-in capital in amount of $94,644, respectively.

On December 21, 2020, the Company completed a reverse recapitalization via a share exchange agreement with Sensa Bues AB and the shareholders who owned 270,339 common shares that represented 72.82% of the total issued and outstanding common shares in Sensa Bues AB. Under the share exchange agreement, the shareholders of Sensa Bues AB, agreed to exchange their shares of Sensa Bues AB for common shares of SensaSure at an exchange ratio of approximate 1:49.99. Pursuant to the share exchange transactions (see share exchange agreement noted above), SensaSure issued a total of 13,515,183 common shares and the then-shareholders of Sensa Bues AB hold their ownership of Sensa Bues AB through SensaSure. (Note 1). Shareholders agreed that from the Effective Date of share exchange agreement the Shareholders shall have up to 0 shares to sell when a trading market begins on the OTC Markets. Eighteen (18) months after the initial listing date of the shares on the NASDAQ Market, the Shareholder shall have 0 shares available to sell. Twenty-four (24) months after the initial listing date of the shares on the NASDAQ Market, the Shareholders shall have 0 shares available to sell. Any remaining shares held by the Shareholders may be sold subject to Rule 144 trading requirements and Officer/Director restrictions, if applicable. The Shareholders will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any of the Securities or any securities convertible into, exercisable or exchangeable for or that represent the right to receive shares of Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise; Shareholders further agreed that any sale of the Securities for twelve months following the end of the Lock Up Period shall be subject to the volume restrictions of Rule 144.

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

(continued)

During the year ended April 30, 2021, Sensa Bues AB, via several private placements for proceeds of $27,671, issued 93,032 common shares to noncontrolling interests (Note 9 (c)). The proceeds were reflected as an increase of $27,671 in noncontrolling interests.

During the year ended April 30, 2021, SensaSure acquired an additional 267,296 common shares (Note 9 (c)) of Sensa Bues AB for cash consideration of $80,800. The additional investment in Sensa Bues AB and the corresponding increase in Sensa Bues AB’ share capital was eliminated upon consolidation and had no cash flow impact.

During the year ended April 30, 2021, SensaSure, via several private placements with proceeds of $793,000 for 12,200,000 restricted common shares, issued 11,780,000 common shares. The proceeds received was reflected as an increase in common stock in amount of $117,800 and additional paid-in capital in amount of $647,900 respectively. The Company recognized a subscription receivable in amount of $27,300 as well as shares to be issued at April 30, 2021. The number of shares to be issued was 420,000. The Company received the subscription proceeds subsequently to year end and issued 420,000 common shares accordingly (Note 4 and Note 11). The subscribers entered into lock up agreement pursuant to which (1) The Shareholders shall 1,715,800 of the shares subscribed to sell when a trading market begins on the OTC Markets; (ii) The Shareholders shall have 5,346,000 of their remaining shares available to sell Six (6) months after the initial listing date of the shares on the NASDAQ Market; (iii) The Shareholders shall have their remaining shares for trading Eighteen (18) months after the initial listing date of the shares on the NASDAQ Market; and (iv) In the event the stock does not begin trading on the NASDAQ Market within a period of Thirty-Six (36) months after the execution of the Share Exchange Agreement, the Shareholders shall have up to Thirty Percent (30%) of their remaining shares available to sell after the initial listing date of the shares on the OTC Market. The balance of the Shareholder’s shares shall be available for trading Sixty (60) months after the initial listing date of the shares on the OTC Market (the “Lock Up Period”).

During the year ended April 30, 2021, SensaSure issued 22,000,000 common shares to directors of the Company for director services that starts from May 1, 2021 to April 30, 2026. If a director fails to complete the term of his responsibility the unearned portion of the shares shall be returned to the treasury stock of the Company. The fair value of the shares issued, in amount of $502,614, was determined by allocating the Enterprise Equity Value on a fully-diluted basis. The fair value will be recorded as an expense as well as an increase in Common Stock and additional paid-in capital over the service period.

During the year ended April 30, 2021, SensaSure issued 24,371 Class A Preferred Stock to directors of the Company for services provided. The fair value of the shares issued, in amount of $360,795, was determined based on the common stock fair value and factoring in the conversion rights which are subject to performance condition. Estimates of the timing and successful completion of the performance conditions were made by management. The fair value of the shares issued was recorded as share-based compensation and included in general and administrative expenses with a credit of $24 and $360,771 in Class A Preferred Stock and additional paid-in capital, respectively.

During the year ended April 30, 2021, SensaSure issued 31,500 Class B Preferred Stock to directors of the Company for services to be provided. The fair value of the shares issued, in amount of $502,952, was determined based on the common stock fair value and factoring in the conversion rights which are subject to performance conditions. Estimates of the timing and successful completion of the performance conditions were made by management. The fair value will be recorded as an expense as well as an increase in Class B Preferred Stock and additional paid-in capital upon satisfaction of the vesting conditions.

During the year ended April 30, 2021, the Company, Sensa Bues AB and a director of the Company reached an agreement to settle accounts payable in the amount of $326,337 by issuing options to purchase common shares of Sensa Bues AB with a guarantee of subscription of the Company’s common shares upon exercise of the option by the optionee (Note 2 and Note 5). The fair value of the stock option was determined by the fair value of the service provided by the director. The difference between the carrying amount of the liability settled and the fair value of options issued is nil. The term of the Agreement is for thirty-six months from March 31, 2021. The Company guaranteed that it shall purchase shares of the optionee during the term of the agreement based on the formula of 50 common shares of the Company for each one shares the optionee subscribed of Sensa Bues AB.

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2021 AND 2020

(continued)

(c)	Noncontrolling interest

During the year ended April 30, 2020 and April 30, 2021, pursuant to private placements completed by Sensa Bues AB, the Company’s ownership interests and noncontrolling interests’ ownership in Sensa Bues AB changed as below:

	As At April 30, 2021	As At April 30, 2020	As At May 1, 2019
Ownership percentage
Common shareholders of the Company	74%	73%	72%
Noncontrolling interests	26%	27%	28%

	For the year ended April 30, 2021	For the year ended April 30, 2020
Net loss of Sensa Bues AB attributable to the Company	(300,649)	(202,144)
Transfer from noncontrolling interests
Increase in the Company’s accumulated deficit for Sensa Bues AB issuance of common shares to the Company and noncontrolling interests (Note 9 (b))	(34,524)	(32,265)
Change from net loss attributable to the Company and transfer from noncontrolling interests	(335,173)	(234,409)

(d)	Legal reserves

Pursuant to the laws applicable to the Kingdom of Sweden, the Company must make appropriations to non-distributable reserve funds at each year end. These reserves can only be used for specific purposes of enterprise expansion and are not distributable as cash dividends. The Company has appropriated $4,402 and $18,603 during the years ended April 30, 2021 and 2020.

10.	CONTINGENCY

One of the Subsidiary’s shareholders that is a noncontrolling interest initiated certain queries and concerns related to the Company and Sensa Bues AB. However, no legal proceedings have been filed or initiated against the Company and Sensa Bues AB.  These queries and concerns have been responded to and management believes there are no further open items in this regard.   In addition, a related party vendor filed a claim in a Swedish court against the Sensa Bues AB with regard to the amounts owed to the related party vendor.  Sensa Bues AB has entered into a repayment agreement with the vendor in this regard (Note 2 (c) and Note 8 (c)).  Subsequent to the year ended April 30, 2021, the related party vendor revoked the claim and has submitted an undertaking that no claim against the Company will be initiated at least the next twelve months following July 1, 2021.

The Company establishes provisions when available information indicates that a loss is probable and an amount or range of loss can be reasonably estimated. These assessments are performed based on the information available to management and involve a significant management judgment to determine the probability and estimated amounts of potential losses, if any.  As of April 30, 2021 and 2020, the Company has not accrued any amount in terms of the above-noted.

11.	SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to October 4, 2021, the date the consolidated financial statements were issued, pursuant to the requirements of ASC 855 and has determined the following material subsequent events:

There was subscription receivable for 420,000 ordinary common shares equivalent to share capital of $4,200 amounting to $27,300 recorded as of April 30, 2021. The subscription of these shares was fully collected in May 2021. (Note 9 (b)).

SENSASURE TECHNOLOGIES, INC.

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. Dollars, except share data or otherwise stated)

FOR THE THREE MONTHS PERIOD

JULY 31, 2021 AND 2020

SENSASURE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In U.S. Dollars, except share data or otherwise stated)

as of July 31, 2021 and April 30, 2021

	Note	July 31, 2021 Unaudited	April 30, 2021 Audited
		US$	US$
ASSETS
Current Assets:
Cash	3 (b)	60,633	144,129
Restricted cash held in trust	3 (b)	552,948	555,648
Accounts receivable		-	583
Subscription receivable	4, 8 (b)	-	27,300
Prepayments and other receivables		3,734	6,852
Total current assets		617,315	734,512
TOTAL ASSETS		617,315	734,512

LIABILITIES AND STOCKHOLDERS’ DEFIECIENCY
Current liabilities:
Accounts payable and accrued liabilities to third parties	5	127,894	129,021
Accounts payable and accrued liabilities to a related party	7 (c)	257,595	249,400
Demand loan	6	88,015	89,838
Loans from related parties	7 (b)	99,320	101,377
Amount due to related parties	7 (a)	84,282	49,064
Total current liabilities		657,106	618,700

Long term payable to a related party	7 (c)	224,846	229,504
Total Liabilities		881,952	848,204

STOCKHOLDERS’ DEFICIENCY
Class A Preferred stock, $0.001 par value, 5,000,000 authorized at July 31, 2021 and April 30, 2021, respectively. Issued and outstanding shares: 24,371 and 24,371 as at July 31, 2021 and April 30, 2021, respectively.	8	24	24
Class B Preferred Stock, $0.001 par value, 5,000,000 authorized at July 31, 2021 and April 30, 2021, respectively. Issued and outstanding shares: 31,500 as at July 31, 2021 and April 30, 2021, respectively.	8	-	-
Common stock, $0.01 par value, 250,000,000 authorized at July 31, 2021 and April 30, 2021, respectively. Issued and outstanding common shares: 47,715,183 and 47,295,183 at July 31, 2021 and April 30, 2021, respectively.	8	268,151	252,951
Shares to be issued (Nil and 420,000 common shares at July 31, 2021 and April 30, 2021 respectively)	8	-	27,300
Additional paid-in capital		3,986,150	3,948,919
Accumulated other comprehensive loss		(274,241)	(284,946)
Accumulated deficit		(3,741,839)	(3,583,385)
TOTAL EQUITY ATTRIBUTABLE TO EQUITY HOLDERS OF THE COMPANY		238,245	360,863
TOTAL DEFICIT ATTRIBUTABLE TO NON-CONTROLLING INTERESTS		(851,625)	(823,298)
LEGAL RESERVE		348,743	348,743
TOTAL DEFICIT		(264,637)	(113,692)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY		617,315	734,512

Reverse Capitalization (Note 1)

Commitments and contingencies (Note 9)

Subsequent events (Note 10)

The accompanying notes are an integral part of the condensed interim consolidated financial statements.

SENSASURE TECHNOLOGIES, INC.

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF LOSS

FOR THE THREE MONTHS ENDED JULY 31, 2021 AND 2020

(In U.S. Dollars, except share data or otherwise stated)

	Note	Three Months Ended July 31, 2021 (unaudited)	Three Months Ended July 31, 2020 (unaudited)
		$	$
REVENUE	3	-	3,455

EXPENSES
General and administrative expense	8 (b)	(156,054)	(32,674)
Research and development expense	3, 7 (c)	(21,964)	(16,102)
TOTAL OPERATING EXPENSES		(178,018)	(48,776)

Interest expenses, net	7	(12,498)	(10,781)
Other expenses		(27)	(10)
NET LOSS BEFORE INCOME TAXES		(190,543)	(56,112)
Income taxes		-	-
NET LOSS		(190,543)	(56,112)
LESS: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS		32,089	15,103
NET LOSS ATTRIBUTABLE TO THE COMPANY		(158,454)	(41,009)

LOSS PER SHARE, BASIC AND DILUTED		(0.003)	(0.003)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING		47,636,922	13,373,897

The accompanying notes are an integral part of the condensed interim consolidated financial statements.

See effect of reverse capitalization (Note 1)

SENSASURE TECHNOLOGIES, INC.

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED JULY 31, 2021 AND 2020

(In U.S. Dollars, except share data or otherwise stated)

	Note	Three Months Ended July 31, 2021 (unaudited)	Three Months Ended July 31, 2020 (unaudited)
		$	$
NET LOSS FOR THE YEAR		(190,543)	(56,112)
Foreign currency translation adjustments		14,467	(76,948)
TOTAL COMPREHENSIVE LOSS FOR THE YEAR		(176,076)	(133,060)

Attributable to:
COMMON SHAREHOLDERS OF THE COMPANY		(147,749)	(97,246)
NON-CONTROLLING INTERESTS		(28,327)	(35,814)
		(176,076)	(133,060)

The accompanying notes are an integral part of the condensed interim consolidated financial statements.

SENSASURE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY (unaudited)

(In U.S. Dollars, except share data or otherwise stated)

FOR THE THREE MONTHS ENDED JULY 31, 2021 AND 2020

	Common Stock		Class A Preferred Stock		Class B Preferred Stock		Shares to be issued		Additional paid-in Capital	Accumulated Other Comprehensive Income	Accumulated deficit	Equity	Non- controlling	Legal
	Shares	US$	Shares	US$	Shares	US$	US$	US$	US$	US$	US$	(Deficit)	interests	Reserve	Total
Balance at April 30, 2020 (audited)	13,015,248	130,152	-	-	-	-	-	-	2,519,267	(224,431)	(2,758,187)	(333,199)	(762,384)	367,346	(728,237)
Issuance of shares pursuant to private placement (Note 8 (b))	499,935	4,999	-	-	-	-	-	-	94,644	-	-	99,643	-	-	99,643
Loss for the year	-	-	-	-	-	-	-	-	-	-	(41,009)	(41,009)	(15,103)	-	(56,112)
Foreign translation adjustment	-	-	-	-	-	-	-	-	-	(56,237)	-	(56,237)	(20,711)	-	(76,948)
Effect of dilution of non-controlling interests	-	-	-	-	-	-	-	-	-	-	(28,150)	(28,150)	28,150	-	-
Balance at July 31, 2020 (unaudited)	13,515,183	135,151	-	-	-	-	-	-	2,613,911	(280,668)	(2,827,346)	(358,952)	(770,048)	367,346	(761,654)

Balance at April 30, 2021 (audited)	47,295,183	252,951	24,371	24	31,500	-	420,000	27,300	3,948,919	(284,946)	(3,583,385)	360,863	(823,298)	348,743	(113,692)
Issuance of shares pursuant to private placement (Note 4 and Note 8 (b))	420,000	4,200	-	-	-	-	(420,000)	(27,300)	23,100	-	-	-	-	-	-
Amortization of vested shares (Note 8 (b))	-	11,000	-	-	-	-	-	-	14,131	-	-	25,131	-	-	25,131
Loss for the period	-	-	-	-	-	-	-	-	-	-	(158,454)	(158,454)	(32,089)	-	(190,543)
Foreign translation adjustment	-	-	-	-	-	-	-	-	-	10,705	-	10,705	3,762	-	14,467
Balance at July 31, 2021 (unaudited)	47,715,183	268,151	24,371	24	31,500	-	-	-	3,986,150	(274,241)	(3,741,839)	238,245	(851,625)	348,743	(264,637)

The accompanying notes are an integral part of the condensed interim consolidated financial statements.

*See effect of reverse capitalization (Note 1)

SENSASURE TECHNOLOGIES, INC.

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED JULY 31, 2021 AND 2020

(In U.S. Dollars, except share data or otherwise stated)

	Three months Ended July 31, 2021 (unaudited)	Three months Ended July 31, 2020 (unaudited)
	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(190,543)	(56,112)
Adjustments for:
Amortization of vested shares (Note 8 (b))	25,131	-
Changes in:
Accounts receivable	578	-
Prepayments and other receivables	(3,013)	(1,709)
Accounts payable and accrued liabilities to third parties and a related party	(9,879)	11,357
Amounts due to related parties	(44,838)	22,998
Long term payable to a related party	219,549	-
Net cash used in operating activities	(126,862)	(23,465)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares (Note 4 and Note 8 (b))	27,300	99,643
Repayment to demand loans	-	(31)
Proceeds from related party loans	-	42,716
Net cash provided by financing activities	27,300	143,328

Effect of exchange rate changes on cash and restricted cash held in trust	13,366	18,937
Net increase (decrease) in cash and restricted cash held in trust	(86,196)	137,800
Cash and restricted cash held in truest at the beginning of period	699,777	85,962
Cash and restricted cash held in trust at the end of period	613,581	223,762

Supplemental cash flows information
Income tax paid	-	-
Interest paid	-	-

The accompanying notes are an integral part of the condensed interim consolidated financial statements.

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED JULY 31, 2021 AND 2020

1.	DESCRIPTION OF BUSINESS

SensaSure Technologies, Inc. (“SensaSure” or “Company”) was incorporated on September 8, 2020 under the laws of the State of Nevada with an authorized share capital of 250,000,000 common shares, 5,000,000 of Class A and 5,000,000 Class B preferred shares. The Company did not issue any number of common shares, Class A and Class B preferred shares before December 21, 2020.

Sensa Bues AB (“Sensa Bues AB”) was incorporated in the Kingdom of Sweden in November 2009. Sensa Bues AB owns the core intellectual properties for the design of sample collection devices and the validated methodologies to collect, extract and detect the non-volatile substances presented within aerosols in exhaled breath. These aerosols, which originate from the lungs and blood, are captured using electret-based filter technologies.  This non-invasive breath-based biological sample collection and testing methodology is called Exa-Breath (“EB”) technology.

Sensa Bues AB performs medical device design and research focusing on developing and commercializing EB for disease detection, exposure monitoring, and drug metabolism.

On December 21, 2020, the Company completed a reverse recapitalization via a share exchange agreement with Sensa Bues AB and the shareholders who owned 270,339 common shares that represented 72.82% of the total issued and outstanding common shares in Sensa Bues AB. Under the share exchange agreement, the shareholders of Sensa Bues AB, agreed to exchange their shares of Sensa Bues AB for common shares of SensaSure at an exchange ratio of 1:49.99. Pursuant to the share exchange transactions (see share exchange agreement noted above), SensaSure issued a total of 13,515,183 common shares and the then-shareholders of Sensa Bues AB hold their ownership of Sensa Bues AB through SensaSure (Note 8 (b)). Upon completion of the share exchange transaction, SensaSure became the controlling shareholder that owned 74.82% the total issued and outstanding common shares in Sensa Bues AB and parent company of Sensa Bues AB (“Subsidiary”). No goodwill or other intangible assets were recorded during the reverse capitalization. The historical financial statements of Sensa Bues AB became the historical financial statements of the combined entities that are disclosed in registrant’s future periodic reports to be filed the SEC. As noted earlier, this transaction has been accounted for reverse acquisition, the operating results included in this discussion reflect the historical operating results of Sensa Bues AB prior to the reverse capitalization transaction.

During April 2021, the Company increased its ownership interest in Sensa Bues AB pursuant to private placements completed by Sensa Bues AB where 277,296 common shares and 93,032 common shares were issued to the Company and noncontrolling interests respectively. (Note 8 (b)).

On July 31, and April 30, 2021, the Company owned 74% (74% - 2021) of the total issued and outstanding common shares in Sensa Bues AB.

2.	BASIS OF PRESENTATION, MEASUREMENT AND CONSOLIDATION

(a)	Basis of Presentation

The accompanying unaudited condensed interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the Company’s audited consolidated financial statements for the years ended April 30, 2021 and 2020 and their accompanying notes.

The accompanying unaudited condensed interim consolidated financial statements are expressed in United States dollars (“USD”). In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of financial position and results of operations for the interim periods presented have been reflected herein. Operating results for the interim periods presented herein are not necessarily indicative of the results that may be expected for the year ending April 30, 2022. The Company’s fiscal year-end is April 30.

The unaudited condensed interim consolidated financial statements include the accounts of the Company and its less than wholly owned subsidiary, Sensa Bues AB. Significant intercompany accounts and transactions have been eliminated.

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED JULY 31, 2021 AND 2020

(continued)

(b)	Basis of Consolidation

Sensa Bues AB and SensaSure were deemed to be under common control. Accordingly, the combination of the two entities has been accounted for as a reorganization of entities under common control in accordance with ASC 805 guidelines, whereby the resulting controlling entity, namely, SensaSure recognized the assets and liabilities of the Sensa Bues AB transferred at their carrying amounts with a carry-over basis. The reorganization of entities under common control was retrospectively applied to the financial statements of all prior periods when the financial statements are issued for a period that includes the date the share exchange transaction occurred.

Equity interests in Sensa Bues AB held by parties other than SensaSure are presented as non-controlling interests in equity.

(c)	Liquidity and going concern

The Company is in the early stages of commercializing its product and in the process of its initial public offering. It is concurrently in development mode, operating research and development programs in order to develop an ecosystem of technologies and commercialize other proposed products. The Company has incurred recurring losses from operations, and as at July 31, 2021 and April 30, 2021, had an accumulated deficit of $3,741,839 and $3,583,385 respectively, a working capital deficiency of $39,791 and working capital surplus of $115,812 respectively. The Company, during year ended April 30, 2021 and April 30, 2020, through several private placements, raised $893,014 and $121,825 respectively (Note 8 (b)). On March 30, 2021, Sensa Bues AB, through an agreement with a vendor that is controlled by a then-director of Sensa Bues AB, modified the payment term of payable balance in the amount of $333,744 to settle the payable balance in seven installments (Note 5 and Note 7 (c)). During the year ended April 30, 2021, the Company, Sensa Bues AB and a director of the Company reached an agreement to settle account payable in the amount of $326,337 by issuing options to purchase common shares of Sensa Bues AB with a guarantee of subscription of the Company’s common shares upon exercise of the option by the optionee (Note 7 (a) and Note 8 (b)).

The Company’s operating plan is predicated on a variety of assumptions including, but not limited to, the level of product demand, cost estimates, its ability to continue to raise additional financing and the state of the general economic environment in which the Company operates. There can be no assurance that these assumptions will prove to be accurate in all material respects, or that the Company will be able to successfully execute its operating plan. In the absence of additional appropriate financing, the Company may have to modify its operating plan or slow down the pace of development and commercialization of its proposed products.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated.

These unaudited condensed interim consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance their future operations primarily through cash flow from capital contributions from the shareholders of the Company. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the shareholders of the Company indicated the intent and ability to provide additional equity financing.

In December 2019, a novel strain of coronavirus (COVID-19) emerged. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally.

During 2020, as a result of COVID-19 infections having been reported throughout both the United States and Sweden, certain national, provincial, state and local governmental issued proclamations and/or directives aimed at minimizing the spread of COVID-19. Due to the disruption of the COVID-19 crisis, the Company’s business activities might be subject to certain level of adverse impact. To the date of the issuance of these condensed interim consolidated financial statements, the Company is still assessing the impact on its business, results of operations, financial position and cash flows, which will be accounted for when the reliable estimates will become available.

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED JULY 31, 2021 AND 2020

(continued)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Revenue Recognition

The Company adopted Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers” (“ASC 606”) on May 1, 2018. In accordance with ASC 606, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services by applying the core principles – 1) identify the contract with a customer, 2) identify the performance obligations in the contract, 3) determine the transaction price, 4) allocate the transaction price to performance obligations in the contract, and 5) recognize revenue as performance obligations are satisfied.

The Company sells devices with collection mechanism for biological samples based upon exhaled breath. Revenue is recognized upon delivery of devices (at a point in time). In order to recognize revenue, management considers whether or not the following criteria are met: persuasive evidence of a commercial arrangement exists, price is fixed and determinable and collectability is reasonably assured and delivery has occurred.

(b)	Cash and restricted cash held in trust

Cash includes cash on hand and balances with banks. Restricted cash includes proceeds from private placements completed by the Company during year ended April 30, 2021 and three months ended July 31, 2021 that are held in an escrow account. As per the share subscription agreements from January to April 2021, and the Escrow Agreement dated January 26, 2021, restricted cash can only be used for expenses related to listing process and for professional expenses of the first eighteen months’ statutory filings from the date the Company successfully completes the listing process.

(c)	Non-controlling interests

The non-controlling interests represent the portion of the equity (net assets) in the subsidiary not directly or indirectly attributable to the Company. Non-controlling interests are presented as a separate component of equity on the consolidated balance sheets, statements of loss, statements of comprehensive loss and statements of stockholders’ deficiency attributed to controlling and non-controlling interests.

(d)	Critical management judgment and use of estimates

The preparation of the condensed interim consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas involving significant estimates and assumptions include: deferred income tax assets and related valuation allowance, accruals, stock options, principles of consolidation and reverse recapitalization and assumptions used in the going concern assessment. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

(e)	Accounts receivable

Accounts receivable consists of amounts due to the Company from research institutions. Accounts receivable is reported on the balance sheets net of an estimated allowance for doubtful accounts. The Company establishes an allowance for doubtful accounts for estimated uncollectible receivables based on historical experience, assessment of specific risk, review of outstanding invoices, and various assumptions and estimates that are believed to be reasonable under the circumstances, and recognizes the provision as a component of selling, general and administrative expenses. Uncollectible accounts are written off against the allowance after appropriate collection efforts have been exhausted and when it is deemed that a balance is uncollectible.

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED JULY 31, 2021 AND 2020

(continued)

(f)	Research and development

Research and development and patent related expenses are charged to operations as incurred.

(g)	Stock based compensation

The Company accounts for share-based payments in accordance with the provision of ASC 718, which requires that all share-based payments issued to acquire and compensate for goods or services received, including grants of employee shares, be recognized in the statement of loss based on their fair values, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Compensation expense related to share-based awards is recognized over the requisite service period, which is generally the vesting period.

The Company accounts for stock-based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable. The Company issues compensatory shares for services including, but not limited to, executive, management, operations, corporate communication, finance and administrative consulting services.

(h)	Foreign Currency Translation

The functional currency of the Company’s Swedish-based subsidiary is the Swedish Krona (“SEK”) and the US-based parent is the U.S. dollar (“USD”). Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities are translated using the historical rate on the date of the transaction. All exchange gains or losses arising from translation of these foreign currency transactions are included in net loss for the reporting period. In translating the financial statements of the Company’s Swedish subsidiary from their functional currency into the Company’s reporting currency of USD, balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using an average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in accumulated other comprehensive loss in equity. The Company has not, to the date of these condensed interim consolidated financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

(i)	Fair Value of financial instruments

The Company’s financial instruments consist primarily of cash and restricted cash held in trust, accounts receivable, subscription receivable, other receivables, accounts payable and accrued liabilities, demand loans, loans from related parties, amounts due to related parties. The carrying amounts of these balances approximate their fair values due to the short-term maturities of these instruments. The carrying value of long term payable to a related party approximates its fair values due to current market rate on such debt.

ASC 820 defines fair value, establishes a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

●	Level 1 – Valuation based on quoted market prices in active markets for identical assets or liabilities.

●	Level 2 – Valuation based on quoted market prices for similar assets and liabilities in active markets.

●	Level 3 – Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED JULY 31, 2021 AND 2020

(continued)

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments or interest rates that are comparable to market rates. These financial instruments include cash and restricted cash held in trust, accounts receivable, subscription receivable, other receivables, accounts payable and accrued liabilities, demand loans, loans from related parties, amounts due to related parties and long term payable to a related party. The Company’s cash and restricted cash held in trust, which is carried at fair values, is classified as a Level 1. The Company’s bank accounts are maintained with financial institutions of reputable credit, therefore, bear minimal credit risk.

(j)	Income Taxes

Income taxes are computed under the asset and liability method reflecting both current and deferred taxes, which reflect the tax impact of all events included in the financial statements. The balance sheet approach (i) reflects a current tax liability or asset recognized for estimated taxes payable or refundable on tax returns for the current and prior years, (ii) reflects a deferred tax liability or asset recognized for the estimated future tax effects attributable to temporary differences and carryforwards, (iii) measures current and deferred tax liabilities and assets using the enacted tax rate of which the effects of future changes in tax laws or rates are not anticipated, and (iv) reduces deferred tax assets, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. The Company recognizes deferred tax assets only to the extent that management concludes these assets are more-likely-than-not to be realized. Significant judgement is required in assessing and estimating the more-likely-than-not tax consequences of the events included in the financial statements. Management considers all available positive and negative evidence, including future reversals of existing temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. Eos records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (i) management determines whether it is more likely- than-not that the tax position will be sustained on the technical merits of the position and (ii) for those tax positions that meet the more likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

(k)	Loss per share

The Company has adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 260-10 which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings (loss) per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflect the potential dilution of securities that could share in the earnings of an entity. Diluted earnings per share exclude all potentially dilutive shares if their effect is anti-dilutive. There were no potentially dilutive shares outstanding as at July 31, 2021 and 2020.

(l)	Operating Segments

Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. All revenues are currently earned in Sweden and significantly all of the assets of the Company are used for the Company’s medical device design and research and distribution activities that is carried out in Sweden. The Company has one reportable segment and operating segment: Medical device design and research and distribution.

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED JULY 31, 2021 AND 2020

(continued)

(m)	Recently issued accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326) - Measurement of Credit Losses on Financial Instruments.” This pronouncement, along with subsequent ASUs issued to clarify provisions of ASU 2016-13, changes the impairment model for most financial assets and will require the use of an “expected loss” model for instruments measured at amortized cost. Under this model, entities will be required to estimate the lifetime expected credit loss on such instruments and record an allowance to offset the amortized cost basis of the financial asset, resulting in a net presentation of the amount expected to be collected on the financial asset. In developing the estimate for lifetime expected credit loss, entities must incorporate historical experience, current conditions, and reasonable and supportable forecasts. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. On November 19, 2019, the FASB issued ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), finalized various effective date delays for private companies, not-for-profit organizations, and certain smaller reporting companies applying the credit losses (CECL), the revised effective date is January 2023.

In July 2019, the FASB issued ASU 2019-07, Codification Updates to SEC Sections. This ASU amends various SEC paragraphs pursuant to the issuance of SEC Final Rule Releases No. 33-10532, Disclosure Update and Simplification, and Nos. 33-10231 and 33-10442, Investment Company Reporting Modernization. One of the changes in the ASU requires a presentation of changes in stockholders’ equity in the form of a reconciliation, either as a separate financial statement or in the notes to the financial statements, for the current and comparative year-to-date interim periods. The Company presented changes in stockholders’ equity as separate financial statements for the current and comparative year-to-date interim periods beginning on April 1, 2019. The additional elements of the ASU did not have a material impact on the Company’s condensed interim consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company is currently evaluating the impacts of the provisions of ASU 2019-12 on its financial condition, results of operations, and cash flows.

In March 2020, the FASB issued ASU No. 2030-20 Codification Improvements to Financial Instruments, An Amendment of the FASB Accounting Standards Codification: a)in ASU No. 2016-01, b) in Subtopic 820-10, c) for depository and lending institutions clarification in disclosure requirements, d) in Subtopic 470-50, e) in Subtopic 820-10, f) Interaction of Topic 842 and Topic 326, g) Interaction of the guidance in Topic 326 and Subtopic 860-20.The amendments in this Update represent changes to clarify or improve the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. For public business entities updates under the following paragraphs: a), b), d) and e) are effective upon issuance of this final update. The effective date for c) is for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company has adopted this ASU for the year ended April 30, 2021.

In April 2021, The FASB issued ASU 2021-04 to codify the final consensus reached by the Emerging Issues Task Force (EITF) on how an issuer should account for modifications made to equity-classified written call options (hereafter referred to as a warrant to purchase the issuer’s common stock). The guidance in the ASU requires the issuer to treat a modification of an equity-classified warrant that does not cause the warrant to become liability-classified as an exchange of the original warrant for a new warrant. This guidance applies whether the modification is structured as an amendment to the terms and conditions of the warrant or as termination of the original warrant and issuance of a new warrant. The Company does not expect that the new guidance will significantly impact its condensed interim consolidated financial statements.

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED JULY 31, 2021 AND 2020

(continued)

4.	SUBSCRIPTION RECEIVABLE

During the year ended April 30, 2021, SensaSure, via several private placements with proceeds of $793,000 for 12,200,000 common shares subscribed, issued 11,780,000 common shares. The proceeds received was reflected as an increase in common stock in amount of $117,800 and additional paid-in capital in amount of $647,900 respectively. The Company recognized a subscription receivable and shares to be issued in amount of $27,300 at April 30, 2021. The number of shares to be issued was 420,000. The Company received the subscription proceeds during three months ended July 31, 2021 and issued 420,000 common shares accordingly (Note 8 (b)).

5.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES TO THIRD PARTIES

	July 31, 2021	April 30, 2021
Accounts payable	$41,580	$56,555
Accrued liabilities	86,314	72,466
	$127,894	$129,021

6.	DEMAND LOANS

At July 31, 2021 and April 30, 2021, the Company had a balance in demand loan from a third party of $nil and $nil respectively. The loan had an interest rate of 9.26% per annum. The loan was fully paid during year ended April 30, 2021. For the three months ended July 31, 2021 and 2020, interest expense was $nil and $874, respectively.

At July 31, 2021 and April 30, 2021, the Company had balances in demand loans from several noncontrolling interests in Sensa Bues AB and a shareholder totaling $34,258 and $34,945 respectively. The loans had an interest rate is 20% per annum. For the three months ended July 31, 2021 and 2020, interest expense was $1,711 and $1,670, respectively.

At July 31, 2021 and April 30, 2021, the Company had balance in demand loans from a party who has a noncontrolling interests in Sensa Bues AB of $53,757 and $54,893 respectively. The loans had an interest rate is 2% per annum. For the three months ended July 31, 2021 and 2020, interest expense was $1,050 and $977, respectively.

7.	RELATED PARTIES TRANSACTIONS

The Company had the following balances and transaction with related parties except disclosed in other notes.:

(a)	Amounts due to related parties

At July 31, 2021 and April 30, 2021, salary payable to CEO of the Company who is also a director of Sensa Bues AB included in amounts due to related parties was $80,643 and $45,350 respectively.

On March 31, 2021, the Company, Sensa Bues AB and CEO of the Company who is also a director of Sensa Bues AB reached an agreement to settle account payable in the amount of $326,337 by issuing options to purchase common shares of Sensa Bues AB with a guarantee of subscription of the Company’s common shares upon exercise of the option by the optionee (Note 2 (c) and Note 8 (b)). The agreement allows the director to subscribe aggregated 3,400 common shares of Sensa Bues AB. The term of the Agreement is for thirty-six months from March 31, 2021. The Company guaranteed that it shall purchase shares of the optionee during the term of the agreement based on the formula of 50 common shares of the Company for each one shares the optionee subscribed of Sensa Bues AB.

At July 31, 2021 and April 30, 2021, expenses paid on behalf of the Company by two former directors of Sensa Bues AB included in amounts due to related parties was $2,941 and $3,001 respectively.

At July 31, 2021 and April 30, 2021, amounts payable to a former director of Sensa Bues AB included in amounts due to related parties was $698 and $713 respectively.

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED JULY 31, 2021 AND 2020

(continued)

(b)	Loans from related parties

At July 31, 2021 and April 30, 2021, balances of loan from a former director of Sensa Bues AB were $64,266 (SEK550,000) and $65,597 (SEK550,000) respectively. The loan is unsecured, bearing interest at 2% per annum and due on demand. The interest expense was $325 and $80 for three months ended July 31, 2021 and 2020 respectively. During the year ended April 30, 2020, pursuant to a private placement transaction completed by Sensa Bues AB, loan balance in amount of $30,468 (SEK300,000) was converted to 3,125 common shares of Sensa Bues AB (Note 8 (b)).

At July 31, 2021 and April 30, 2021, balances of loan from a former director of Sensa Bues AB were $35,054 (SEK300,000) and $35,780 (SEK300,000) respectively. The loan is unsecured, bearing interest at 2% per annum and due on demand. The interest expense was $177 and $161 for three months ended July 31, 2021 and 2020 respectively. During the year ended April 30, 2020, pursuant to a private placement transaction completed by Sensa Bues AB, loan balance in amount of $30,468 (SEK300,000) was converted to 3,125 common shares of Sensa Bues AB (Note 8 (b)).

(c)	Payable and interest accrual to a related party

On March 30, 2021, Sensa Bues AB, through a settlement agreement with a vendor that in controller by a former director of Sensa Bues AB, modified the payment term of accounts payable balance related to professional services provided in the amount of $333,744 (SEK2,798,280), and the parties agreed to settle the accounts payable balance in seven installments (Note 2 (c)) and the last payment date was extended to August 2023. Management has evaluated the terms of the agreement in accordance with the guidance provided by ASC 470 and concluded that there is no extinguishment accounting applicable to the modification. The payment modification did not include overdue invoices related interest accruals. At July 31, 2021 and April 30, 2021, the accounts payable balance related to professional services provided by the related party vendor that was not included in the above settlement was $7,168 and $6,677 respectively. At July 31, 2021, the current portion of the modified payable balance was $102,124 (SEK874,000) and the long term portion was $224,846 (SEK1,924,280).

The future commitments for long term payable are as below:

For year ended April 30,	$
2023	204,248
2024	20,598
Total	224,846

As at July 31, 2021, the interest accrual balance related to overdue invoices from the related party vendor was $148,303 and was included in accounts payable and accrued liabilities to a related party.

As at July 31, 2021, the total accounts payable and accrued liabilities to the related party was $257,595.

For three months ended July 31, 2021 and 2020, the interest expense was $9,943 and $8,089 respectively.

For the three months ended July 31, 2021 and 2020, the total purchase from the related party representing the research and development and patent expense was in amount of $21,964 and $16,102 respectively.

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED JULY 31, 2021 AND 2020

(continued)

8.	STOCKHOLDERS’ DEFICIENCY

(a)	Authorized and Issued Stock

As at July 31, 2021, the Company is authorized to issue 250,000,000 (April 30, 2021 – 250,000,000) shares of common stock ($0.01 par value).

As at July 31, 2021, the Company is authorized to issue 5,000,000 (April 30, 2021 – 5,000,000) shares of Class A preferred stock ($0.001 par value). Class A preferred stock has a conversion rate of 1 to 1,000 common shares and such conversion can occur subject to various performance condition, service conditions and lock up period that will vary for each of the issuances. When conversion is available it shall be at the discretion of the preferred shareholder. Sale of the converted shares shall not occur until sixty (60) months after a NASDAQ listing. There shall be no dividend rights assigned to the Class B preferred shares. There shall be no registration rights attached to the converted shares. Voting rights per preferred share are 1,000 common shares.

As at July 31, 2021, the Company is authorized to issue 5,000,000 (April 30, 2021 – 5,000,000) shares of Class B preferred stock ($0.001 par value). Class B preferred stock has a conversion rate of 1 to 1,000 common shares and such conversion can occur subject to various performance condition, service conditions and lock up period that will vary for each of the issuances. There shall be no dividend rights assigned to the Class B preferred shares. There shall be no registration rights attached to the converted shares. Vested common shares may become free trading when certain conditions are met. Each consultant to be advised of their specific conditions that must be met. Voting rights per share are equal to 1,000 common votes for each preferred share.

At July 31, 2021, common shares issued and outstanding totaled 47,715,183 (2021 – 47,295,183) shares (Note 8 (b)).

At July 31, 2021, there were 24,371 Class A shares of Preferred Stock that were issued and outstanding (2021 – 24,371) (Note 8 (b)).

At July 31, 2021, there were 31,500 Class B shares of Preferred Stock that were issued and outstanding (2021 – 31,500) (Note 8 (b)).

(b)	Share issuance

Share issuance during the year ended April 30, 2020

During the year ended April 30, 2020, Sensa Bues AB, via a private placement for proceeds of $165,920, issued 15,130 common shares to SensaSure. SensaSure’s common stock has been adjusted retrospectively to give effect for the exchange ratio upon the issuance and resulted in an issuance of 756,401 shares of common stock of SensaSure. Two directors of Sensa Bues AB participated in the private placement converted loan balances in amount of $60,936 (SEK 600,000) into 6,250 common shares of Sensa Bues AB (Note 7 (b)) and resulted in net proceeds of $104,353. The total consideration received was reflected as an increase in common stock in amount of $7,564 and additional paid-in capital in amount of $157,276 respectively.

During the year ended April 30, 2020, Sensa Bues AB, via several private placements for proceeds of $17,471, issued 1,283 common shares to noncontrolling interests. The proceeds were reflected as an increase of $17,471 in noncontrolling interests.

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED JULY 31, 2021 AND 2020

(continued)

Share issuance during the year ended April 30, 2021 and three months ended July 31, 2021

During the year ended April 30, 2021, Sensa Bues AB, via a private placement for proceeds of $99,643, issued 10,000 common shares to SensaSure. SensaSure’s common stock has been adjusted retroactively to give effect for the exchange ratio upon the issuance and resulted in issuance of 499,935 shares of common stock of SensaSure. The proceeds received was reflected as an increase in common stock in amount of $4,999 and additional paid-in capital in amount of $94,644 respectively.

On December 21, 2020, the Company completed a reverse recapitalization via a share exchange agreement with Sensa Bues AB and the shareholders who owned 270,339 common shares that represented 72.82% of the total issued and outstanding common shares in Sensa Bues AB. Under the share exchange agreement, the shareholders of Sensa Bues AB, agreed to exchange their shares of Sensa Bues AB for common shares of SensaSure at an exchange ratio of approximate 1:49.99. Pursuant to the share exchange transactions (see share exchange agreement noted above), SensaSure issued a total of 13,515,183 common shares and the then-shareholders of Sensa Bues AB hold their ownership of Sensa Bues AB through SensaSure. (Note 1). Shareholders agreed that from the Effective Date of share exchange agreement the Shareholders shall have up to 0 shares to sell when a trading market begins on the OTC Markets. Eighteen (18) months after the initial listing date of the shares on the NASDAQ Market, the Shareholder shall have 0 shares available to sell. Twenty-four (24) months after the initial listing date of the shares on the NASDAQ Market, the Shareholders shall have 0 shares available to sell. Any remaining shares held by the Shareholders may be sold subject to Rule 144 trading requirements and Officer/Director restrictions, if applicable. The Shareholders will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any of the Securities or any securities convertible into, exercisable or exchangeable for or that represent the right to receive shares of Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise; Shareholders further agreed that any sale of the Securities for twelve months following the end of the Lock Up Period shall be subject to the volume restrictions of Rule 144.

During the year ended April 30, 2021, Sensa Bues AB, via several private placements for proceeds of $27,671, issued 93,032 common shares to noncontrolling interests. The proceeds were reflected as an increase of $27,671 in noncontrolling interests.

During the year ended April 30, 2021, SensaSure acquired an additional 267,296 common shares of Sensa Bues AB for cash consideration of $80,800. The additional investment in Sensa Bues AB and the corresponding increase in Sensa Bues AB’ share capital was eliminated upon consolidation and had no cash flow impact.

During the year ended April 30, 2021, SensaSure, via several private placements with proceeds of $793,000 for 12,200,000 restricted common shares, issued 11,780,000 common shares. The subscribers entered into lock up agreement pursuant to which (1) The Shareholders shall 1,715,800 of the shares subscribed to sell when a trading market begins on the OTC Markets; (ii) The Shareholders shall have 5,346,000 of their remaining shares available to sell Six (6) months after the initial listing date of the shares on the NASDAQ Market; (iii) The Shareholders shall have their remaining shares for trading Eighteen (18) months after the initial listing date of the shares on the NASDAQ Market; and (iv) In the event the stock does not begin trading on the NASDAQ Market within a period of Thirty-Six (36) months after the execution of the Share Exchange Agreement, the Shareholders shall have up to Thirty Percent (30%) of their remaining shares available to sell after the initial listing date of the shares on the OTC Market. The balance of the Shareholder’s shares shall be available for trading Sixty (60) months after the initial listing date of the shares on the OTC Market (the “Lock Up Period”). The proceeds received was reflected as an increase in common stock in amount of $117,800 and additional paid-in capital in amount of $647,900 respectively. The Company recognized a subscription receivable in amount of $27,300 as well as shares to be issued at April 30, 2021. The number of shares to be issued was 420,000. The Company received the subscription proceeds during the three months ended July 31, 2021 to year end and issued 420,000 common shares accordingly (Note 4).

During the year ended April 30, 2021, SensaSure issued 22,000,000 common shares to directors of the Company for director services that starts from May 1, 2021 to April 30, 2026. The fair value of the shares issued, in amount of $502,614, was determined by allocating the Enterprise Equity Value on a fully-diluted basis. The fair value of the vested portion of share based compensation expenses, in the amount of $25,131, was amortized and recorded in general and administrative expenses as well as an increase in common stock in amount of $11,000 and additional paid in capital in amount of $14,131 respectively.

SENSASURE TECHNOLOGIES, INC.

NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED JULY 31, 2021 AND 2020

(continued)

During the year ended April 30, 2021, SensaSure issued 24,371 Class A Preferred Stock to directors of the Company for services provided. The fair value of the shares issued, in amount of $360,795, was determined based on the common stock fair value and factoring in the conversion rights which are subject to performance condition. Estimates of the timing and successful completion of the performance conditions were made by management. The fair value of the shares issued was recorded as share-based compensation and included in general and administrative expenses with a credit of $24 and $360,771 in Class A Preferred Stock and additional paid-in capital respectively.

During the year ended April 30, 2021, SensaSure issued 31,500 Class B Preferred Stock to directors of the Company for services to be provided. The fair value of the shares issued, in amount of $502,952, was determined based on the common stock fair value and factoring in the conversion rights which are subject to performance conditions. Estimates of the timing and successful completion of the performance conditions were made by management. The fair value will be recorded as an expense as well as an increase in Class B Preferred Stock and additional paid-in capital upon satisfaction of the vesting conditions.

During the year ended April 30, 2021, the Company, Sensa Bues AB and a director of the Company reached an agreement to settle accounts payable in the amount of $326,337 by issuing options to purchase common shares of Sensa Bues AB with a guarantee of subscription of the Company’s common shares upon exercise of the option by the optionee (Note 2 and Note 5). The fair value of the stock option was determined by the fair value of the service provided by the director. The difference between the carrying amount of the liability settled and the fair value of options issued is nil. The term of the Agreement is for thirty-six months from March 31, 2021. The Company guaranteed that it shall purchase shares of the optionee during the term of the agreement based on the formula of 50 common shares of the Company for each one shares the optionee subscribed of Sensa Bues AB.

(c)	Legal Reserves

Pursuant to the laws applicable to the Kingdom of Sweden, the Company must make appropriations to non-distributable reserve funds at each year end. These reserves can only be used for specific purposes of enterprise expansion and are not distributable as cash dividends. The Company has appropriated $NIL and $18,603 during the three months ended July 31, 2021 and the year ended April 30, 2021.

9.	CONTINGENCY

One of the Subsidiary’s shareholders that is a noncontrolling interest initiated certain queries and concerns related to the Company and Sensa Bues AB. However, no legal proceedings have been filed or initiated against the Company and Sensa Bues AB.  These queries and concerns have been responded to and management believes there are no further open items in this regard.   In addition, a related party vendor filed a claim in a Swedish court against the Sensa Bues AB with regard to the amounts owed to the related party vendor.  Sensa Bues AB has entered into a repayment agreement with the vendor in this regard (Note 2 (c) and Note 7 (c)).  Subsequent to the year ended April 30, 2021, the related party vendor revoked the claim and has submitted an undertaking that no claim against the Company will be initiated at least the next twelve months following July 1, 2021.

The Company establishes provisions when available information indicates that a loss is probable and an amount or range of loss can be reasonably estimated. These assessments are performed based on the information available to management and involve a significant management judgment to determine the probability and estimated amounts of potential losses, if any.  As of July 31, 2021 and April 30, 2021, the Company has not accrued any amount in terms of the above-noted.

10.	SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to October 4, 2021, the date the condensed interim consolidated financial statements were issued, pursuant to the requirements of ASC 855 and has determined there are no material subsequent events to be addressed.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by us, other than underwriting discounts and commissions, upon completion of this offering. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee and the Nasdaq Global Market, or Nasdaq, listing fee.

Amount to Be Paid
SEC registration fee	$164
Printing and engraving expenses	5,000
Legal fees and expenses	150,000
Accounting fees and expenses	100,000
Miscellaneous expenses	50,000
Transfer agent and registrar’s fees	10,000
Total	$315,164

Item 14. Indemnification of Directors and Officers

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes (“NRS”).

Section 78.138 of the NRS provides that, unless the corporation’s Articles of Incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our Articles of Incorporation provide that no director or officer shall be personally liable to the corporation or any of its stockholders for damages for any breach of fiduciary duty as a director or officer except (i) for acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) for conduct violating the NRS, or (iii) for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of NRS provides unless otherwise restricted by the articles of incorporation, bylaws, or other agreement made by the corporation, a corporation may pay the expenses officers and directors incurred in defending a civil or criminal action, suit or proceeding, as incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company, Section 78.751 of the NRS further permits the company to grant its directors and officer’s additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our By-Laws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent and under all circumstances permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. Our By-Laws also provide that we will indemnify our directors and officers to the fullest extent permitted by the NRS and shall advance reasonable costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer in advance of final disposition of such proceeding without regard to any limitations set forth in the NRS 78.7502. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities

Since January 1, 2018, the registrant has sold the following securities without registration under the Securities Act of 1933:

We issued 11,850,000 shares of our common stock for the aggregate payment of $777,140 to 10 accredited investors.

No underwriters were involved in the foregoing sales of securities. The securities described in this Item 15 were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Regulation S, Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. All purchasers of shares of stock described above represented to us in connection with their purchase that they were accredited investors and were acquiring the shares for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

All of the foregoing securities are deemed restricted securities for purposes of the Securities Act. All certificates representing the issued shares of capital stock described in this Item 15 included appropriate legends setting forth that the securities have not been registered and the applicable restrictions on transfer.

Item 16. Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
3.1*	Certificate of Incorporation

3.2*	Amended Certificate of Incorporation

3.3*	By-Laws

3.4*	Certificate of Correction

3.5*	Certificate of Correction

5.1	Legal Opinion of Loeb & Loeb LLP

10.1†*	Employment Agreement for John Trainor

10.2†*	Addendum To Employment Agreement for John Trainor

10.3†*	Director Services Agreement for Michael Doron

10.4†*	Addendum To Director Services Agreement for Michael Doron

10.5†*	Director Services Agreement for Erik Savenstrand

10.6†*	Addendum To Director Services Agreement for Erik Savenstrand

10.7†*	Director Services Agreement for Jesper Petersen

10.8†*	Addendum To Director Services Agreement for Jesper Services

10.9†*	Director Services Agreement for Anders Olsson

10.10†*	Addendum To Director Services Agreement for Anders Olsson

10.11*	Share Exchange Agreement for Re-Domiciling

10.12†*	Preferred Services Agreement John Trainor

10.13†*	Preferred Services Agreement Michael Doron

10.14†*	Preferred Services Agreement John Trainor

10.15† *	Preferred Services Agreement Erik Savenstrand

10.16	Subscription Agreement

14.1*	Code of Ethics

23.1	Consent of Auditors

†	Indicates management contract or compensatory plan.

*	Previously filed.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes that:

(a)  For purposes of determining any liability under the Act, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act, shall be deemed to be part of this registration statement as of the time it was declared effective.

(b)  For the purpose of determining any liability under the Securities Act of 1933, as amended, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of November 2021.

SENSASURE TECHNOLOGIES, INC.

By:	/s/ JOHN TRAINOR
	Name:	John Trainor
	Title:	President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL DORON	Chairman of the Board of Directors	November 3, 2021
Michael Doron
NOTE: Principal executive officer and by at least a majority of the board of directors.

/s/ JOHN TRAINOR	President and Director	November 3, 2021
John Trainor

/s/ ERIK SAVENSTRAND	Director	November 3, 2021
Erik Savenstrand